Form 10-K, Exhibit 13
period 2009-12-31
MORGAN STANLEY SMITH BARNEY CHARTER ASPECT L.P.
filed 2010-03-29
CIK 914747

  MORGAN STANLEY SMITH BARNEY
  CHARTER SERIES
  December 31, 2009
  Annual Report


    [LOGO]

MORGAN STANLEY SMITH BARNEY CHARTER SERIES

HISTORICAL FUND PERFORMANCE

Presented below is the percentage change in Net Asset Value per Unit from the start of every calendar year each Fund has traded. Also provided is the inception-to-date return and the compound annualized return since inception for each Fund. PAST PERFORMANCE IS NO GUARANTEE OF FUTURE RESULTS.



                    1994    1995 1996 1997 1998   1999    2000  2001    2002   2003  2004   2005  2006   2007  2008   2009
FUND                 %       %    %    %    %      %       %     %       %      %     %      %     %      %     %      %
----------------------------------------------------------------------------------------------------------------------------
Charter Campbell.    --      --  --    --  --      --      --    --    (4.2)   16.3   3.9   9.7    3.1  (15.0) (2.2) (10.0)
                                                                      (3 mos.)
----------------------------------------------------------------------------------------------------------------------------
Charter Aspect...   (7.3)   21.9 4.0  26.2 5.1    (9.2)   23.8 (3.3)    29.1   (5.1) (5.6) (19.6) 10.5   4.4   23.9  (16.7)
                  (10 mos.)
----------------------------------------------------------------------------------------------------------------------------
Charter Graham...    --      --  --    --  --      2.9    22.0  9.7     36.8   16.1   1.3  (16.1)  4.6   13.2  32.3  (0.8)
                                                (10 mos.)
----------------------------------------------------------------------------------------------------------------------------
Charter WNT......    --      --  --    --  --     (7.2)   12.1 (11.3)   21.1   (0.6) (5.3) (0.6)  (2.4)  10.4  15.5  (12.1)
                                                (10 mos.)
----------------------------------------------------------------------------------------------------------------------------

                  INCEPTION-  COMPOUND
                   TO-DATE   ANNUALIZED
                    RETURN     RETURN
FUND                  %          %
---------------------------------------
Charter Campbell.   (2.1)      (0.3)

---------------------------------------
Charter Aspect...   87.2        4.0

---------------------------------------
Charter Graham...   188.9      10.3

---------------------------------------
Charter WNT......   14.4        1.2

---------------------------------------

DEMETER MANAGEMENT LLC

522 Fifth Avenue, 13th Floor
New York, NY 10036
Telephone (212) 296-1999

MORGAN STANLEY SMITH BARNEY CHARTER SERIES
ANNUAL REPORT
2009

Dear Limited Partner:

  This marks the eighth annual report for Morgan Stanley Smith Barney Charter Campbell L.P., the sixteenth annual report for Morgan Stanley Smith Barney Charter Aspect L.P., and the eleventh annual report for Morgan Stanley Smith Barney Charter Graham L.P. and Morgan Stanley Smith Barney Charter WNT L.P. The Net Asset Value per Unit for each of the four Morgan Stanley Smith Barney Charter Series Funds (formerly, Morgan Stanley Charter Series Funds) ("Fund(s)") as of December 31, 2009 was as follows:

                                                % CHANGE
                       FUNDS             N.A.V. FOR YEAR
                       ---------------------------------
                       Charter Campbell  $ 9.79  -10.0%
                       ---------------------------------
                       Charter Aspect    $18.72  -16.7%
                       ---------------------------------
                       Charter Graham    $28.89   -0.8%
                       ---------------------------------
                       Charter WNT       $11.44  -12.1%
                       ---------------------------------

  Since its inception in October 2002, Charter Campbell has returned -2.1% (a compound annualized return of -0.3%). Since its inception in March 1994, Charter Aspect has returned 87.2% (a compound annualized return of 4.0%). Since their inception in March 1999, Charter Graham has returned 188.9% (a compound annualized return of 10.3%) and Charter WNT has returned 14.4% (a compound annualized return of 1.2%).

  Detailed performance information for each Fund is located in the body of the financial report. (Note: all returns are net of all fees). For each Fund, we provide a chart that portrays trading gains and trading losses for the year in each sector in which the Fund participates.

  The trading results by sector charts indicate the year-to-date composite percentage returns generated by the specific assets dedicated to trading within each market sector in which each Fund participates. Please note that there is not an equal amount of assets in each market sector, and the specific allocations of assets by a Fund to each sector will vary over time within a predetermined range. Below each chart is a description of the factors that influenced trading gains and trading losses within each Fund during the year.

  Should you have any questions concerning this report, please feel free to contact Demeter Management LLC, 522 Fifth Avenue, 13th Floor, New York, NY 10036, or your Morgan Stanley Smith Barney Financial Advisor.

  I hereby affirm, that to the best of my knowledge and belief, the information contained in this report is accurate and complete. Past performance is no guarantee of future results.

Sincerely,
/s/ Walter J. Davis
Walter J. Davis
Chairman of the Board of Directors and President
Demeter Management LLC,
General Partner of
Morgan Stanley Smith Barney Charter Campbell L.P.
Morgan Stanley Smith Barney Charter Aspect L.P.
Morgan Stanley Smith Barney Charter Graham L.P.
Morgan Stanley Smith Barney Charter WNT L.P.

 Managed futures investments are speculative, involve a high degree of risk, use significant leverage, are generally illiquid, have substantial charges, are subject to conflicts of interest, and are suitable only for the risk capital portion of an investor's portfolio. Before investing in any managed futures investment, qualified investors should read the prospectus or offering documents carefully for additional information with respect to charges, expenses, and risks. PAST PERFORMANCE IS NO GUARANTEE OF FUTURE RESULTS.

 This report is based on information from multiple sources and Morgan Stanley Smith Barney makes no representation as to the accuracy or completeness of information from sources outside of Morgan Stanley Smith Barney.

                      This page intentionally left blank.

MORGAN STANLEY SMITH BARNEY CHARTER CAMPBELL L.P.
(FORMERLY, MORGAN STANLEY CHARTER CAMPBELL L.P.)

                         [CHART]

                         Year ended December 31, 2009
                        ------------------------------
Currencies                           4.13%
Global Interest Rates               -4.70%
Global Stock Indices                -0.40%
Energies                            -1.33%
Metals                               1.48%
Agriculturals                       -0.36%



Note:Reflects trading results only and does not include fees or interest income.

FACTORS INFLUENCING ANNUAL TRADING LOSSES:
.. The most significant trading losses were recorded within the global interest rate sector, primarily during April, June, July, August, October, and December. During April and June, losses were experienced from long positions in European and Australian fixed-income futures as prices reversed lower after a pledge from the Group of 20 ("G-20") leaders to support the global economy and as better-than-expected economic data reduced demand for the relative "safety" of government bonds. Additional losses were incurred during July and August from short positions in European and Japanese fixed-income futures as prices increased on investor sentiment that the slow pace of the global economic recovery and signs of moderate inflation might lead central banks in these regions to maintain low interest rates in the near term. Lastly, losses were incurred during October and December from long positions in U.S., European, and Japanese fixed-income futures as prices decreased on concerns that an unprecedented supply of government debt might outweigh demand, as well as on forecasts that the U.S. economy would expand in 2010.

.. Within the energy markets, losses were incurred primarily during March and May from short futures positions in crude oil and its related products as prices rose on hopes that government measures to support the U.S. economy would boost energy demand. During July and August, losses were recorded from long futures positions in crude oil and its related products as prices decreased due to above-average U.S. stockpiles. Additional losses were incurred during September from newly established short futures positions in crude oil and its related products as prices reversed higher after positive economic data boosted speculation of a rebound in energy demand. Further losses were experienced during October and December from newly established long futures positions in crude oil and its related products as prices dropped on speculation of waning energy demand.

MORGAN STANLEY SMITH BARNEY CHARTER CAMPBELL L.P.
(FORMERLY, MORGAN STANLEY CHARTER CAMPBELL L.P.)

FACTORS INFLUENCING ANNUAL TRADING LOSSES: (continued)


.. In the global stock index sector, losses were recorded primarily during March and April from short positions in U.S., British, and Pacific Rim equity index futures as prices increased after G-20 leaders indicated that participating governments and central banks would "take whatever further actions are necessary to stabilize the financial system." During October, long positions in U.S., British, and Pacific Rim equity index futures resulted in additional losses as prices reversed lower towards the end of the month amid speculation that European and U.S. financial institutions might need to raise more capital.

.. Additional losses were incurred within the agricultural markets, primarily during September, from short futures positions in coffee as prices rose during the first half of the month on concerns that adverse weather might disrupt harvests in Colombia and Brazil, the world's largest coffee-producing countries. Smaller losses were experienced during December from newly established long positions in coffee futures as prices decreased due to speculative selling.

FACTORS INFLUENCING ANNUAL TRADING GAINS:
.. Within the currency sector, gains were achieved primarily during February, March, June, July, September, and November. During February and March, long positions in the Australian dollar and New Zealand dollar versus the U.S. dollar resulted in gains as the value of the U.S. dollar decreased relative to most of its rivals following the U.S. Federal Reserve's surprise plans to begin a more aggressive phase of quantitative easing. During June, long positions in the Australian dollar versus the U.S. dollar recorded gains as the value of the Australian dollar increased relative to the U.S. dollar amid a rise in risk appetite, which boosted demand for higher-yielding currency assets. Additional gains were recorded during July, September, and November from long positions in the Australian dollar, New Zealand dollar, and Swiss franc versus the U.S. dollar as the value of the U.S. dollar declined relative to these currencies after improving global economic data reduced demand for the U.S. dollar as a "safe haven" currency. The value of the U.S. dollar was also pressured lower after the U.S. central bank indicated that it remained committed to its quantitative easing program. Meanwhile, the value of the Australian dollar and New Zealand dollar also moved higher in the wake of stronger gold prices.

.. In the metals markets, gains were experienced primarily during May, July, August, September, October, and November from long futures positions in silver as prices rose amid a decline in the value of the U.S. dollar. Additional gains were experienced from long positions in zinc and copper futures as prices increased throughout a majority of the last six months of the year after positive economic data boosted speculation that demand for base metals might rise.

MORGAN STANLEY SMITH BARNEY CHARTER ASPECT L.P.
(FORMERLY, MORGAN STANLEY CHARTER ASPECT L.P.)

                         [CHART]

                    Year ended December 31, 2009
                    ----------------------------
Currencies                   -3.25%
Global Interest Rates        -3.38%
Global Stock Indices          1.31%
Energies                     -4.96%
Metals                        0.48%
Agriculturals                 0.32%



Note:Reflects trading results only and does not include fees or interest income.

FACTORS INFLUENCING ANNUAL TRADING LOSSES:
.. The most significant trading losses were incurred within the energy markets, primarily during March, May, June, July, and September, from short futures positions in crude oil and its related products as prices increased on optimism that a possible rebound in global economic growth might boost energy demand. Newly established long futures positions in crude oil and its related products resulted in losses during October and December as prices declined after government reports showed a drop in U.S. consumer spending and a rise in U.S. inventories.

.. Within the global interest rate sector, losses were experienced primarily during January, June, October, and December. During January, losses were recorded from long positions in U.S. fixed-income futures as prices declined following news that debt sales might increase as governments around the world boosted spending in an effort to ease the deepening economic slump. Additional losses were incurred during June from long positions in U.S. and Australian fixed-income futures as prices moved lower amid rising investor confidence, which reduced demand for the relative "safety" of government bonds. Meanwhile, short positions in Japanese fixed-income futures resulted in losses as prices increased during the second half of June after the Bank of Japan indicated that it remained cautious about the Japanese economy. Further losses were experienced during October and December from long positions in U.S. fixed-income futures as prices decreased on concerns that an unprecedented supply of government debt might outweigh demand, as well as on forecasts that the U.S. economy would expand in 2010, thereby reducing demand for the relative "safety" of government bonds.

MORGAN STANLEY SMITH BARNEY CHARTER ASPECT L.P.
(FORMERLY, MORGAN STANLEY CHARTER ASPECT L.P.)

FACTORS INFLUENCING ANNUAL TRADING LOSSES: (continued)


.. In the currency sector, losses were recorded primarily during March, April, May, and July from short positions in the euro and British pound versus the U.S. dollar as the value of the U.S. dollar moved lower against most of its rivals after improving global economic data reduced demand for the U.S. dollar as a "safe haven" currency. Additional losses were incurred from long positions in the Japanese yen versus the U.S. dollar, primarily during June, as the value of the Japanese yen reversed lower relative to the U.S. dollar amid pessimism regarding the future growth of the Japanese economy. During October, short positions in the British pound versus the U.S. dollar resulted in further losses as the value of the British pound increased relative to the U.S. dollar amid better-than-expected economic data out of the United Kingdom. Further losses were experienced during December from long positions in the Japanese yen versus the U.S. dollar as the value of the U.S. dollar reversed higher against most of its major rivals on speculation that the U.S. Federal Reserve might raise interest rates earlier than expected.

FACTORS INFLUENCING ANNUAL TRADING GAINS:
.. Within the global stock index sector, gains were achieved primarily during January, February, May, June, August, September, November, and December. During January and February, short positions in European and Pacific Rim equity index futures resulted in gains as prices dropped on concerns that financial firms might need to raise additional capital and on a continued slowdown in global economic growth. Additional gains were recorded during June from short positions in European equity index futures as prices declined on speculation that a recent rally in the European equity markets might have outpaced the prospects for corporate earnings growth. During August and September, gains were experienced from newly established long positions in U.S., European, and Pacific Rim equity index futures as prices rose due to positive economic data and increased merger and acquisition activity in the technology sector. Further gains were achieved during November and December following a pledge from the G-20 nations to maintain stimulus measures, as well as fundamental signs that the global economy might be recovering.

.. In the metals markets, gains were recorded throughout a majority of the last six months of the year from long futures positions in gold as prices moved higher amid a decline in the value of the U.S. dollar. Additional gains were experienced from long positions in copper and zinc futures as prices rose during the third quarter following news that China's economy expanded during the second quarter of 2009 and Chinese manufacturing jumped in July, thereby spurring speculation that demand for base metals might rise. Further gains were recorded during November from existing long positions as copper and zinc futures prices were pressured higher due to reports that showed U.S. retail sales rose more than expected and Japan's third-quarter economic expansion was the fastest in two years.

.. Smaller gains were achieved in the agricultural sector, primarily during June, August, and December, from long positions in sugar futures as prices rose amid expectations of a drop in global production. During August, sugar prices moved sharply higher at the beginning of the month following reports of damaged crops in India and reduced yields in Brazil. Prices continued to climb in August and again in December, reaching a 28-year high, on deepening concerns that unfavorable weather in producing countries and rising import demand might worsen the global supply shortfall.

MORGAN STANLEY SMITH BARNEY CHARTER GRAHAM L.P.
(FORMERLY, MORGAN STANLEY CHARTER GRAHAM L.P.)

                          [CHART]

                           Year ended December 31, 2009
                           ----------------------------
Currencies                         2.91%
Global Interest Rates             -6.00%
Global Stock Indices              11.12%
Energies                          -2.51%
Metals                             2.55%
Agriculturals                      0.35%



Note:Reflects trading results only and does not include fees or interest income.

FACTORS INFLUENCING ANNUAL TRADING LOSSES:
.. The most significant trading losses were incurred within the global interest rate sector, primarily during January, April, June, July, August, October, and December. During January, losses were recorded from long positions in European fixed-income futures as prices decreased following news that debt sales might increase as governments around the world boosted spending in an effort to ease the deepening economic slump. European fixed-income futures prices then moved lower during April and June amid rising investor confidence, which reduced demand for the relative "safety" of government debt, thus resulting in further losses from long positions. Meanwhile, losses were experienced from short positions in Japanese fixed-income futures as prices increased during the second half of June after the Bank of Japan indicated that it remained cautious about the Japanese economy. During July, newly established short positions in U.S. and European fixed-income futures resulted in losses as prices moved higher on investor sentiment that the slow pace of the global economic recovery and signs of moderate inflation might lead central banks in these regions to maintain low interest rates in the near term. Additional losses were recorded during August from newly established long positions in European fixed-income futures as prices reversed lower at the beginning of the month amid a rise in the European equity markets. Lastly, losses were incurred during October and December from long positions in U.S. and European fixed-income futures as prices decreased on concerns that an unprecedented supply of government debt might outweigh demand.

MORGAN STANLEY SMITH BARNEY CHARTER GRAHAM L.P.
(FORMERLY, MORGAN STANLEY CHARTER GRAHAM L.P.)

FACTORS INFLUENCING ANNUAL TRADING LOSSES: (continued)


.. Within the energy markets, losses were experienced primarily during May from short positions in heating oil and gas oil as prices increased amid better-than-expected economic data in the U.S. and China, the world's largest consumers of energy. Additional losses were recorded during July and September from both long and short futures positions in crude oil and its related products as prices moved without consistent direction amid conflicting data regarding supply and demand. Smaller losses were incurred during December from long futures positions in crude oil and its related products as prices dropped on speculation of waning energy demand after the U.S. government reported a rise in inventories.

FACTORS INFLUENCING ANNUAL TRADING GAINS:
.. Within the global stock index sector, gains were achieved during January, February, May, July, August, September, November, and December. During January and February, short positions in U.S., European, and Pacific Rim equity index futures resulted in gains as prices dropped on concerns that financial firms might need to raise additional capital and a continued slowdown in global economic growth may further erode corporate earnings. Additional gains were experienced during May, July, August, and September from long positions in U.S., European, and Pacific Rim equity index futures as prices rose due to positive economic data and increased merger and acquisition activity in the technology sector. Further gains were achieved during November and December as global equity prices were pressured higher by a pledge from the G-20 nations to maintain stimulus measures, as well as signs that the global economy might be recovering.

.. In the currency sector, gains were recorded primarily during January, May, July, August, September, and November. During January, gains were experienced from short positions in the Australian dollar and New Zealand dollar versus the U.S. dollar as the value of the U.S. dollar moved higher against these currencies after a government report showed the U.S. trade deficit narrowed by the largest amount in 12 years. Newly established long positions in the Australian dollar, New Zealand dollar, and Canadian dollar versus the U.S. dollar resulted in additional gains during May, July, August, September, and November as the value of the U.S. dollar declined relative to these currencies after improving global economic data reduced demand for the U.S. dollar as a "safe haven" currency. The value of the U.S. dollar was also pressured lower by speculation that the U.S. Federal Reserve might keep borrowing rates low.

.. In the metals markets, gains were recorded primarily during May, July, August, September, and November from long futures positions in copper, aluminum, lead, and zinc as prices increased after positive economic data boosted speculation that demand for base metals might rise. Additional gains were achieved during November from long positions in gold and silver futures as prices increased due to a drop in the value of the U.S. dollar.

.. Smaller gains were experienced within the agricultural sector, primarily during February, May, July, August, September, and December from long positions in sugar futures as prices rose amid expectations of a drop in global production. As such, prices climbed to a 28-year high on deepening concerns that unfavorable weather in producing countries and rising import demand might worsen the global supply shortfall.

MORGAN STANLEY SMITH BARNEY CHARTER WNT L.P.
(FORMERLY, MORGAN STANLEY CHARTER WCM L.P.)

                         [CHART]

                 Year ended December 31, 2009
                 ----------------------------
Currencies                -1.37%
Global Interest Rates     -1.06%
Global Stock Indices      -1.44%
Energies                  -1.63%
Metals                     0.51%
Agriculturals              0.24%



Note:Reflects trading results only and does not include fees or interest income.

FACTORS INFLUENCING ANNUAL TRADING LOSSES:
.. The most significant trading losses were experienced within the energy markets, primarily during May, June, and July from short futures positions in crude oil and its related products as prices increased amid better-than-expected quarterly earnings reports and positive economic data. During August, newly established long futures positions in crude oil and its related products resulted in losses as prices reversed lower towards the end of the month due to above-average U.S. stockpiles. Additional losses were recorded during September from both long and short futures positions in crude oil and its related products as prices moved without consistent direction amid conflicting data regarding supply and demand. Further losses were incurred during October and December from long futures positions in crude oil and its related products as prices dropped on speculation of waning energy demand.

.. Within the global stock index sector, losses were incurred primarily during March, April, May, July, and August, from short positions in U.S., European, and Pacific Rim equity index futures as prices rose during the first half of the year on speculation that government programs might revive economic growth. Additional losses were experienced during July and August from short positions in U.S., European, and Pacific Rim equity index futures as prices were pressured higher by positive economic data and increased merger and acquisition activity in the technology sector. Smaller losses were recorded during October from newly established long positions in U.S., European, and Pacific Rim equity index futures as prices reversed lower towards the end of the month amid concerns that European and U.S. financial institutions might need to raise more capital.

MORGAN STANLEY SMITH BARNEY CHARTER WNT L.P.
(FORMERLY, MORGAN STANLEY CHARTER WCM L.P.)

FACTORS INFLUENCING ANNUAL TRADING LOSSES: (continued)


.. In the currency sector, losses were incurred primarily during February, March, April, May, August, and December. During February, losses were experienced from long positions in the Japanese yen versus the U.S. dollar as the value of the Japanese yen reversed lower against most of its rivals amid speculation that the Bank of Japan might intervene to weaken the currency, as well as on news that Japan's trade deficit substantially increased in January. Additional losses were experienced during March, April, and May from short positions in the Canadian dollar and British pound versus the U.S. dollar as the value of the U.S. dollar moved lower against most of its rivals after improving global economic data reduced demand for the U.S. dollar as a "safe haven" currency. During August, newly established long positions in the British pound versus the U.S. dollar resulted in losses as the value of the British pound declined relative to the U.S. dollar after government reports showed the British economy contracted for a fifth consecutive quarter. Lastly, currency losses were incurred during December from long positions in the Japanese yen versus the U.S. dollar as the value of the U.S. dollar reversed higher against the Japanese yen on speculation that the U.S. Federal Reserve might raise interest rates earlier than expected.

.. Within the global interest rate sector, losses were recorded primarily during January, April, June, and December. During January, losses were experienced from long positions in U.S. and German fixed-income futures as prices declined following news that debt sales might increase as governments around the world boosted spending in an effort to ease the deepening economic slump. Additional losses were experienced during April and June from long positions in U.S. and European fixed-income futures as prices moved lower after a pledge from G-20 leaders to support the global economy and better-than-expected economic data reduced demand for the relative "safety" of government bonds. Further losses were incurred from short positions in Japanese fixed-income futures as prices increased during June after the Bank of Japan indicated that it remained cautious about the Japanese economy. Lastly, losses were recorded during December from long positions in U.S. and European fixed-income futures as prices decreased on concerns that an unprecedented supply of government debt might outweigh demand, as well as on forecasts that the U.S. economy would expand in 2010.

FACTORS INFLUENCING ANNUAL TRADING GAINS:
.. In the metals markets, gains were experienced, primarily during September, October, and November, from long futures positions in gold as prices rose amid a decline in the value of the U.S. dollar.

.. Within the agricultural sector, gains were achieved primarily during January and February from short futures positions in wheat and corn as prices declined amid speculation that a global economic recession might further erode demand for food and biofuels. Further gains were experienced during June, August, and December from short positions in wheat futures as prices continued to trend lower amid ample supplies and favorable weather forecasts in the U.S. Midwest.

MORGAN STANLEY SMITH BARNEY CHARTER SERIES
(FORMERLY, MORGAN STANLEY CHARTER SERIES)

MANAGEMENT'S REPORT ON INTERNAL CONTROL OVER FINANCIAL REPORTING

  Demeter Management LLC ("Demeter"), the general partner of Morgan Stanley Smith Barney Charter Campbell L.P. (formerly, Morgan Stanley Charter Campbell L.P.), Morgan Stanley Smith Barney Charter Aspect L.P. (formerly, Morgan Stanley Charter Aspect L.P.), Morgan Stanley Smith Barney Charter Graham L.P. (formerly, Morgan Stanley Charter Graham L.P.), and Morgan Stanley Smith Barney Charter WNT L.P. (formerly, Morgan Stanley Charter WCM L.P.) (collectively, the "Partnerships"), is responsible for the management of the Partnerships.

  Management of Demeter ("Management") is responsible for establishing and maintaining adequate internal control over financial reporting. The internal control over financial reporting is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.

  The Partnerships' internal control over financial reporting includes those policies and procedures that:

.. Pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Partnerships;

.. Provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that the Partnerships' transactions are being made only in accordance with authorizations of Management and directors of Demeter; and

.. Provide reasonable assurance regarding prevention or timely detection and correction of unauthorized acquisition, use or disposition of the Partnerships' assets that could have a material effect on the financial statements.

  Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

  Management assessed the effectiveness of each Partnership's internal control over financial reporting as of December 31, 2009. In making this assessment, Management used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission in Internal Control--Integrated Framework. Based on our assessment and those criteria, Management believes that each Partnership maintained effective internal control over financial reporting as of December 31, 2009.

  Deloitte & Touche LLP, the Partnerships' independent registered public accounting firm, has issued an audit report on the Partnerships' internal control over financial reporting. This report, which expresses an unqualified opinion on the Partnerships' internal control over financial reporting, appears under "Report of Independent Registered Public Accounting Firm" on the following page.

/s/ Walter J. Davis

Walter J. Davis
President
Demeter Management LLC

/s/ Christian M. Angstadt
Christian M. Angstadt
Chief Financial Officer
Demeter Management LLC

New York, New York
March 24, 2010

MORGAN STANLEY SMITH BARNEY CHARTER SERIES
(FORMERLY, MORGAN STANLEY CHARTER SERIES)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Limited Partners and the General Partner of Morgan Stanley Smith Barney Charter Aspect L.P. (formerly, Morgan Stanley Charter Aspect L.P.), Morgan Stanley Smith Barney Charter Campbell L.P. (formerly, Morgan Stanley Charter Campbell L.P.), Morgan Stanley Smith Barney Charter Graham L.P. (formerly, Morgan Stanley Charter Graham L.P.), and Morgan Stanley Smith Barney Charter WNT L.P. (formerly, Morgan Stanley Charter WCM L.P.):

  We have audited the accompanying statements of financial condition of Morgan Stanley Smith Barney Charter Aspect L.P., Morgan Stanley Smith Barney Charter Campbell L.P., Morgan Stanley Smith Barney Charter Graham L.P., and Morgan Stanley Smith Barney Charter WNT L.P. (collectively, the "Partnerships"), including the condensed schedules of investments, as of December 31, 2009 and 2008, and the related statements of operations, changes in partners' capital, and cash flows for each of the three years in the period ended December 31, 2009. We also have audited the Partnerships' internal control over financial reporting as of December 31, 2009, based on criteria established in Internal Control--Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. The Partnerships' management is responsible for these financial statements, for maintaining effective internal control over financial reporting, and for its assessment of the effectiveness of internal control over financial reporting, included in the accompanying Management's Report on Internal Control Over Financial Reporting. Our responsibility is to express an opinion on these financial statements and an opinion on the Partnerships' internal control over financial reporting based on our audits.

  We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement and whether effective internal control over financial reporting was maintained in all material respects. Our audits of the financial statements included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our audit of internal control over financial reporting included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audits also included performing such other procedures as we considered necessary in the circumstances. We believe that our audits provide a reasonable basis for our opinions.

  A partnership's internal control over financial reporting is a process designed by, or under the supervision of, the partnership's principal executive and principal financial officers, or persons performing similar functions, and effected by the partnership's general partner, management, and other personnel to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A partnership's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the partnership; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the partnership are being made only in accordance with authorizations of management and the general partner of the partnership; and
(3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the partnership's assets that could have a material effect on the financial statements.

  Because of the inherent limitations of internal control over financial reporting, including the possibility of collusion or improper management override of controls, material misstatements due to error or fraud may not be prevented or detected on a timely basis. Also, projections of any evaluation of the effectiveness of the internal control over financial reporting to future periods are subject to the risk that the controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Morgan Stanley Smith Barney Charter Aspect L.P., Morgan Stanley Smith Barney Charter Campbell L.P., Morgan Stanley Smith Barney Charter Graham L.P., and Morgan Stanley Smith Barney Charter WNT L.P. as of December 31, 2009 and 2008, and the results of their operations, their changes in partners' capital, and their cash flows for each of the three years in the period ended December 31, 2009, in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, the Partnerships maintained, in all material respects, effective internal control over financial reporting as of December 31, 2009, based on the criteria established in Internal Control--Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission.

/s/ Deloitte & Touche LLP

New York, New York
March 24, 2010

MORGAN STANLEY SMITH BARNEY CHARTER CAMPBELL L.P.
(FORMERLY, MORGAN STANLEY CHARTER CAMPBELL L.P.)

STATEMENTS OF FINANCIAL CONDITION

                                                                               DECEMBER 31,
                                                                         ------------------------
                                                                             2009         2008
                                                                         -----------  -----------
                                                                              $            $
                                             ASSETS
Trading Equity:
 Unrestricted cash                                                        95,664,676  155,972,722
 Restricted cash                                                           7,153,792    4,511,014
                                                                         -----------  -----------
   Total Cash                                                            102,818,468  160,483,736
                                                                         -----------  -----------
 Net unrealized gain (loss) on open contracts (MSIP)                         237,468     (105,063)
 Net unrealized loss on open contracts (MS&Co.)                           (3,687,328)  (1,388,389)
                                                                         -----------  -----------
   Total net unrealized loss on open contracts                            (3,449,860)  (1,493,452)
                                                                         -----------  -----------
 Options purchased (premiums paid $230,419 and $60,871, respectively)        224,032       33,971
                                                                         -----------  -----------
   Total Trading Equity                                                   99,592,640  159,024,255
Interest receivable (MS&Co.)                                                     805       --
                                                                         -----------  -----------
   Total Assets                                                           99,593,445  159,024,255
                                                                         ===========  ===========
                                LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES
Redemptions payable                                                        4,061,758   11,187,909
Accrued brokerage fees (MS&Co.)                                              513,615      784,414
Accrued management fees                                                      226,847      346,450
Options written (premiums received $71,821 and $219,773, respectively)        61,722      194,835
Interest payable (MS&Co.)                                                     --           12,183
                                                                         -----------  -----------
   Total Liabilities                                                       4,863,942   12,525,791
                                                                         -----------  -----------
PARTNERS' CAPITAL
Limited Partners (9,577,179.414 and 13,330,566.139 Units, respectively)   93,776,897  145,023,184
General Partner (97,287.055 and 135,608.055 Units, respectively)             952,606    1,475,280
                                                                         -----------  -----------
   Total Partners' Capital                                                94,729,503  146,498,464
                                                                         -----------  -----------
   Total Liabilities and Partners' Capital                                99,593,445  159,024,255
                                                                         ===========  ===========
NET ASSET VALUE PER UNIT                                                        9.79        10.88
                                                                         ===========  ===========

STATEMENTS OF OPERATIONS

                                                     FOR THE YEARS ENDED DECEMBER 31,
                                              ----------------------------------------------
                                                   2009            2008            2007
                                              --------------  --------------  --------------
                                                     $               $               $
INVESTMENT INCOME
 Interest income (MS&Co.)                             99,203       3,338,645      15,890,523
                                              --------------  --------------  --------------

EXPENSES
 Brokerage fees (MS&Co.)                           6,967,194      12,855,240      21,204,593
 Management fees                                   3,077,177       5,677,730       9,365,362
                                              --------------  --------------  --------------
   Total Expenses                                 10,044,371      18,532,970      30,569,955
                                              --------------  --------------  --------------

NET INVESTMENT LOSS                               (9,945,168)    (15,194,325)    (14,679,432)
                                              --------------  --------------  --------------

TRADING RESULTS
Trading profit (loss):
 Realized                                           (596,625)      8,407,556     (10,877,451)
 Net change in unrealized                         (1,950,734)      3,162,293     (28,370,699)
                                              --------------  --------------  --------------
   Total Trading Results                          (2,547,359)     11,569,849     (39,248,150)
                                              --------------  --------------  --------------

NET LOSS                                         (12,492,527)     (3,624,476)    (53,927,582)
                                              ==============  ==============  ==============

NET LOSS ALLOCATION
Limited Partners                                 (12,365,225)     (3,581,347)    (53,333,596)
General Partner                                     (127,302)        (43,129)       (593,986)

NET LOSS PER UNIT
Limited Partners                                       (1.09)          (0.25)          (1.96)
General Partner                                        (1.09)          (0.25)          (1.96)

                                                   UNITS           UNITS           UNITS
                                              --------------  --------------  --------------
WEIGHTED AVERAGE NUMBER OF UNITS OUTSTANDING  11,287,724.872  18,734,987.587  28,036,317.381

  The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SMITH BARNEY CHARTER ASPECT L.P.
(FORMERLY, MORGAN STANLEY CHARTER ASPECT L.P.)

STATEMENTS OF FINANCIAL CONDITION

                                                                              DECEMBER 31,
                                                                        ------------------------
                                                                            2009         2008
                                                                        -----------  -----------
                                                                             $            $
                                      ASSETS
Trading Equity:
 Unrestricted cash                                                      101,013,648  177,032,429
 Restricted cash                                                         13,630,081    4,101,527
                                                                        -----------  -----------
   Total Cash                                                           114,643,729  181,133,956
                                                                        -----------  -----------
 Net unrealized gain (loss) on open contracts (MSIP)                        445,943     (406,906)
 Net unrealized gain (loss) on open contracts (MS&Co.)                     (206,150)   7,917,392
                                                                        -----------  -----------
   Total net unrealized gain on open contracts                              239,793    7,510,486
                                                                        -----------  -----------
   Total Trading Equity                                                 114,883,522  188,644,442
Interest receivable (MS&Co.)                                                 --           24,703
                                                                        -----------  -----------
   Total Assets                                                         114,883,522  188,669,145
                                                                        ===========  ===========

                  LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES
Redemptions payable                                                         965,075   13,633,679
Accrued brokerage fees (MS&Co.)                                             603,471      895,284
Accrued management fees                                                     201,157      298,428
Interest payable (MS&Co.)                                                        89       --
Accrued incentive fee                                                        --        1,678,806
                                                                        -----------  -----------
   Total Liabilities                                                      1,769,792   16,506,197
                                                                        -----------  -----------
PARTNERS' CAPITAL
Limited Partners (5,981,069.975 and 7,582,467.939 Units, respectively)  111,976,636  170,429,845
General Partner (60,736.223 and 77,106.223 Units, respectively)           1,137,094    1,733,103
                                                                        -----------  -----------
   Total Partners' Capital                                              113,113,730  172,162,948
                                                                        -----------  -----------
   Total Liabilities and Partners' Capital                              114,883,522  188,669,145
                                                                        ===========  ===========
NET ASSET VALUE PER UNIT                                                      18.72        22.48
                                                                        ===========  ===========

STATEMENTS OF OPERATIONS

                                                    FOR THE YEARS ENDED DECEMBER 31,
                                              -------------------------------------------
                                                  2009           2008           2007
                                              -------------  -------------  -------------
                                                    $              $              $
INVESTMENT INCOME
 Interest income (MS&Co.)                           135,912      2,196,569      5,744,437
                                              -------------  -------------  -------------
EXPENSES
 Brokerage fees (MS&Co.)                          8,101,403      9,627,330      7,691,517
 Management fees                                  2,700,468      3,209,111      2,563,840
 Incentive fees                                     114,911      6,386,421      1,522,184
                                              -------------  -------------  -------------
   Total Expenses                                10,916,782     19,222,862     11,777,541
                                              -------------  -------------  -------------
NET INVESTMENT LOSS                             (10,780,870)   (17,026,293)    (6,033,104)
                                              -------------  -------------  -------------
TRADING RESULTS
Trading profit (loss):
 Realized                                        (6,921,660)    50,386,195     11,541,699
 Net change in unrealized                        (7,270,693)     2,446,380        265,340
                                              -------------  -------------  -------------
   Total Trading Results                        (14,192,353)    52,832,575     11,807,039
                                              -------------  -------------  -------------
NET INCOME (LOSS)                               (24,973,223)    35,806,282      5,773,935
                                              =============  =============  =============
NET INCOME (LOSS) ALLOCATION
Limited Partners                                (24,719,262)    35,427,485      5,706,008
General Partner                                    (253,961)       378,797         67,927
NET INCOME (LOSS) PER UNIT
Limited Partners                                      (3.76)          4.34           0.76
General Partner                                       (3.76)          4.34           0.76

                                                  UNITS          UNITS          UNITS
                                              -------------  -------------  -------------
WEIGHTED AVERAGE NUMBER OF UNITS OUTSTANDING  6,614,438.867  8,141,229.423  7,366,524.555

  The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SMITH BARNEY CHARTER GRAHAM L.P.
(FORMERLY, MORGAN STANLEY CHARTER GRAHAM L.P.)

STATEMENTS OF FINANCIAL CONDITION

                                                                               DECEMBER 31,
                                                                          -----------------------
                                                                             2009        2008
                                                                          ----------- -----------
                                                                              $           $
                                             ASSETS
Trading Equity:
 Unrestricted cash                                                        371,818,291 550,525,640
 Restricted cash                                                           32,234,772  13,066,966
                                                                          ----------- -----------
   Total Cash                                                             404,053,063 563,592,606
                                                                          ----------- -----------

 Net unrealized gain on open contracts (MSIP)                               3,799,477     433,388
 Net unrealized gain on open contracts (MS&Co.)                             2,122,029     550,003
                                                                          ----------- -----------
   Total net unrealized gain on open contracts                              5,921,506     983,391
                                                                          ----------- -----------
   Total Trading Equity                                                   409,974,569 564,575,997
Interest receivable (MS&Co.)                                                    4,329      37,440
                                                                          ----------- -----------
   Total Assets                                                           409,978,898 564,613,437
                                                                          =========== ===========

                   LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES
Redemptions payable                                                         7,234,689  34,123,015
Accrued brokerage fees (MS&Co.)                                             2,126,799   2,747,331
Accrued management fees                                                       708,933     915,777
Accrued incentive fee                                                         --        2,289,365
                                                                          ----------- -----------
   Total Liabilities                                                       10,070,421  40,075,488
                                                                          ----------- -----------
PARTNERS' CAPITAL
Limited Partners (13,699,445.230 and 17,828,720.751 Units, respectively)  395,815,421 519,261,648
General Partner (141,663.501 and 181,160.501 Units, respectively)           4,093,056   5,276,301
                                                                          ----------- -----------
   Total Partners' Capital                                                399,908,477 524,537,949
                                                                          ----------- -----------
   Total Liabilities and Partners' Capital                                409,978,898 564,613,437
                                                                          =========== ===========
NET ASSET VALUE PER UNIT                                                        28.89       29.13
                                                                          =========== ===========

STATEMENTS OF OPERATIONS

                                                     FOR THE YEARS ENDED DECEMBER 31,
                                              ----------------------------------------------
                                                   2009            2008            2007
                                              --------------  --------------  --------------
                                                     $               $               $
INVESTMENT INCOME
 Interest income (MS&Co.)                            382,568       6,692,461      18,458,473
                                              --------------  --------------  --------------

EXPENSES
 Brokerage fees (MS&Co.)                          26,465,763      29,411,873      25,051,583
 Management fees                                   8,821,923       9,803,959       8,350,531
 Incentive fees                                    4,016,965      11,182,834              --
                                              --------------  --------------  --------------
   Total Expenses                                 39,304,651      50,398,666      33,402,114
                                              --------------  --------------  --------------

NET INVESTMENT LOSS                              (38,922,083)    (43,706,205)    (14,943,641)
                                              --------------  --------------  --------------

TRADING RESULTS
Trading profit (loss):
 Realized                                         28,733,723     182,983,623      78,593,971
 Net change in unrealized                          4,938,115       1,188,856     (12,743,529)
                                              --------------  --------------  --------------
   Total Trading Results                          33,671,838     184,172,479      65,850,442
                                              --------------  --------------  --------------

NET INCOME (LOSS)                                 (5,250,245)    140,466,274      50,906,801
                                              ==============  ==============  ==============

NET INCOME (LOSS) ALLOCATION
Limited Partners                                  (5,197,538)    138,967,665      50,355,831
General Partner                                      (52,707)      1,498,609         550,970

NET INCOME (LOSS) PER UNIT
Limited Partners                                       (0.24)           7.11            2.56
General Partner                                        (0.24)           7.11            2.56

                                                   UNITS           UNITS           UNITS
                                              --------------  --------------  --------------
WEIGHTED AVERAGE NUMBER OF UNITS OUTSTANDING  15,433,467.839  19,521,771.478  20,459,587.918

  The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SMITH BARNEY CHARTER WNT L.P.
(FORMERLY, MORGAN STANLEY CHARTER WCM L.P.)

STATEMENTS OF FINANCIAL CONDITION

                                                                              DECEMBER 31,
                                                                         ----------------------
                                                                            2009       2008
                                                                         ---------- -----------
                                                                             $          $
                                            ASSETS
Trading Equity:
 Unrestricted cash                                                       86,689,859 134,831,012
 Restricted cash                                                          6,125,936   3,635,855
                                                                         ---------- -----------
   Total Cash                                                            92,815,795 138,466,867
                                                                         ---------- -----------

 Net unrealized gain on open contracts (MSIP)                               290,005     532,724
 Net unrealized gain on open contracts (MS&Co.)                             180,236   1,871,358
                                                                         ---------- -----------
   Total net unrealized gain on open contracts                              470,241   2,404,082
                                                                         ---------- -----------
 Options purchased (premiums paid $4,263 and $0 respectively)                 2,053          --
                                                                         ---------- -----------
   Total Trading Equity                                                  93,288,089 140,870,949
Interest receivable (MS&Co.)                                                  1,324      17,334
                                                                         ---------- -----------
   Total Assets                                                          93,289,413 140,888,283
                                                                         ========== ===========

                   LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES
Redemptions payable                                                         558,871   5,235,101
Accrued brokerage fees (MS&Co.)                                             479,005     687,015
Accrued management fees                                                     159,668     229,005
Options written (premiums received $9,400 and $0, respectively)               4,693          --
Accrued incentive fee                                                            --     242,980
                                                                         ---------- -----------
   Total Liabilities                                                      1,202,237   6,394,101
                                                                         ---------- -----------
PARTNERS' CAPITAL
Limited Partners (7,969,131.800 and 10,227,801.856 Units, respectively)  91,155,811 133,141,833
General Partner (81,422.857 and 103,885.857 Units, respectively)            931,365   1,352,349
                                                                         ---------- -----------
   Total Partners' Capital                                               92,087,176 134,494,182
                                                                         ---------- -----------
   Total Liabilities and Partners' Capital                               93,289,413 140,888,283
                                                                         ========== ===========
NET ASSET VALUE PER UNIT                                                      11.44       13.02
                                                                         ========== ===========

STATEMENTS OF OPERATIONS

                                                    FOR THE YEARS ENDED DECEMBER 31,
                                              -------------------------------------------
                                                  2009           2008           2007
                                              -------------  -------------  -------------
                                                    $              $              $
INVESTMENT INCOME
 Interest income (MS&Co.)                           110,792      1,517,958      2,721,187
                                              -------------  -------------  -------------

EXPENSES
 Brokerage fees (MS&Co.)                          6,399,137      6,945,739      3,859,018
 Management fees                                  2,133,046      2,315,246      1,286,341
 Incentive fees                                     117,188      3,078,061        995,125
                                              -------------  -------------  -------------
   Total Expenses                                 8,649,371     12,339,046      6,140,484
                                              -------------  -------------  -------------

NET INVESTMENT LOSS                              (8,538,579)   (10,821,088)    (3,419,297)
                                              -------------  -------------  -------------

TRADING RESULTS
Trading profit (loss):
 Realized                                        (3,514,634)    25,147,601     11,055,850
 Net change in unrealized                        (1,931,344)     1,306,242          3,051
                                              -------------  -------------  -------------
   Total Trading Results                         (5,445,978)    26,453,843     11,058,901
                                              -------------  -------------  -------------

NET INCOME (LOSS)                               (13,984,557)    15,632,755      7,639,604
                                              =============  =============  =============

NET INCOME (LOSS) ALLOCATION
Limited Partners                                (13,844,272)    15,467,529      7,561,278
General Partner                                    (140,285)       165,226         78,326

NET INCOME (LOSS) PER UNIT
Limited Partners                                      (1.58)          1.75           1.06
General Partner                                       (1.58)          1.75           1.06

                                                  UNITS          UNITS          UNITS
                                              -------------  -------------  -------------
WEIGHTED AVERAGE NUMBER OF UNITS OUTSTANDING  8,808,175.647  9,583,683.847  6,281,449.679

  The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SMITH BARNEY CHARTER CAMPBELL L.P.
(FORMERLY, MORGAN STANLEY CHARTER CAMPBELL L.P.)

STATEMENTS OF CHANGES IN PARTNERS' CAPITAL

FOR THE YEARS ENDED DECEMBER 31, 2009, 2008, AND 2007

                                         UNITS OF
                                        PARTNERSHIP      LIMITED       GENERAL
                                         INTEREST        PARTNERS      PARTNER       TOTAL
                                      ---------------  ------------  ----------  ------------
                                                            $             $            $
Partners' Capital, December 31, 2006   31,104,088.751   402,578,194   4,453,851   407,032,045
Net loss                                     --         (53,333,596)   (593,986)  (53,927,582)
Redemptions                           (6,929,908.015)   (83,133,369)   (865,213)  (83,998,582)
                                      ---------------  ------------  ----------  ------------
Partners' Capital, December 31, 2007   24,174,180.736   266,111,229   2,994,652   269,105,881
Net loss                                     --          (3,581,347)    (43,129)   (3,624,476)
Redemptions                           (10,708,006.542) (117,506,698) (1,476,243) (118,982,941)
                                      ---------------  ------------  ----------  ------------
Partners' Capital, December 31, 2008   13,466,174.194   145,023,184   1,475,280   146,498,464
Net loss                                     --         (12,365,225)   (127,302)  (12,492,527)
Redemptions                           (3,791,707.725)   (38,881,062)   (395,372)  (39,276,434)
                                      ---------------  ------------  ----------  ------------
Partners' Capital, December 31, 2009    9,674,466.469    93,776,897     952,606    94,729,503
                                      ===============  ============  ==========  ============

MORGAN STANLEY SMITH BARNEY CHARTER ASPECT L.P.
(FORMERLY, MORGAN STANLEY CHARTER ASPECT L.P.)

STATEMENTS OF CHANGES IN PARTNERS' CAPITAL

FOR THE YEARS ENDED DECEMBER 31, 2009, 2008, AND 2007

                                         UNITS OF
                                        PARTNERSHIP     LIMITED     GENERAL
                                         INTEREST       PARTNERS    PARTNER      TOTAL
                                      --------------  -----------  ---------  -----------
                                                           $           $           $
Partners' Capital, December 31, 2006   7,141,838.457  122,749,550  1,350,866  124,100,416
Offering of Units                      1,749,693.684   30,467,524     80,000   30,547,524
Net income                                  --          5,706,008     67,927    5,773,935
Redemptions                           (1,409,731.641) (24,610,055)   (79,759) (24,689,814)
                                      --------------  -----------  ---------  -----------
Partners' Capital, December 31, 2007   7,481,800.500  134,313,027  1,419,034  135,732,061
Offering of Units                      2,655,463.507   51,901,053    370,000   52,271,053
Net income                                  --         35,427,485    378,797   35,806,282
Redemptions                           (2,477,689.845) (51,211,720)  (434,728) (51,646,448)
                                      --------------  -----------  ---------  -----------
Partners' Capital, December 31, 2008   7,659,574.162  170,429,845  1,733,103  172,162,948
Net loss                                    --        (24,719,262)  (253,961) (24,973,223)
Redemptions                           (1,617,767.964) (33,733,947)  (342,048) (34,075,995)
                                      --------------  -----------  ---------  -----------
Partners' Capital, December 31, 2009   6,041,806.198  111,976,636  1,137,094  113,113,730
                                      ==============  ===========  =========  ===========

  The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SMITH BARNEY CHARTER GRAHAM L.P.
(FORMERLY, MORGAN STANLEY CHARTER GRAHAM L.P.)

STATEMENTS OF CHANGES IN PARTNERS' CAPITAL

FOR THE YEARS ENDED DECEMBER 31, 2009, 2008, AND 2007

                                         UNITS OF
                                        PARTNERSHIP     LIMITED       GENERAL
                                         INTEREST       PARTNERS      PARTNER       TOTAL
                                      --------------  ------------  ----------  ------------
                                                           $             $            $
Partners' Capital, December 31, 2006  21,577,744.878   415,478,418   4,497,373   419,975,791
Offering of Units                      2,648,660.176    54,876,900      --        54,876,900
Net income                                  --          50,355,831     550,970    50,906,801
Redemptions                           (4,235,422.629)  (85,276,476)   (209,036)  (85,485,512)
                                      --------------  ------------  ----------  ------------
Partners' Capital, December 31, 2007  19,990,982.425   435,434,673   4,839,307   440,273,980
Offering of Units                      4,209,433.764   108,216,510      --       108,216,510
Net income                                  --         138,967,665   1,498,609   140,466,274
Redemptions                           (6,190,534.937) (163,357,200) (1,061,615) (164,418,815)
                                      --------------  ------------  ----------  ------------
Partners' Capital, December 31, 2008  18,009,881.252   519,261,648   5,276,301   524,537,949
Net loss                                    --          (5,197,538)    (52,707)   (5,250,245)
Redemptions                           (4,168,772.521) (118,248,689) (1,130,538) (119,379,227)
                                      --------------  ------------  ----------  ------------
Partners' Capital, December 31, 2009  13,841,108.731   395,815,421   4,093,056   399,908,477
                                      ==============  ============  ==========  ============

MORGAN STANLEY SMITH BARNEY CHARTER WNT L.P.
(FORMERLY, MORGAN STANLEY CHARTER WCM L.P.)

STATEMENTS OF CHANGES IN PARTNERS' CAPITAL

FOR THE YEARS ENDED DECEMBER 31, 2009, 2008, AND 2007

                                         UNITS OF
                                        PARTNERSHIP     LIMITED     GENERAL
                                         INTEREST       PARTNERS    PARTNER      TOTAL
                                      --------------  -----------  ---------  -----------
                                                           $           $           $
Partners' Capital, December 31, 2006   4,341,446.934   43,835,717    475,343   44,311,060
Offering of Units                      4,185,306.181   42,984,801    330,000   43,314,801
Net income                                  --          7,561,278     78,326    7,639,604
Redemptions                           (1,093,121.353) (11,463,529)     --     (11,463,529)
                                      --------------  -----------  ---------  -----------
Partners' Capital, December 31, 2007   7,433,631.762   82,918,267    883,669   83,801,936
Offering of Units                      4,562,563.655   55,382,694    460,000   55,842,694
Net income                                  --         15,467,529    165,226   15,632,755
Redemptions                           (1,664,507.704) (20,626,657)  (156,546) (20,783,203)
                                      --------------  -----------  ---------  -----------
Partners' Capital, December 31, 2008  10,331,687.713  133,141,833  1,352,349  134,494,182
Net loss                                    --        (13,844,272)  (140,285) (13,984,557)
Redemptions                           (2,281,133.056) (28,141,750)  (280,699) (28,422,449)
                                      --------------  -----------  ---------  -----------
Partners' Capital, December 31, 2009   8,050,554.657   91,155,811    931,365   92,087,176
                                      ==============  ===========  =========  ===========

  The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SMITH BARNEY CHARTER CAMPBELL L.P.
(FORMERLY, MORGAN STANLEY CHARTER CAMPBELL L.P.)

STATEMENTS OF CASH FLOWS

                                                         FOR THE YEARS ENDED DECEMBER 31,
                                                      --------------------------------------
                                                          2009         2008          2007
                                                      -----------  ------------  -----------
                                                           $            $             $
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss                                              (12,492,527)   (3,624,476) (53,927,582)
Noncash item included in net loss:
  Net change in unrealized                              1,950,734    (3,162,293)  28,370,699
(Increase) decrease in operating assets:
  Restricted cash                                      (2,642,778)   19,628,697   14,479,982
  Net premiums paid for options purchased                (169,548)      505,410     (275,369)
  Interest receivable (MS&Co.)                               (805)      842,283      838,385
Increase (decrease) in operating liabilities:
  Accrued brokerage fees (MS&Co.)                        (270,799)     (646,009)    (499,711)
  Accrued management fees                                (119,603)     (285,320)    (220,705)
  Net premiums received for options written              (147,952)      (98,006)     148,685
  Interest payable (MS&Co.)                               (12,183)       12,183       --
                                                      -----------  ------------  -----------
Net cash provided by (used for) operating activities  (13,905,461)   13,172,469  (11,085,616)
                                                      -----------  ------------  -----------

CASH FLOWS FROM FINANCING ACTIVITIES
Cash paid for redemptions of Units                    (46,402,585) (118,350,833) (82,393,180)
                                                      -----------  ------------  -----------
Net cash used for financing activities                (46,402,585) (118,350,833) (82,393,180)
                                                      -----------  ------------  -----------

Net decrease in unrestricted cash                     (60,308,046) (105,178,364) (93,478,796)
Unrestricted cash at beginning of period              155,972,722   261,151,086  354,629,882
                                                      -----------  ------------  -----------

Unrestricted cash at end of period                     95,664,676   155,972,722  261,151,086
                                                      ===========  ============  ===========

  The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SMITH BARNEY CHARTER ASPECT L.P.
(FORMERLY, MORGAN STANLEY CHARTER ASPECT L.P.)

STATEMENTS OF CASH FLOWS

                                                         FOR THE YEARS ENDED DECEMBER 31,
                                                      -------------------------------------
                                                          2009         2008         2007
                                                      -----------  -----------  -----------
                                                           $            $            $
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)                                     (24,973,223)  35,806,282    5,773,935
Noncash item included in net income (loss):
  Net change in unrealized                              7,270,693   (2,446,380)    (265,340)
(Increase) decrease in operating assets:
  Restricted cash                                      (9,528,554)   9,930,548     (613,553)
  Interest receivable (MS&Co.)                             24,703      338,530      121,095
Increase (decrease) in operating liabilities:
  Accrued brokerage fees (MS&Co.)                        (291,813)     251,607       36,004
  Accrued management fees                                 (97,271)      83,869       12,001
  Interest payable (MS&Co.)                                    89       --           --
  Accrued incentive fees                               (1,678,806)   1,678,806   (1,017,989)
                                                      -----------  -----------  -----------
Net cash provided by (used for) operating activities  (29,274,182)  45,643,262    4,046,153
                                                      -----------  -----------  -----------

CASH FLOWS FROM FINANCING ACTIVITIES
Cash received from offering of Units                       --       57,180,658   27,741,173
Cash paid for redemptions of Units                    (46,744,599) (39,571,800) (27,224,419)
                                                      -----------  -----------  -----------
Net cash provided by (used for) financing activities  (46,744,599)  17,608,858      516,754
                                                      -----------  -----------  -----------

Net increase (decrease) in unrestricted cash          (76,018,781)  63,252,120    4,562,907
Unrestricted cash at beginning of period              177,032,429  113,780,309  109,217,402
                                                      -----------  -----------  -----------

Unrestricted cash at end of period                    101,013,648  177,032,429  113,780,309
                                                      ===========  ===========  ===========

  The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SMITH BARNEY CHARTER GRAHAM L.P.
(FORMERLY, MORGAN STANLEY CHARTER GRAHAM L.P.)

STATEMENTS OF CASH FLOWS

                                                          FOR THE YEARS ENDED DECEMBER 31,
                                                      ---------------------------------------
                                                          2009          2008          2007
                                                      ------------  ------------  -----------
                                                           $             $             $
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)                                       (5,250,245)  140,466,274   50,906,801
Noncash item included in net income (loss):
  Net change in unrealized                              (4,938,115)   (1,188,856)  12,743,529
(Increase) decrease in operating assets:
  Restricted cash                                      (19,167,806)   (1,271,841)  44,350,072
  Interest receivable (MS&Co.)                              33,111     1,098,945      688,008
Increase (decrease) in operating liabilities:
  Accrued brokerage fees (MS&Co.)                         (620,532)      485,892      137,612
  Accrued management fees                                 (206,844)      161,964       45,871
  Accrued incentive fees                                (2,289,365)    2,289,365       --
                                                      ------------  ------------  -----------
Net cash provided by (used for) operating activities   (32,439,796)  142,041,743  108,871,893
                                                      ------------  ------------  -----------

CASH FLOWS FROM FINANCING ACTIVITIES
Cash received from offering of Units                       --        114,248,694   52,162,191
Cash paid for redemptions of Units                    (146,267,553) (134,248,543) (93,406,701)
                                                      ------------  ------------  -----------
Net cash used for financing activities                (146,267,553)  (19,999,849) (41,244,510)
                                                      ------------  ------------  -----------

Net increase (decrease) in unrestricted cash          (178,707,349)  122,041,894   67,627,383
Unrestricted cash at beginning of period               550,525,640   428,483,746  360,856,363
                                                      ------------  ------------  -----------

Unrestricted cash at end of period                     371,818,291   550,525,640  428,483,746
                                                      ============  ============  ===========

  The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SMITH BARNEY CHARTER WNT L.P.
(FORMERLY, MORGAN STANLEY CHARTER WCM L.P.)

STATEMENTS OF CASH FLOWS

                                                         FOR THE YEARS ENDED DECEMBER 31,
                                                      -------------------------------------
                                                          2009         2008         2007
                                                      -----------  -----------  -----------
                                                           $            $            $
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)                                     (13,984,557)  15,632,755    7,639,604
Noncash item included in net income (loss):
  Net change in unrealized                              1,931,344   (1,306,242)      (3,051)
(Increase) decrease in operating assets:
  Restricted cash                                      (2,490,081)   3,212,995      (51,082)
  Net premiums paid for options purchased                  (4,263)      --           --
  Interest receivable (MS&Co.)                             16,010      187,858      (33,634)
Increase (decrease) in operating liabilities:
  Accrued brokerage fees (MS&Co.)                        (208,010)     285,175      189,676
  Accrued management fees                                 (69,337)      95,059       63,225
  Net premiums received for options written                 9,400       --           --
  Accrued incentive fees                                 (242,980)     242,980      (41,912)
                                                      -----------  -----------  -----------
Net cash provided by (used for) operating activities  (15,042,474)  18,350,580    7,762,826
                                                      -----------  -----------  -----------

CASH FLOWS FROM FINANCING ACTIVITIES
Cash received from offering of Units                       --       60,396,996   42,504,231
Cash paid for redemptions of Units                    (33,098,679) (16,293,166) (12,923,139)
                                                      -----------  -----------  -----------
Net cash provided by (used for) financing activities  (33,098,679)  44,103,830   29,581,092
                                                      -----------  -----------  -----------

Net increase (decrease) in unrestricted cash          (48,141,153)  62,454,410   37,343,918
Unrestricted cash at beginning of period              134,831,012   72,376,602   35,032,684
                                                      -----------  -----------  -----------

Unrestricted cash at end of period                     86,689,859  134,831,012   72,376,602
                                                      ===========  ===========  ===========

  The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SMITH BARNEY CHARTER CAMPBELL L.P.
(FORMERLY, MORGAN STANLEY CHARTER CAMPBELL L.P.)

CONDENSED SCHEDULES OF INVESTMENTS

DECEMBER 31, 2009 AND 2008

                                                   LONG UNREALIZED  PERCENTAGE   SHORT UNREALIZED  PERCENTAGE   NET UNREALIZED
FUTURES AND FORWARD CONTRACTS:                       GAIN/(LOSS)   OF NET ASSETS   GAIN/(LOSS)    OF NET ASSETS  GAIN/(LOSS)
------------------------------                     --------------- ------------- ---------------- ------------- --------------
2009 PARTNERSHIP NET ASSETS: $94,729,503                  $              %              $               %             $
      Commodity                                         142,612         0.15           3,200            --           145,812
      Equity                                            708,608         0.75            --              --           708,608
      Foreign currency                                 (804,417)       (0.85)        (50,706)         (0.05)        (855,123)
      Interest rate                                  (1,195,602)       (1.26)         40,617           0.04       (1,154,985)
                                                     ----------        -----         -------          -----       ----------
        Grand Total:                                 (1,148,799)       (1.21)         (6,889)         (0.01)      (1,155,688)
                                                     ==========        =====         =======          =====
       Unrealized Currency Loss                                                                       (2.42)      (2,294,172)
                                                                                                      =====       ----------
  Total Net Unrealized Loss on Open Contracts                                                                     (3,449,860)
                                                                                                                  ==========

          OPTION CONTRACTS                        FAIR VALUE % OF NAV
          ----------------                        ---------- --------
                                                      $         %
          Options purchased on Futures Contracts      --        --
          Options purchased on Forward Contracts   224,032     0.24
          Options written on Futures Contracts        --        --
          Options written on Forward Contracts     (61,722)   (0.07)

MORGAN STANLEY SMITH BARNEY CHARTER CAMPBELL L.P.
(FORMERLY, MORGAN STANLEY CHARTER CAMPBELL L.P.)

CONDENSED SCHEDULES OF INVESTMENTS

DECEMBER 31, 2009 AND 2008 (continued)

                                                   LONG UNREALIZED  PERCENTAGE   SHORT UNREALIZED  PERCENTAGE   NET UNREALIZED
FUTURES AND FORWARD CONTRACTS:                          GAIN       OF NET ASSETS       LOSS       OF NET ASSETS  GAIN/(LOSS)
------------------------------                     --------------- ------------- ---------------- ------------- --------------
2008 PARTNERSHIP NET ASSETS: $146,498,464                 $              %              $               %             $
       Commodity                                          8,130        0.01           (157,027)       (0.11)        (148,897)
       Equity                                            56,182        0.04           (188,676)       (0.13)        (132,494)
       Foreign currency                               1,629,758        1.11           (868,681)       (0.59)         761,077
       Interest rate                                    511,819        0.35           (131,372)       (0.09)         380,447
                                                      ---------        ----         ----------        -----       ----------
         Grand Total:                                 2,205,889        1.51         (1,345,756)       (0.92)         860,133
                                                      =========        ====         ==========        =====
        Unrealized Currency Loss                                                                      (1.61)      (2,353,585)
                                                                                                      =====       ----------
  Total Net Unrealized Loss on Open Contracts                                                                     (1,493,452)
                                                                                                                  ==========

     OPTION CONTRACTS                        FAIR VALUE % OF NAV
     ----------------                        ---------- --------
                                                 $         %
     Options purchased on Futures Contracts      --         --
     Options purchased on Forward Contracts     33,971    0.02
     Options written on Futures Contracts        --         --
     Options written on Forward Contracts     (194,835)  (0.13)

  The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SMITH BARNEY CHARTER ASPECT L.P.
(FORMERLY, MORGAN STANLEY CHARTER ASPECT L.P.)

CONDENSED SCHEDULES OF INVESTMENTS

DECEMBER 31, 2009 AND 2008

                                                LONG UNREALIZED  PERCENTAGE   SHORT UNREALIZED  PERCENTAGE   NET UNREALIZED
FUTURES AND FORWARD CONTRACTS:                    GAIN/(LOSS)   OF NET ASSETS   GAIN/(LOSS)    OF NET ASSETS  GAIN/(LOSS)
------------------------------                  --------------- ------------- ---------------- ------------- --------------
2009 PARTNERSHIP NET ASSETS: $113,113,730              $              %              $               %             $
Commodity                                            829,767         0.73            29,079         0.02          858,846
Equity                                               871,369         0.77            (2,147)         --           869,222
Foreign currency                                    (843,556)       (0.75)          459,318         0.41         (384,238)
Interest rate                                     (1,780,583)       (1.57)           34,276         0.03       (1,746,307)
                                                  ----------        -----        ----------        -----       ----------
  Grand Total:                                      (923,003)       (0.82)          520,526         0.46         (402,477)
                                                  ==========        =====        ==========        =====
  Unrealized Currency Gain                                                                          0.57          642,270
                                                                                                   =====       ----------
  Total Net Unrealized Gain on Open Contracts                                                                     239,793
                                                                                                               ==========

2008 PARTNERSHIP NET ASSETS: $172,162,948
Commodity                                            253,941         0.15          (332,170)       (0.19)         (78,229)
Equity                                                 2,335          --           (115,208)       (0.07)        (112,873)
Foreign currency                                     674,424         0.39        (1,113,530)       (0.65)        (439,106)
Interest rate                                      7,328,297         4.26            --              --         7,328,297
                                                  ----------        -----        ----------        -----       ----------
  Grand Total:                                     8,258,997         4.80        (1,560,908)       (0.91)       6,698,089
                                                  ==========        =====        ==========        =====
  Unrealized Currency Gain                                                                          0.47          812,397
                                                                                                   =====       ----------
  Total Net Unrealized Gain on Open Contracts                                                                   7,510,486
                                                                                                               ==========

  The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SMITH BARNEY CHARTER GRAHAM L.P.
(FORMERLY, MORGAN STANLEY CHARTER GRAHAM L.P.)

CONDENSED SCHEDULES OF INVESTMENTS

DECEMBER 31, 2009 AND 2008

                                                LONG UNREALIZED  PERCENTAGE   SHORT UNREALIZED  PERCENTAGE   NET UNREALIZED
FUTURES AND FORWARD CONTRACTS:                    GAIN/(LOSS)   OF NET ASSETS   GAIN/(LOSS)    OF NET ASSETS  GAIN/(LOSS)
------------------------------                  --------------- ------------- ---------------- ------------- --------------
2009 PARTNERSHIP NET ASSETS: $399,908,477              $              %              $               %             $
Commodity                                          5,893,727         1.47           245,680         0.06        6,139,407
Equity                                               786,962         0.20            18,522         0.01          805,484
Foreign currency                                     616,300         0.15           438,549         0.11        1,054,849
Interest rate                                     (2,169,237)       (0.54)          130,659         0.03       (2,038,578)
                                                  ----------        -----        ----------        -----       ----------
  Grand Total:                                     5,127,752         1.28           833,410         0.21        5,961,162
                                                  ==========        =====        ==========        =====
  Unrealized Currency Loss                                                                         (0.01)         (39,656)
                                                                                                   =====       ----------
  Total Net Unrealized Gain on Open Contracts                                                                   5,921,506
                                                                                                               ==========

2008 PARTNERSHIP NET ASSETS: $524,537,949
Commodity                                          1,188,652         0.23        (1,611,368)       (0.31)        (422,716)
Equity                                                 3,701          --           (198,181)       (0.03)        (194,480)
Foreign currency                                     329,587         0.06        (1,682,150)       (0.32)      (1,352,563)
Interest rate                                      1,808,595         0.34           (30,243)       (0.01)       1,778,352
                                                  ----------        -----        ----------        -----       ----------
  Grand Total:                                     3,330,535         0.63        (3,521,942)       (0.67)        (191,407)
                                                  ==========        =====        ==========        =====
  Unrealized Currency Gain                                                                          0.22        1,174,798
                                                                                                   =====       ----------
  Total Net Unrealized Gain on Open Contracts                                                                     983,391
                                                                                                               ==========

  The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SMITH BARNEY CHARTER WNT L.P.
(FORMERLY, MORGAN STANLEY CHARTER WCM L.P.)

CONDENSED SCHEDULES OF INVESTMENTS

DECEMBER 31, 2009 AND 2008

                                                LONG UNREALIZED  PERCENTAGE   SHORT UNREALIZED  PERCENTAGE   NET UNREALIZED
FUTURES AND FORWARD CONTRACTS:                    GAIN/(LOSS)   OF NET ASSETS   GAIN/(LOSS)    OF NET ASSETS  GAIN/(LOSS)
------------------------------                  --------------- ------------- ---------------- ------------- --------------
2009 PARTNERSHIP NET ASSETS: $92,087,176               $              %              $               %             $
Commodity                                           445,303          0.48         (110,774)        (0.12)        334,529
Equity                                              472,905          0.51           (6,447)        (0.01)        466,458
Foreign currency                                   (307,207)        (0.33)         (21,956)        (0.02)       (329,163)
Interest rate                                        12,612          0.02              318           --           12,930
                                                   --------         -----         --------         -----        --------
  Grand Total:                                      623,613          0.68         (138,859)        (0.15)        484,754
                                                   ========         =====         ========         =====
  Unrealized Currency Loss                                                                         (0.02)        (14,513)
                                                                                                   =====        --------
  Total Net Unrealized Gain on Open Contracts                                                                    470,241
                                                                                                                ========

          OPTIONS CONTRACTS                       FAIR VALUE % OF NAV
          -----------------                       ---------- --------

                                                      $         $
          Options purchased on Futures Contracts     2,053      --
          Options purchased on Forward Contracts      --        --
          Options written on Futures Contracts      (4,693)   (0.01)
          Options written on Forward Contracts        --        --

                                                LONG UNREALIZED  PERCENTAGE   SHORT UNREALIZED  PERCENTAGE   NET UNREALIZED
FUTURES AND FORWARD CONTRACTS:                       GAIN       OF NET ASSETS       LOSS       OF NET ASSETS  GAIN/(LOSS)
------------------------------                  --------------- ------------- ---------------- ------------- --------------
2008 PARTNERSHIP NET ASSETS: $134,494,182              $              %              $               %             $
Commodity                                            384,008        0.28           (477,406)       (0.35)        (93,398)
Equity                                                   960         --             (52,288)       (0.04)        (51,328)
Foreign currency                                     230,423        0.17           (713,189)       (0.53)       (482,766)
Interest rate                                      2,943,278        2.19             (3,840)         --        2,939,438
                                                   ---------        ----         ----------        -----       ---------
  Grand Total:                                     3,558,669        2.64         (1,246,723)       (0.92)      2,311,946
                                                   =========        ====         ==========        =====
  Unrealized Currency Gain                                                                          0.07          92,136
                                                                                                   =====       ---------
  Total Net Unrealized Gain on Open Contracts                                                                  2,404,082
                                                                                                               =========

  The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SMITH BARNEY CHARTER SERIES
(FORMERLY, MORGAN STANLEY CHARTER SERIES)

NOTES TO FINANCIAL STATEMENTS


--------------------------------------------------------------------------------
1. ORGANIZATION

Morgan Stanley Smith Barney Charter Campbell L.P. ("Charter Campbell"), Morgan Stanley Smith Barney Charter Aspect L.P. ("Charter Aspect"), Morgan Stanley Smith Barney Charter Graham L.P. ("Charter Graham"), and Morgan Stanley Smith Barney Charter WNT L.P. ("Charter WNT") (individually, a "Partnership", or collectively, the "Partnerships") are limited partnerships organized to engage primarily in the speculative trading of futures contracts, options on futures and forward contracts, and forward contracts on physical commodities and other commodity interests, including, but not limited to, foreign currencies, financial instruments, metals, energy, and agricultural products (collectively, "Futures Interests") (refer to Note 6. Financial Instruments).
  The general partner for each Partnership is Demeter Management LLC ("Demeter"). The commodity brokers are Morgan Stanley & Co. Incorporated ("MS&Co.") and Morgan Stanley & Co. International plc ("MSIP"). MS&Co. acts as the counterparty on all trading of foreign currency forward contracts. For Charter Campbell, Morgan Stanley Capital Group Inc. ("MSCG") acts as the counterparty on all trading of options on foreign currency forward contracts. MS&Co., MSIP, and MSCG are wholly-owned subsidiaries of Morgan Stanley.
  On April 30, 2009, Demeter Management Corporation was converted from a Delaware corporation to a Delaware limited liability company and changed its name to Demeter Management LLC. Demeter is a wholly-owned subsidiary of Morgan Stanley Smith Barney Holdings LLC, which is majority-owned indirectly by Morgan Stanley and minority-owned indirectly by Citigroup Inc. ("Citigroup").
  Demeter does not believe that the change in its ownership had a material impact on each Partnership's limited partners. At all times Demeter served as the general partner of the Partnerships and it continues to do so. The change in ownership occurred pursuant to the transaction in which Morgan Stanley and Citigroup agreed to combine the Global Wealth Management Group of Morgan Stanley and the Smith Barney division of Citigroup Global Markets Inc. into a new joint venture. The transaction closed on June 1, 2009.
  Prior to June 1, 2009, Demeter was a wholly-owned subsidiary of Morgan
Stanley.
  Effective September 29, 2009, Demeter changed the name of Morgan Stanley Charter Campbell L.P., Morgan Stanley Charter Aspect L.P., Morgan Stanley Charter Graham L.P., and Morgan Stanley Charter WCM L.P., respectively, to Morgan Stanley Smith Barney Charter Campbell L.P., Morgan Stanley Smith Barney Charter Aspect L.P., Morgan Stanley Smith Barney Charter Graham L.P., and Morgan Stanley Smith Barney Charter WNT L.P., respectively. The name change does not have any impact on the operation of each Partnership or its limited partners.

MORGAN STANLEY SMITH BARNEY CHARTER SERIES
(FORMERLY, MORGAN STANLEY CHARTER SERIES)

NOTES TO FINANCIAL STATEMENTS
(continued)


  Effective December 1, 2008, Charter Aspect, Charter Graham, and Charter WCM no longer offer units of limited partnership interest ("Unit(s)") for purchase or exchange.
  On April 1, 2007, Morgan Stanley merged Morgan Stanley DW Inc. ("Morgan Stanley DW") into MS&Co. Upon completion of the merger, the surviving entity, MS&Co., became the Partnerships' principal U.S. commodity broker-dealer.
  On April 13, 2007, Morgan Stanley & Co. International Limited changed its name to Morgan Stanley & Co. International plc.
  Demeter is required to maintain a 1% minimum interest in the equity of each Partnership and income (losses) are shared by Demeter and the limited partners based on their proportional ownership interests.

--------------------------------------------------------------------------------
2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES. The financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (U.S. "GAAP"), which require management to make estimates and assumptions that affect the reported amounts in the financial statements and related disclosures. Management believes that the estimates utilized in the preparation of the financial statements are prudent and reasonable. Actual results could differ from those estimates.

VALUATION. Futures Interests are open commitments until settlement date, at which time they are realized. They are valued at fair value, generally on a daily basis, and the unrealized gains and losses on open contracts (the difference between contract trade price and market price) are reported in the Statements of Financial Condition as a net unrealized gain or loss on open contracts. The resulting net change in unrealized gains and losses is reflected in the change in unrealized trading profit (loss) on open contracts from one period to the next on the Statements of Operations. The fair value of exchange-traded futures, options and forwards contracts is determined by the various futures exchanges, and reflects the settlement price for each contract as of the close of business on the last business day of the reporting period. The fair value of foreign currency forward contracts is extrapolated on a forward basis from the spot prices quoted as of approximately 3:00 P.M. (E.T.) of the last business day of the reporting period from various exchanges. The fair value of non-exchange-traded foreign currency option contracts is calculated by applying an industry standard model application for options valuation of foreign currency options, using as input, the spot prices, interest rates, and option implied volatilities quoted as of approximately 3:00 P.M. (E.T.) on the last business day of the reporting period.

MORGAN STANLEY SMITH BARNEY CHARTER SERIES
(FORMERLY, MORGAN STANLEY CHARTER SERIES)

NOTES TO FINANCIAL STATEMENTS
(continued)


  The Partnerships may buy or write put and call options through listed exchanges and the over-the-counter market. The buyer of an option has the right to purchase (in the case of a call option) or sell (in the case of a put option) a specified quantity of a specific Futures Interest on the underlying asset at a specified price prior to or on a specified expiration date. The writer of an option is exposed to the risk of loss if the fair value of a Futures Interest on the underlying asset declines (in the case of a put option) or increases (in the case of a call option). The writer of an option can never profit by more than the premium paid by the buyer but can potentially lose an unlimited amount.
  Premiums received/premiums paid from writing/purchasing options are recorded as liabilities/assets on the Statements of Financial Condition and are subsequently adjusted to fair values. The difference between the fair value of an option and the premiums received/premiums paid is treated as an unrealized gain or loss.

REVENUE RECOGNITION. Monthly, MS&Co. credits each Partnership with interest income on 100% of its average daily funds held at MS&Co. and MSIP to meet margin requirements at a rate approximately equivalent to what the commodity brokers pay or charge other similar customers on margin deposits. In addition, MS&Co. credits at each month end each Partnership with interest income on 100% of such Partnership's assets not deposited as margin at a rate equal to the monthly average of the 4-week U.S. Treasury bill discount rate during the month. For purposes of such interest payments, net assets do not include monies owed to the Partnerships on forward contracts and other Futures Interests.

FAIR VALUE OF FINANCIAL INSTRUMENTS. The fair value of the Partnerships' assets and liabilities that qualify as financial instruments under Accounting Standards Codification ("ASC") 825-10-50-10, Financial Instruments (formerly, Statement of Financial Accounting Standards ("SFAS") No. 107, Disclosures About Fair Values of Financial Instruments), approximates the carrying amount presented in the Statements of Financial Condition.

FOREIGN CURRENCY TRANSLATION.  The Partnerships' functional currency is the
U.S. dollar; however, the Partnerships may transact business in currencies other than the U.S. dollar. Assets and liabilities denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rates in effect at the date of the Statements of Financial Condition. Income and expense items denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rates in effect during the period. Gains and losses resulting from the translation to U.S. dollars are reported in income currently.

NET INCOME (LOSS) PER UNIT. Net income (loss) per Unit is computed in accordance with the specialized accounting for Investment Companies as illustrated in the Financial Highlights Footnote (See Note 9. Financial Highlights).

MORGAN STANLEY SMITH BARNEY CHARTER SERIES
(FORMERLY, MORGAN STANLEY CHARTER SERIES)

NOTES TO FINANCIAL STATEMENTS
(continued)


TRADING EQUITY. The Partnerships' asset "Trading Equity," reflected on the Statements of Financial Condition, consists of (A) cash on deposit with MS&Co. and MSIP to be used as margin for trading; (B) net unrealized gains or losses on futures and forward contracts, which are valued at fair value and calculated as the difference between original contract value and fair value; and for Partnerships which trade in options; and, if any, (C) options purchased at fair value. Options written at fair value are recorded in "Liabilities".
  The Partnerships, in their normal course of business, enter into various contracts with MS&Co. and MSIP acting as their commodity brokers. Pursuant to brokerage agreements with MS&Co. and MSIP, to the extent that such trading results in unrealized gains or losses, these amounts are offset and reported on a net basis on the Partnerships' Statements of Financial Condition.
  The Partnerships have offset the fair value amounts recognized for forward contracts executed with the same counterparty as allowable under the terms of their master netting agreement with MS&Co., as the counterparty on such contracts. The Partnerships have consistently applied their right to offset.

RESTRICTED AND UNRESTRICTED CASH. As reflected on the Partnerships' Statements of Financial Condition, restricted cash equals the cash portion of assets on deposit to meet margin requirements plus the cash required to offset unrealized losses on foreign currency forwards and options and offset losses on offset London Metal Exchange positions. All of these amounts are maintained separately. Cash that is not classified as restricted cash is therefore classified as unrestricted cash.

BROKERAGE AND RELATED TRANSACTION FEES AND COSTS. Each Partnership currently pays a flat-rate monthly brokerage fee of 1/12 of 6% of the Partnership's net assets as of the first day of each month (a 6% annual rate). Such fees currently cover all brokerage fees, transaction fees and costs, and ordinary administrative and offering expenses.

OPERATING EXPENSES. The Partnerships incur monthly management fees and may incur an incentive fee. All common administrative and continuing offering expenses including legal, auditing, accounting, filing fees, and other related expenses are borne by MS&Co. through the brokerage fees paid by the Partnerships.

CONTINUING OFFERING. Units of each Partnership were offered at a price equal to 100% of the Net Asset Value per Unit as of the close of business on the last day of each month. No selling commissions or charges related to the continuing offering of Units were paid by the limited partners or the Partnerships. MS&Co. paid all such costs.
  Effective December 1, 2008, Charter Aspect, Charter Graham, and Charter WNT no longer offered Units for purchase or exchange.

MORGAN STANLEY SMITH BARNEY CHARTER SERIES
(FORMERLY, MORGAN STANLEY CHARTER SERIES)

NOTES TO FINANCIAL STATEMENTS
(continued)


REDEMPTIONS. Limited partners may redeem some or all of their Units at 100% of the Net Asset Value per Unit as of the end of the last day of any month that is at least six months after the closing at which a person first becomes a limited partner. The Request for Redemption must be delivered to a limited partner's local Morgan Stanley Smith Barney Branch Office in time for it to be forwarded and received by Demeter no later than 3:00 p.m., New York City time, on the last day of the month in which the redemption is to be effective. Redemptions must be made in whole Units, with a minimum of 100 Units required for each redemption, unless a limited partner is redeeming his entire interest in a particular Partnership.
  Units redeemed on or prior to the last day of the twelfth month from the date of purchase will be subject to a redemption charge equal to 2% of the Net Asset Value of a Unit on the Redemption Date. Units redeemed after the last day of the twelfth month and on or prior to the last day of the twenty-fourth month from the date of purchase will be subject to a redemption charge equal to 1% of the Net Asset Value of a Unit on the Redemption Date. Units redeemed after the last day of the twenty-fourth month from the date of purchase will not be subject to a redemption charge. The foregoing redemption charges are paid to MS&Co.
  The aggregate amounts of redemption charges paid to MS&Co. for the years ended December 31, 2009, 2008, and 2007 were as follows:

                                       2009    2008    2007
                                     ------  ------  ------
                                       $       $       $
                   Charter Campbell    --     19,939 147,568
                   Charter Aspect    142,839 203,595  20,263
                   Charter Graham    340,662 362,110 185,283
                   Charter WNT       149,519 104,294  16,590

EXCHANGES. On the last day of the first month which occurred more than six months after a person first became a limited partner in each Partnership except Charter Campbell, and at the end of each month thereafter, limited partners could exchange their Units among Charter Aspect, Charter Graham, and Charter WNT (subject to certain restrictions outlined in the Limited Partnership Agreements) without paying additional charges.
  Effective December 1, 2008, Charter Aspect, Charter Graham, and Charter WNT no longer offer Units for purchase or exchange.

DISTRIBUTIONS. Distributions, other than redemptions of Units, are made on a pro-rata basis at the sole discretion of Demeter. No distributions have been made to date. Demeter does not intend to make any distributions of the Partnerships' profits.

INCOME TAXES. No provision for income taxes has been made in the accompanying financial statements, as partners are individually responsible for reporting income or loss based upon their respective share of each Partnership's revenues and expenses for income tax purposes. The Partnerships file U.S. federal and state tax returns.

MORGAN STANLEY SMITH BARNEY CHARTER SERIES
(FORMERLY, MORGAN STANLEY CHARTER SERIES)

NOTES TO FINANCIAL STATEMENTS
(continued)

  ASC 740-10-50-15, Income Taxes (which incorporates former Financial Accounting Standards Board ("FASB") Statement No. 109 and FASB Interpretation No. 48, Income Taxes), clarifies the accounting for uncertainty in income taxes recognized in a Partnership's financial statements, and prescribes a recognition threshold and measurement attribute for financial statement recognition and measurement of a tax position taken or expected to be taken. The Partnerships have concluded there are no significant uncertain tax positions that would require recognition in the financial statements as of December 31, 2009. If applicable, the Partnerships recognize interest accrued related to unrecognized tax benefits in interest expense and penalties in other expenses in the Statements of Operations. Generally, 2006 through 2009 tax years remain subject to examination by U.S. federal and most state tax authorities.

DISSOLUTION OF THE PARTNERSHIPS. Charter Aspect will terminate on December 31, 2025 and Charter Campbell, Charter Graham, and Charter WCM will terminate on December 31, 2035, or at an earlier date if certain conditions occur as defined in each Partnership's Limited Partnership Agreement.

OTHER PRONOUNCEMENTS.   On July 1, 2009, the FASB issued SFAS No. 168, The FASB
Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles, also known as FASB ASC 105-10, Generally Accepted Accounting Principles ("ASC 105-10" or the "Codification"). ASC 105-10 established the exclusive authoritative reference for U.S. GAAP for use in financial statements except for Securities and Exchange Commission ("SEC") rules and interpretive releases, which are also authoritative GAAP for SEC registrants. The Codification supersedes all existing non-SEC accounting and reporting standards. The Codification became the single source of authoritative accounting principles generally accepted in the United States and is effective for financial statements issued for interim and annual periods ending after September 15, 2009.
  The Partnerships adopted ASC 855-10, Subsequent Events (formerly, SFAS
No. 165, Subsequent Events), which was issued in May 2009, and Accounting Standards Update ("ASU") No. 2010-09, Subsequent Events (Topic 855) Amendments to Certain Recognition and Disclosure Requirements, which was issued in February 2010. ASC 855-10 establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued. ASC 855-10 is effective for the interim and annual periods ending after June 15, 2009 and ASU No. 2010-09 is effective immediately. Management has performed its evaluation of subsequent events and has determined that there were no subsequent events requiring adjustment in the December 31, 2009 financial statements. The nature of the subsequent event effective March 12, 2010 is disclosed in Note 10. Subsequent Event.

MORGAN STANLEY SMITH BARNEY CHARTER SERIES
(FORMERLY, MORGAN STANLEY CHARTER SERIES)

NOTES TO FINANCIAL STATEMENTS
(continued)


  ASC 820-10-65, Fair Value Measurements (formerly, FASB Staff Position ("FSP") SFAS No. 157-4, Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly), was issued in April 2009. ASC 820-10-65 provides additional guidance for determining fair value and requires new disclosures regarding the categories of fair value instruments, as well as the inputs and valuation techniques utilized to determine fair value and any changes to the inputs and valuation techniques during the period. ASC 820-10-65 is effective for the interim and annual periods ending after June 15, 2009. The adoption of ASC 820-10-65 did not have a material impact on the Partnerships' financial statements.

--------------------------------------------------------------------------------
3. RECENT ACCOUNTING PRONOUNCEMENTS

In January 2010, the FASB issued ASU No. 2010-06, Improving Disclosures about Fair Value Measurements, which, among other things, amends ASC 820 to require entities to separately present purchases, sales, issuances, and settlements in their reconciliation of Level 3 fair value measurements (i.e., to present such items on a gross basis rather than on a net basis), and which clarifies existing disclosure requirements provided by ASC 820 regarding the level of disaggregation and the inputs and valuation techniques used to measure fair value for measurements that fall within either Level 2 or Level 3 of the fair value hierarchy. ASU No. 2010-06 is effective for interim and annual periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements which are effective for fiscal years beginning after December 15, 2010 and for interim periods within those fiscal years. The Partnerships are currently assessing the impact of adopting ASU No. 2010-06.
  In June 2009, the FASB issued ASC 810-10, Consolidation of Variable Interest Entities (formerly, SFAS 167, Amendments to FASB Interpretation No. 46(R), Consolidation of Variable Interest Entities). ASC 810-10 contains new criteria for determining the primary beneficiary, and increases the frequency of required reassessments to determine whether a company is the primary beneficiary of a variable interest entity. ASC 810-10 also contains a new requirement that any term, transaction, or arrangement that does not have a substantive effect on an entity's status as a variable interest entity, a company's power over a variable interest entity, or a company's obligation to absorb losses or its right to receive benefits of an entity must be disregarded in applying Interpretation 46(R)'s provisions. ASC 810-10 is applicable for annual periods beginning after November 15, 2009, and interim periods thereafter. Effective February 25, 2010, the FASB has decided to indefinitely defer the application of ASC 810-10 for certain entities. Management believes that the Partnerships meet the criteria for the indefinite deferral of the application of ASC 810-10.

MORGAN STANLEY SMITH BARNEY CHARTER SERIES
(FORMERLY, MORGAN STANLEY CHARTER SERIES)

NOTES TO FINANCIAL STATEMENTS
(continued)


--------------------------------------------------------------------------------
4. RELATED PARTY TRANSACTIONS

Each Partnership's cash is on deposit with Morgan Stanley DW (through March 31,
2007), MS&Co., and MSIP in futures interests trading accounts to meet margin requirements as needed. MS&Co. (Morgan Stanley DW, through March 31, 2007) pays interest on these funds as described in Note 2. Each Partnership pays brokerage fees to MS&Co. (Morgan Stanley DW, through March 31, 2007) as described in Note
2. For Charter Campbell, MSCG acts as the counterparty on all trading of options on foreign currency forward contracts.

--------------------------------------------------------------------------------
5. TRADING ADVISORS

Demeter, on behalf of each Partnership, retains certain commodity trading advisors to make all trading decisions for the Partnerships. The trading advisors for each Partnership at December 31, 2009, were as follows:
Morgan Stanley Smith Barney Charter Campbell L.P.
  Campbell & Company, Inc.

Morgan Stanley Smith Barney Charter Aspect L.P.
  Aspect Capital Limited

Morgan Stanley Smith Barney Charter Graham L.P.
  Graham Capital Management, L.P.

Morgan Stanley Smith Barney Charter WNT L.P.
  Winton Capital Management Limited
  Compensation to the trading advisors by the Partnerships consists of a management fee and an incentive fee as follows:

MANAGEMENT FEE. Charter Aspect, Charter Graham, and Charter WNT each pays its trading advisor a flat-rate monthly fee equal to 1/6 of 1% (a 2% annual rate) of the Partnership's net assets under management by each trading advisor as of the first day of each month.
  Charter Campbell pays its trading advisor a flat-rate monthly fee equal to 1/12 of 2.65% (a 2.65% annual rate) of the Partnership's net assets under management as of the first day of each month.

INCENTIVE FEE. Each Partnership's incentive fee is equal to 20% of trading profits paid on a monthly basis.
  Trading profits represent the amount by which profits from futures, forwards, and options trading exceed losses after brokerage and management fees are deducted. When a trading advisor experiences losses with respect to net assets as of the end of a calendar month, the trading advisor must recover such losses before that trading advisor is eligible for an incentive fee in the future. Cumulative trading losses are adjusted on a pro-rated basis for the amount of each month's net contributions for each trading advisor.

MORGAN STANLEY SMITH BARNEY CHARTER SERIES
(FORMERLY, MORGAN STANLEY CHARTER SERIES)

NOTES TO FINANCIAL STATEMENTS
(continued)


--------------------------------------------------------------------------------
6. FINANCIAL INSTRUMENTS

The Partnerships trade Futures Interests. Futures and forwards represent contracts for delayed delivery of an instrument at a specified date and price. Risk arises from changes in the value of these contracts and the potential inability of counterparties to perform under the terms of the contracts. There are numerous factors which may significantly influence the fair value of these contracts, including interest rate volatility.
  The fair value of exchange-traded contracts is based on the settlement price quoted by the exchange on the day with respect to which fair value is being determined. If an exchange-traded contract could not have been liquidated on such day due to the operation of daily limits or other rules of the exchange, the settlement price shall be the settlement price on the first subsequent day on which the contract could be liquidated. The fair value of off-exchange-traded contracts is based on the fair value quoted by the counterparty.
  The Partnerships' contracts are accounted for on a trade-date basis and marked to market on a daily basis. Each Partnership accounts for its derivative investments as required by ASC 815-10-15, Derivatives and Hedging (formerly, SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities). A derivative is defined as a financial instrument or other contract that has all three of the following characteristics:
(1)One or more underlying notional amounts or payment provisions;
(2)Requires no initial net investment or smaller initial net investment than would be required relative to changes in market factors;
(3)Terms require or permit net settlement.
  Generally, derivatives include futures, forward, swap or options contracts, and other financial instruments with similar characteristics such as caps, floors, and collars.
  The net unrealized gains (losses) on open contracts at December 31, reported as a component of "Trading Equity" on the Statements of Financial Condition, and their longest contract maturities were as follows:

CHARTER CAMPBELL

                  NET UNREALIZED GAINS/(LOSSES)
                        ON OPEN CONTRACTS         LONGEST MATURITIES
                --------------------------------  -------------------
                              OFF-                            OFF-
                 EXCHANGE-  EXCHANGE-             EXCHANGE- EXCHANGE-
           YEAR   TRADED     TRADED      TOTAL     TRADED    TRADED
           ---- ----------  --------- ----------  --------- ---------
                     $          $          $
           2009 (2,594,770) (855,090) (3,449,860) Mar. 2011 Mar. 2010
           2008 (2,252,566)  759,114  (1,493,452) Sep. 2009 Mar. 2009

MORGAN STANLEY SMITH BARNEY CHARTER SERIES
(FORMERLY, MORGAN STANLEY CHARTER SERIES)

NOTES TO FINANCIAL STATEMENTS
(continued)


CHARTER ASPECT

                  NET UNREALIZED GAINS/(LOSSES)
                        ON OPEN CONTRACTS       LONGEST MATURITIES
                  ----------------------------- -------------------
                              OFF-                          OFF-
                  EXCHANGE- EXCHANGE-           EXCHANGE- EXCHANGE-
             YEAR  TRADED    TRADED     TOTAL    TRADED    TRADED
             ---- --------- --------- --------- --------- ---------
                      $         $         $
             2009   601,960 (362,167)   239,793 Jun. 2012 Jan. 2010
             2008 7,949,609 (439,123) 7,510,486 Mar. 2010 Jan. 2009

CHARTER GRAHAM

                  NET UNREALIZED GAINS/(LOSSES)
                        ON OPEN CONTRACTS        LONGEST MATURITIES
                 ------------------------------- -------------------
                              OFF-                           OFF-
                 EXCHANGE-  EXCHANGE-            EXCHANGE- EXCHANGE-
            YEAR  TRADED     TRADED      TOTAL    TRADED    TRADED
            ---- --------- ----------  --------- --------- ---------
                     $          $          $
            2009 4,878,451  1,043,055  5,921,506 Jun. 2011 Feb. 2010
            2008 2,306,468 (1,323,077)   983,391 Jun. 2010 Mar. 2009

CHARTER WNT

                      NET UNREALIZED GAINS
                        ON OPEN CONTRACTS       LONGEST MATURITIES
                  ----------------------------- -------------------
                              OFF-                          OFF-
                  EXCHANGE- EXCHANGE-           EXCHANGE- EXCHANGE-
             YEAR  TRADED    TRADED     TOTAL    TRADED    TRADED
             ---- --------- --------- --------- --------- ---------
                      $         $         $
             2009   470,241    --       470,241 Dec. 2011    --
             2008 2,404,082    --     2,404,082 Jun. 2010    --

  The Partnerships have credit risk associated with counterparty nonperformance. As of the date of the financial statements, the credit risk associated with the instruments in which the Partnerships trade is limited to the unrealized gain amounts reflected in the Partnerships' Statements of Financial Condition.

MORGAN STANLEY SMITH BARNEY CHARTER SERIES
(FORMERLY, MORGAN STANLEY CHARTER SERIES)

NOTES TO FINANCIAL STATEMENTS
(continued)


  The Partnerships also have credit risk because MS&Co., MSIP, and/or MSCG act as the futures commission merchants or the counterparties, with respect to most of the Partnerships' assets. Exchange-traded futures, exchange-traded forward, and exchange-traded futures-styled options contracts are marked to market on a daily basis, with variations in value settled on a daily basis. MS&Co. and MSIP, each acting as a commodity broker for each Partnership's exchange-traded futures, exchange-traded forward, and exchange-traded futures-styled options contracts, are required, pursuant to regulations of the Commodity Futures Trading Commission, to segregate from their own assets, and for the sole benefit of their commodity customers, all funds held by them with respect to exchange-traded futures, exchange-traded forward, and exchange-traded futures-styled options contracts, including an amount equal to the net unrealized gains (losses) on all open exchange-traded futures, exchange-traded forward, and exchange-traded futures-styled options contracts, which funds, in the aggregate, totaled $100,223,698 and $158,231,170 for Charter Campbell, $115,245,689 and $189,083,565 for Charter Aspect, $408,931,514 and $565,899,074
for Charter Graham, and $93,286,036 and $140,870,949 for Charter WNT at December 31, 2009 and 2008, respectively. With respect to each Partnership's off-exchange-traded forward currency contracts and forward currency options contracts, there are no daily settlements of variation in value, nor is there any requirement that an amount equal to the net unrealized gains (losses) on such contracts be segregated. However, each Partnership is required to meet margin requirements equal to the net unrealized loss on open forward currency contracts in the Partnership accounts with the counterparty, which is accomplished by daily maintenance of the cash balance in a custody account held at MS&Co. With respect to those off-exchange-traded forward currency contracts, the Partnerships are at risk to the ability of MS&Co., the sole counterparty on all such contracts, to perform. With respect to those off-exchange-traded forward currency options contracts, Charter Campbell is at risk to the ability of MSCG, the sole counterparty on all such contracts, to perform. Each Partnership has a netting agreement with the counterparties. These agreements, which seek to reduce both the Partnerships' and the counterparties' exposure on off-exchange-traded forward currency contracts, including options on such contracts, should materially decrease the Partnerships' credit risk in the event of MS&Co.'s or MSCG's bankruptcy or insolvency.

MORGAN STANLEY SMITH BARNEY CHARTER SERIES
(FORMERLY, MORGAN STANLEY CHARTER SERIES)

NOTES TO FINANCIAL STATEMENTS
(continued)


  The futures, forwards and options on such contracts traded by the Partnerships involve varying degrees of related market risk. Market risk is often dependent upon changes in the level or volatility of interest rates, exchange rates, and prices of financial instruments and commodities, factors that result in frequent changes in the fair value of the Partnerships' open positions, and consequently in its earnings, whether realized or unrealized, and cash flow. Gains and losses on open positions of exchange-traded futures, exchange-traded forward, and exchange-traded futures-styled options contracts are settled daily through variation margin. Gains and losses on off-exchange-traded forward currency contracts are settled upon termination of the contract. Gains and losses on off-exchange-traded forward currency options contracts are settled upon an agreed upon settlement date. However, the Partnerships are required to meet margin requirements equal to the net unrealized loss on open forward currency contracts in the Partnerships' accounts with the counterparty, which is accomplished by daily maintenance of the cash balance in a custody account held at MS&Co.

--------------------------------------------------------------------------------
7. DERIVATIVES AND HEDGING

ASC 815-10-65, Derivatives and Hedging (formerly, SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities--an amendment of SFAS No. 133, which was issued in March 2008), is intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand how those instruments and activities are accounted for; how and why they are used; and their effects on a Partnership's financial position, financial performance, and cash flows. The Partnerships adopted ASC 815-10-65 as of January 1, 2009. The adoption of ASC 815-10-65 did not have a material impact on the Partnerships' financial statements, other than enhanced financial statements disclosures.
  The Partnerships' objective is to profit from speculative trading in Futures Interests. Therefore, the trading advisor for each Partnership will take speculative positions in Futures Interests where it feels the best profit opportunities exist for its trading strategy. As such, the absolute quantity (the total of the open long and open short positions) has been presented as a part of the volume disclosure, as position direction is not an indicative factor in such volume disclosures. In regards to foreign currency forward trades, each notional quantity amount has been converted to an equivalent contract based upon an industry convention.
  The following tables summarize the valuation of each Partnership's investments as required by ASC 815-10-65 as of December 31, 2009 and reflects the contracts outstanding at such time.

MORGAN STANLEY SMITH BARNEY CHARTER SERIES
(FORMERLY, MORGAN STANLEY CHARTER SERIES)

NOTES TO FINANCIAL STATEMENTS
(continued)



CHARTER CAMPBELL

  The Effect of Trading Activities on the Statements of Financial Condition as of December 31, 2009:

                                                                                          AVERAGE NUMBER
                                                                                           OF CONTRACTS
                                                                                           OUTSTANDING
                                    LONG       LONG       SHORT      SHORT        NET      FOR THE YEAR
                                 UNREALIZED UNREALIZED  UNREALIZED UNREALIZED UNREALIZED    (ABSOLUTE
FUTURES AND FORWARD CONTRACTS       GAIN       LOSS        GAIN       LOSS    GAIN/(LOSS)   QUANTITY)
-----------------------------    ---------- ----------  ---------- ---------- ----------- --------------
                                     $          $           $          $           $
Commodity                          441,146    (298,534)    3,200       --        145,812        229
Equity                             708,608      --         --          --        708,608        656
Foreign currency                    94,380    (898,797)  392,651    (443,357)   (855,123)     2,847
Interest rate                       10,415  (1,206,017)   81,287     (40,670) (1,154,985)     1,941
                                 ---------  ----------   -------    --------  ----------
  Total                          1,254,549  (2,403,348)  477,138    (484,027) (1,155,688)
                                 =========  ==========   =======    ========
  Unrealized currency loss                                                    (2,294,172)
                                                                              ----------
  Total net unrealized loss on
   open contracts                                                             (3,449,860)
                                                                              ==========

                    OPTION CONTRACTS AT FAIR VALUE
                    ------------------------------
                                                       $
                          Options purchased         224,032
                          Options written           (61,722)

CHARTER ASPECT

  The Effect of Trading Activities on the Statements of Financial Condition as of December 31, 2009:

                                                                                          AVERAGE NUMBER
                                                                                           OF CONTRACTS
                                                                                           OUTSTANDING
                                    LONG       LONG       SHORT      SHORT        NET      FOR THE YEAR
                                 UNREALIZED UNREALIZED  UNREALIZED UNREALIZED UNREALIZED    (ABSOLUTE
FUTURES AND FORWARD CONTRACTS       GAIN       LOSS        GAIN       LOSS    GAIN/(LOSS)   QUANTITY)
-----------------------------    ---------- ----------  ---------- ---------- ----------- --------------
                                     $          $           $          $           $
Commodity                        2,048,490  (1,218,723)  128,586     (99,507)    858,846      1,683
Equity                             871,844        (475)    --         (2,147)    869,222        623
Foreign currency                   128,587    (972,143)  504,260     (44,942)   (384,238)     1,178
Interest rate                      331,046  (2,111,629)   49,343     (15,067) (1,746,307)     4,795
                                 ---------  ----------   -------    --------  ----------
  Total                          3,379,967  (4,302,970)  682,189    (161,663)   (402,477)
                                 =========  ==========   =======    ========
  Unrealized currency gain                                                       642,270
                                                                              ----------
  Total net unrealized gain on
   open contracts                                                                239,793
                                                                              ==========

MORGAN STANLEY SMITH BARNEY CHARTER SERIES
(FORMERLY, MORGAN STANLEY CHARTER SERIES)

NOTES TO FINANCIAL STATEMENTS
(continued)



CHARTER GRAHAM

  The Effect of Trading Activities on the Statements of Financial Condition as of December 31, 2009:

                                                                                        AVERAGE NUMBER
                                                                                         OF CONTRACTS
                                                                                         OUTSTANDING
                                  LONG       LONG       SHORT      SHORT        NET      FOR THE YEAR
                               UNREALIZED UNREALIZED  UNREALIZED UNREALIZED UNREALIZED    (ABSOLUTE
FUTURES AND FORWARD CONTRACTS     GAIN       LOSS        GAIN       LOSS    GAIN/(LOSS)   QUANTITY)
-----------------------------  ---------- ----------  ---------- ---------- ----------- --------------
                                   $          $           $          $           $
Commodity                       7,291,580 (1,397,853)   499,089   (253,409)  6,139,407       4,941
Equity                          1,413,940   (626,978)    18,522      --        805,484       3,384
Foreign currency                1,718,378 (1,102,078) 1,070,003   (631,454)  1,054,849      41,153
Interest rate                     154,564 (2,323,801)   227,907    (97,248) (2,038,578)     10,824
                               ---------- ----------  ---------   --------  ----------
  Total                        10,578,462 (5,450,710) 1,815,521   (982,111)  5,961,162
                               ========== ==========  =========   ========
  Unrealized currency loss                                                     (39,656)
                                                                            ----------
  Total net unrealized gain
   on open contracts                                                         5,921,506
                                                                            ==========

CHARTER WNT

  The Effect of Trading Activities on the Statements of Financial Condition as of December 31, 2009:

                                                                                         AVERAGE NUMBER
                                                                                          OF CONTRACTS
                                                                                          OUTSTANDING
                                    LONG       LONG      SHORT      SHORT        NET      FOR THE YEAR
                                 UNREALIZED UNREALIZED UNREALIZED UNREALIZED UNREALIZED    (ABSOLUTE
FUTURES AND FORWARD CONTRACTS       GAIN       LOSS       GAIN       LOSS    GAIN/(LOSS)   QUANTITY)
-----------------------------    ---------- ---------- ---------- ---------- ----------- --------------
                                     $          $          $          $           $
Commodity                          574,468   (129,165)   44,484    (155,258)   334,529         436
Equity                             479,575     (6,670)     --        (6,447)   466,458         336
Foreign currency                    50,370   (357,577)    3,450     (25,406)  (329,163)        476
Interest rate                      303,800   (291,188)   13,114     (12,796)    12,930       1,613
                                 ---------   --------    ------    --------   --------
  Total                          1,408,213   (784,600)   61,048    (199,907)   484,754
                                 =========   ========    ======    ========
  Unrealized currency loss                                                     (14,513)
                                                                              --------
  Total net unrealized gain on
   open contracts                                                              470,241
                                                                              ========

                    OPTION CONTRACTS AT FAIR VALUE
                    ------------------------------
                                                       $
                          Options purchased          2,053
                          Options written           (4,693)

MORGAN STANLEY SMITH BARNEY CHARTER SERIES
(FORMERLY, MORGAN STANLEY CHARTER SERIES)

NOTES TO FINANCIAL STATEMENTS
(continued)



  The following tables summarize the net trading results of each Partnership for the year ended December 31, 2009 as required by the disclosures about Derivatives and Hedging Topic of ASC 815-10-65.

CHARTER CAMPBELL

  The Effect of Trading Activities on the Statements of Operations for the year ended December 31, 2009 included in Total Trading Results:

                     TYPE OF INSTRUMENT
                     ------------------
                                                    $
                     Commodity                   (406,995)
                     Equity                      (885,043)
                     Foreign currency           3,502,707
                     Interest rate             (4,817,441)
                     Unrealized currency gain      59,413
                                               ----------
                       Total                   (2,547,359)
                                               ==========

  Line Items on the Statements of Operations for the year ended December 31, 2009:

                     TRADING RESULTS
                     ---------------
                                                    $
                     Realized                    (596,625)
                     Net change in unrealized  (1,950,734)
                                               ----------
                       Total Trading Results   (2,547,359)
                                               ==========

CHARTER ASPECT

  The Effect of Trading Activities on the Statements of Operations for the year ended December 31, 2009 included in Total Trading Results:

                     TYPE OF INSTRUMENT
                     ------------------
                                                    $
                     Commodity                  (5,919,676)
                     Equity                      1,387,998
                     Foreign currency           (4,832,915)
                     Interest rate              (4,657,633)
                     Unrealized currency loss     (170,127)
                                               -----------
                       Total                   (14,192,353)
                                               ===========

  Line Items on the Statements of Operations for the year ended December 31, 2009:

                     TRADING RESULTS
                     ---------------
                                                    $
                     Realized                   (6,921,660)
                     Net change in unrealized   (7,270,693)
                                               -----------
                       Total Trading Results   (14,192,353)
                                               ===========

MORGAN STANLEY SMITH BARNEY CHARTER SERIES
(FORMERLY, MORGAN STANLEY CHARTER SERIES)

NOTES TO FINANCIAL STATEMENTS
(continued)



CHARTER GRAHAM

  The Effect of Trading Activities on the Statements of Operations for the year ended December 31, 2009 included in Total Trading Results:

                     TYPE OF INSTRUMENT
                     ------------------
                                                    $
                     Commodity                   1,660,953
                     Equity                     45,253,372
                     Foreign currency           13,138,360
                     Interest rate             (25,166,393)
                     Unrealized currency loss   (1,214,454)
                                               -----------
                       Total                    33,671,838
                                               ===========

  Line Items on the Statements of Operations for the year ended December 31, 2009:

                      TRADING RESULTS
                      ---------------
                                                    $
                      Realized                  28,733,723
                      Net change in unrealized   4,938,115
                                                ----------
                        Total Trading Results   33,671,838
                                                ==========

CHARTER WNT

  The Effect of Trading Activities on the Statements of Operations for the year ended December 31, 2009 included in Total Trading Results:

                     TYPE OF INSTRUMENT
                     ------------------
                                                    $
                     Commodity                   (836,702)
                     Equity                    (1,421,780)
                     Foreign currency          (1,704,499)
                     Interest rate             (1,376,349)
                     Unrealized currency loss    (106,648)
                                               ----------
                       Total                   (5,445,978)
                                               ==========

  Line Items on the Statements of Operations for the year ended December 31, 2009:

                     TRADING RESULTS
                     ---------------
                                                    $
                     Realized                  (3,514,634)
                     Net change in unrealized  (1,931,344)
                                               ----------
                       Total Trading Results   (5,445,978)
                                               ==========

MORGAN STANLEY SMITH BARNEY CHARTER SERIES
(FORMERLY, MORGAN STANLEY CHARTER SERIES)

NOTES TO FINANCIAL STATEMENTS
(continued)



--------------------------------------------------------------------------------
8. FAIR VALUE MEASUREMENTS AND DISCLOSURES

As defined by ASC 820-10-55, Fair Value Measurements and Disclosures (formerly, SFAS No. 157, Fair Value Measurements), fair value is the amount that would be recovered when an asset is sold or an amount paid to transfer a liability, in an ordinary transaction, between market participants at the measurement date (exit price). Market price observability is impacted by a number of factors, including the types of investments, the characteristics specific to the investment, and the state of the market (including the existence and the transparency of transactions between market participants). Investments with readily available actively quoted prices in an ordinary market will generally have a higher degree of market price observability and a lesser degree of judgment used in measuring fair value.

  ASC 820-10-55 requires use of a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three levels:
Level 1--unadjusted quoted market prices in active markets for identical assets and liabilities; Level 2--inputs other than unadjusted quoted market prices that are observable for the asset or liability, either directly or indirectly (including quoted prices for similar investments, interest rates, credit risk); and Level 3--unobservable inputs for the asset or liability (including the Partnerships' own assumptions used in determining the fair value of investments).
  In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, an investment's level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. The Partnerships' assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the investment.
  The Partnerships adopted ASC 820-10-55 as of January 1, 2008. The adoption of ASC 820-10-55 did not have a material impact on the Partnerships' financial statements, other than enhanced financial statements disclosures.

MORGAN STANLEY SMITH BARNEY CHARTER SERIES
(FORMERLY, MORGAN STANLEY CHARTER SERIES)

NOTES TO FINANCIAL STATEMENTS
(continued)


  The following tables summarize the valuation of each Partnership's investments according to the level of the above ASC 820-10-55 fair value hierarchy as of December 31, 2009 and 2008, respectively:

CHARTER CAMPBELL

                         UNADJUSTED
                           QUOTED
                         PRICES IN
                           ACTIVE
                          MARKETS    SIGNIFICANT
                            FOR         OTHER    SIGNIFICANT
                         IDENTICAL   OBSERVABLE  UNOBSERVABLE
                           ASSETS      INPUTS       INPUTS
                         (LEVEL 1)    (LEVEL 2)   (LEVEL 3)      TOTAL
                         ----------  ----------- ------------ ----------
      DECEMBER 31, 2009
      -----------------      $            $           $            $
      ASSETS
      Net unrealized
       loss on open
       contracts         (2,594,770)  (855,090)      n/a      (3,449,860)
      Options purchased      --        224,032       n/a         224,032

      LIABILITIES
      Options written        --         61,722       n/a          61,722

      DECEMBER 31, 2008
      -----------------
      ASSETS
      Net unrealized
       gain (loss) on
       open contracts    (2,252,566)   759,114       n/a      (1,493,452)
      Options purchased      --         33,971       n/a          33,971

      LIABILITIES
      Options written        --        194,835       n/a         194,835

CHARTER ASPECT

                           UNADJUSTED
                             QUOTED
                           PRICES IN
                             ACTIVE
                            MARKETS   SIGNIFICANT
                              FOR        OTHER    SIGNIFICANT
                           IDENTICAL  OBSERVABLE  UNOBSERVABLE
                             ASSETS     INPUTS       INPUTS
                           (LEVEL 1)   (LEVEL 2)   (LEVEL 3)     TOTAL
                           ---------- ----------- ------------ ---------
        DECEMBER 31, 2009
        -----------------      $           $           $           $
        ASSETS
        Net unrealized
         gain (loss) on
         open contracts      601,960   (362,167)      n/a        239,793

        DECEMBER 31, 2008
        -----------------
        ASSETS
        Net unrealized
         gain (loss) on
         open contracts    7,949,609   (439,123)      n/a      7,510,486

MORGAN STANLEY SMITH BARNEY CHARTER SERIES
(FORMERLY, MORGAN STANLEY CHARTER SERIES)

NOTES TO FINANCIAL STATEMENTS
(continued)



CHARTER GRAHAM

                           UNADJUSTED
                             QUOTED
                           PRICES IN
                             ACTIVE
                            MARKETS   SIGNIFICANT
                              FOR        OTHER    SIGNIFICANT
                           IDENTICAL  OBSERVABLE  UNOBSERVABLE
                             ASSETS     INPUTS       INPUTS
                           (LEVEL 1)   (LEVEL 2)   (LEVEL 3)     TOTAL
                           ---------- ----------- ------------ ---------
        DECEMBER 31, 2009
        -----------------      $           $           $           $
        ASSETS
        Net unrealized
         gain on open
         contracts         4,878,451   1,043,055      n/a      5,921,506

        DECEMBER 31, 2008
        -----------------
        ASSETS
        Net unrealized
         gain (loss) on
         open contracts    2,306,468  (1,323,077)     n/a        983,391

CHARTER WNT

                           UNADJUSTED
                             QUOTED
                           PRICES IN
                             ACTIVE
                            MARKETS   SIGNIFICANT
                              FOR        OTHER    SIGNIFICANT
                           IDENTICAL  OBSERVABLE  UNOBSERVABLE
                             ASSETS     INPUTS       INPUTS
                           (LEVEL 1)   (LEVEL 2)   (LEVEL 3)     TOTAL
                           ---------- ----------- ------------ ---------
        DECEMBER 31, 2009
        -----------------      $           $           $           $
        ASSETS
        Net unrealized
         gain on open
         contracts           470,241      --          n/a        470,241
        Options purchased      2,053      --          n/a          2,053

        LIABILITIES
        Options written        4,693      --          n/a          4,693

        DECEMBER 31, 2008
        -----------------
        ASSETS
        Net unrealized
         gain on open
         contracts         2,404,082       -          n/a      2,404,082

MORGAN STANLEY SMITH BARNEY CHARTER SERIES
(FORMERLY, MORGAN STANLEY CHARTER SERIES)

NOTES TO FINANCIAL STATEMENTS
(continued)



--------------------------------------------------------------------------------
9. FINANCIAL HIGHLIGHTS

CHARTER CAMPBELL

                                              2009      2008     2007
                                            --------  -------  --------
       PER UNIT OPERATING PERFORMANCE:
       NET ASSET VALUE, JANUARY 1:          $  10.88  $ 11.13  $  13.09
                                            --------  -------  --------
       NET OPERATING RESULTS:
          Interest Income                       0.01     0.18      0.57
          Expenses                             (0.90)   (0.99)    (1.09)
          Realized Profit (Loss)/(1)/          (0.03)    0.39     (0.43)
          Unrealized Profit (Loss)             (0.17)    0.17     (1.01)
                                            --------  -------  --------
          Net Loss                             (1.09)   (0.25)    (1.96)
                                            --------  -------  --------
       NET ASSET VALUE, DECEMBER 31:        $   9.79  $ 10.88  $  11.13
                                            ========  =======  ========
       FOR THE CALENDAR YEAR:
       RATIOS TO AVERAGE NET ASSETS:
          Net Investment Loss                 (8.9)%   (7.4)%    (4.3)%
          Expenses before Incentive Fees       9.0 %    9.1 %     8.9 %
          Expenses after Incentive Fees        9.0 %    9.1 %     8.9 %
          Net Loss                           (11.2)%   (1.8)%   (15.8)%
       TOTAL RETURN BEFORE INCENTIVE FEES    (10.0)%   (2.2)%   (15.0)%
       TOTAL RETURN AFTER INCENTIVE FEES     (10.0)%   (2.2)%   (15.0)%

       INCEPTION-TO-DATE RETURN               (2.1)%
       COMPOUND ANNUALIZED RETURN             (0.3)%

CHARTER ASPECT

                                              2009      2008      2007
                                            --------  --------  -------
       PER UNIT OPERATING PERFORMANCE:
       NET ASSET VALUE, JANUARY 1:          $  22.48  $  18.14  $ 17.38
                                            --------  --------  -------
       NET OPERATING RESULTS:
          Interest Income                       0.02      0.27     0.78
          Expenses                             (1.66)    (2.36)   (1.60)
          Realized Profit (Loss)/(1)/          (1.01)     6.13     1.54
          Unrealized Profit (Loss)             (1.11)     0.30     0.04
                                            --------  --------  -------
          Net Income (Loss)                    (3.76)     4.34     0.76
                                            --------  --------  -------
       NET ASSET VALUE, DECEMBER 31:        $  18.72  $  22.48  $ 18.14
                                            ========  ========  =======
       FOR THE CALENDAR YEAR:
       RATIOS TO AVERAGE NET ASSETS:
          Net Investment Loss                 (8.3)%   (10.4)%   (4.7)%
          Expenses before Incentive Fees       8.3 %     7.9 %    7.9 %
          Expenses after Incentive Fees        8.4 %    11.8 %    9.1 %
          Net Income (Loss)                  (19.2)%    21.9 %    4.5 %
       TOTAL RETURN BEFORE INCENTIVE FEES    (16.6)%    28.2 %    5.6 %
       TOTAL RETURN AFTER INCENTIVE FEES     (16.7)%    23.9 %    4.4 %

       INCEPTION-TO-DATE RETURN               87.2 %
       COMPOUND ANNUALIZED RETURN              4.0 %

MORGAN STANLEY SMITH BARNEY CHARTER SERIES
(FORMERLY, MORGAN STANLEY CHARTER SERIES)

NOTES TO FINANCIAL STATEMENTS
(concluded)



CHARTER GRAHAM

                                               2009      2008     2007
                                             --------  -------  -------
        PER UNIT OPERATING PERFORMANCE:
        NET ASSET VALUE, JANUARY 1:          $  29.13  $ 22.02  $ 19.46
                                             --------  -------  -------
        NET OPERATING RESULTS:
           Interest Income                       0.02     0.34     0.90
           Expenses                             (2.57)   (2.58)   (1.63)
           Realized Profit/(1)/                  1.99     9.29     3.91
           Unrealized Profit (Loss)              0.32     0.06    (0.62)
                                             --------  -------  -------
           Net Income (Loss)                    (0.24)    7.11     2.56
                                             --------  -------  -------
        NET ASSET VALUE, DECEMBER 31:        $  28.89  $ 29.13  $ 22.02
                                             ========  =======  =======
        FOR THE CALENDAR YEAR:
        RATIOS TO AVERAGE NET ASSETS:
           Net Investment Loss                 (9.0)%   (8.8)%   (3.6)%
           Expenses before Incentive Fees       8.2 %    7.9 %    8.0 %
           Expenses after Incentive Fees        9.1 %   10.1 %    8.0 %
           Net Income (Loss)                   (1.2)%   28.3 %   12.1 %
        TOTAL RETURN BEFORE INCENTIVE FEES      0.1 %   34.9 %   13.2 %
        TOTAL RETURN AFTER INCENTIVE FEES      (0.8)%   32.3 %   13.2 %

        INCEPTION-TO-DATE RETURN              188.9 %
        COMPOUND ANNUALIZED RETURN             10.3 %

CHARTER WNT

                                               2009      2008     2007
                                             --------  -------  -------
        PER UNIT OPERATING PERFORMANCE:
        NET ASSET VALUE, JANUARY 1:          $  13.02  $ 11.27  $ 10.21
                                             --------  -------  -------
        NET OPERATING RESULTS:
           Interest Income                       0.01     0.16     0.43
           Expenses                             (0.99)   (1.29)   (0.98)
           Realized Profit (Loss)/(1)/          (0.38)    2.74     1.61
           Unrealized Profit (Loss)             (0.22)    0.14     --
                                             --------  -------  -------
           Net Income (Loss)                    (1.58)    1.75     1.06
                                             --------  -------  -------
        NET ASSET VALUE, DECEMBER 31:....... $  11.44  $ 13.02  $ 11.27
                                             ========  =======  =======
        FOR THE CALENDAR YEAR:
        RATIOS TO AVERAGE NET ASSETS:
           Net Investment Loss                 (8.3)%   (9.0)%   (5.1)%
           Expenses before Incentive Fees       8.3 %    7.7 %    7.6 %
           Expenses after Incentive Fees        8.4 %   10.3 %    9.1 %
           Net Income (Loss)                  (13.6)%   13.0 %   11.3 %
        TOTAL RETURN BEFORE INCENTIVE FEES    (12.0)%   18.4 %   11.9 %
        TOTAL RETURN AFTER INCENTIVE FEES     (12.1)%   15.5 %   10.4 %

        INCEPTION-TO-DATE RETURN               14.4 %
        COMPOUND ANNUALIZED RETURN              1.2 %

(1)Realized Profit (Loss) is a balancing amount necessary to reconcile the change in Net Asset Value per Unit with the other per Unit information.

--------------------------------------------------------------------------------
10. SUBSEQUENT EVENT

Effective March 12, 2010, Campbell & Company, Inc. ("Campbell"), the trading advisor of Charter Campbell, announced that, by mutual agreement, Chief Investment Officer Kevin Heerdt left the firm to pursue other interests.
  Going forward, management of the research and investment process at Campbell will be conducted by an Investment Committee chaired by Campbell's Vice Chairman Bruce Cleland. Other members of the Investment Committee will be Research Director, Xiaohua Hu, PhD, and Chief Operating Officer Will Andrews.

                                  PRE-SORTED
                               FIRST CLASS MAIL
                               U.S. POSTAGE PAID
                               NEW BRUNSWICK, NJ
                                   PERMIT #1
                    Demeter Management LLC
                    PO Box 340
                    New York, NY 10008-0340
[LOGO]

ADDRESS SERVICE REQUESTED


[GRAPHIC] printed on recycled paper