Form 10-K, Exhibit 13
period 2010-12-31
MORGAN STANLEY SMITH BARNEY CHARTER ASPECT L.P.
filed 2011-03-29
CIK 914747

  MORGAN STANLEY SMITH BARNEY
  CHARTER SERIES
  December 31, 2010
  Annual Report


    [LOGO]

TO THE LIMITED PARTNERS OF:

MORGAN STANLEY SMITH BARNEY CHARTER CAMPBELL L.P.
MORGAN STANLEY SMITH BARNEY CHARTER ASPECT L.P.
MORGAN STANLEY SMITH BARNEY CHARTER WNT L.P.

  To the best of the knowledge and belief of the undersigned, the information contained herein is accurate and complete.

        /s/ Walter J. Davis
By:

Walter Davis
President and Director
Ceres Managed Futures LLC,
General Partner of
Morgan Stanley Smith Barney Charter Campbell L.P.
Morgan Stanley Smith Barney Charter Aspect L.P.
Morgan Stanley Smith Barney Charter WNT L.P.

MORGAN STANLEY SMITH BARNEY CHARTER SERIES

MANAGEMENT'S REPORT ON INTERNAL CONTROL OVER FINANCIAL REPORTING

  Ceres Managed Futures LLC ("Ceres"), formerly Demeter Management LLC, the general partner of Morgan Stanley Smith Barney Charter Campbell L.P., Morgan Stanley Smith Barney Charter Aspect L.P., and Morgan Stanley Smith Barney Charter WNT L.P. (collectively, the "Partnerships"), is responsible for the management of the Partnerships.

  Management of Ceres ("Management") is responsible for establishing and maintaining adequate internal control over financial reporting. The internal control over financial reporting is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.

  The Partnerships' internal control over financial reporting includes those policies and procedures that:

.. Pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Partnerships;

.. Provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that the Partnerships' transactions are being made only in accordance with authorizations of Management and directors of Ceres; and

.. Provide reasonable assurance regarding prevention or timely detection and correction of unauthorized acquisition, use or disposition of the Partnerships' assets that could have a material effect on the financial statements.

  Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

  Management assessed the effectiveness of each Partnership's internal control over financial reporting as of December 31, 2010. In making this assessment, Management used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission in Internal Control--Integrated Framework. Based on our assessment and those criteria, Management believes that each Partnership maintained effective internal control over financial reporting as of December 31, 2010.

/s/ Walter J. Davis

Walter Davis
President and Director
Ceres Managed Futures LLC

/s/ Jennifer Magro

Jennifer Magro
Chief Financial Officer and Director
Ceres Managed Futures LLC

New York, New York
March 28, 2011

MORGAN STANLEY SMITH BARNEY CHARTER SERIES

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Limited Partners and the General Partner of Morgan Stanley Smith Barney Charter Campbell L.P., Morgan Stanley Smith Barney Charter Aspect L.P., and Morgan Stanley Smith Barney Charter WNT L.P.:

  We have audited the accompanying statements of financial condition of Morgan Stanley Smith Barney Charter Campbell L.P., Morgan Stanley Smith Barney Charter Aspect L.P., and Morgan Stanley Smith Barney Charter WNT L.P. (collectively, the "Partnerships"), including the condensed schedules of investments, as of December 31, 2010 and 2009, and the related statements of operations and changes in partners' capital for each of the three years in the period ended December 31, 2010. These financial statements are the responsibility of the Partnerships' management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Partnerships are not required to have, nor were we engaged to perform, an audit of their internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnerships' internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements present fairly, in all material respects, the financial position of Morgan Stanley Smith Barney Charter Campbell L.P., Morgan Stanley Smith Barney Charter Aspect L.P., and Morgan Stanley Smith Barney Charter WNT L.P. as of December 31, 2010 and 2009, and the results of their operations and changes in their partners' capital for each of the three years in the period ended December 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

New York, New York
March 28, 2011

MORGAN STANLEY SMITH BARNEY CHARTER CAMPBELL L.P.

STATEMENTS OF FINANCIAL CONDITION

                                                                             DECEMBER 31,
                                                                       -----------------------
                                                                            2010       2009
                                                                       ----------  -----------
                                                                            $           $
                                            ASSETS
Trading Equity:
  Unrestricted cash                                                    79,053,213   95,664,676
  Restricted cash                                                       5,052,970    7,153,792
                                                                       ----------  -----------
    Total Cash                                                         84,106,183  102,818,468
                                                                       ----------  -----------
  Net unrealized gain on open contracts (MSIP)                            356,301      237,468
  Net unrealized loss on open contracts (MS&Co.)                         (216,405)  (3,687,328)
                                                                       ----------  -----------
    Total net unrealized gain (loss) on open contracts                    139,896   (3,449,860)
                                                                       ----------  -----------
  Options purchased (premiums paid $267,400 and $230,419,
   respectively)                                                          366,896      224,032
                                                                       ----------  -----------
    Total Trading Equity                                               84,612,975   99,592,640
Interest receivable (MSSB and MS&Co.)                                       5,799          805
                                                                       ----------  -----------
    Total Assets                                                       84,618,774   99,593,445
                                                                       ==========  ===========

                              LIABILITIES AND PARTNERS' CAPITAL

LIABILITIES

Redemptions payable                                                     2,189,794    4,061,758
Accrued brokerage fees (MS&Co.)                                           400,033      513,615
Accrued management fees                                                   176,681      226,847
Options written (premiums received $58,237 and $71,821, respectively)     166,225       61,722
                                                                       ----------  -----------
    Total Liabilities                                                   2,932,733    4,863,942
                                                                       ----------  -----------

PARTNERS' CAPITAL

Limited Partners (7,633,482.867 and 9,577,179.414 Units,
 respectively)                                                         80,808,446   93,776,897
General Partner (82,901.055 and 97,287.055 Units, respectively)           877,595      952,606
                                                                       ----------  -----------
    Total Partners' Capital                                            81,686,041   94,729,503
                                                                       ----------  -----------
    Total Liabilities and Partners' Capital                            84,618,774   99,593,445
                                                                       ==========  ===========

NET ASSET VALUE PER UNIT                                                    10.59         9.79
                                                                       ==========  ===========

  The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SMITH BARNEY CHARTER CAMPBELL L.P.

STATEMENTS OF OPERATIONS

                                             FOR THE YEARS ENDED DECEMBER 31,
                                      ---------------------------------------------
                                            2010          2009            2008
                                      -------------  --------------  --------------
                                            $               $               $
INVESTMENT INCOME
  Interest income (MSSB and MS&Co.)          75,972          99,203       3,338,645
                                      -------------  --------------  --------------

EXPENSES
  Brokerage fees (MS&Co.)                 4,979,646       6,967,194      12,855,240
  Management fees                         2,199,344       3,077,177       5,677,730
                                      -------------  --------------  --------------
   Total Expenses                         7,178,990      10,044,371      18,532,970
                                      -------------  --------------  --------------

NET INVESTMENT LOSS                      (7,103,018)     (9,945,168)    (15,194,325)
                                      -------------  --------------  --------------

TRADING RESULTS
Trading profit (loss):
  Realized                                9,247,401        (596,625)      8,407,556
  Net change in unrealized                3,577,552      (1,950,734)      3,162,293
  Proceeds From Litigation                    6,177        --              --
                                      -------------  --------------  --------------
   Total Trading Results                 12,831,130      (2,547,359)     11,569,849
                                      -------------  --------------  --------------

NET INCOME (LOSS)                         5,728,112     (12,492,527)     (3,624,476)
                                      =============  ==============  ==============

NET INCOME (LOSS) ALLOCATION
Limited Partners                          5,668,654     (12,365,225)     (3,581,347)
General Partner                              59,458        (127,302)        (43,129)

NET INCOME (LOSS) PER UNIT*
Limited Partners                               0.80           (1.09)          (0.25)
General Partner                                0.80           (1.09)          (0.25)

                                          UNITS           UNITS           UNITS
                                      -------------  --------------  --------------
WEIGHTED AVERAGE NUMBER OF UNITS
 OUTSTANDING                          8,728,567.186  11,287,724.872  18,734,987.587

*Based on change in Net Asset Value per Unit.

  The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SMITH BARNEY CHARTER ASPECT L.P.

STATEMENTS OF FINANCIAL CONDITION

                                                                              DECEMBER 31,
                                                                        -----------------------
                                                                             2010       2009
                                                                        ----------- -----------
                                                                             $           $
                                            ASSETS
Trading Equity:
  Unrestricted cash                                                     98,314,468  101,013,648
  Restricted cash                                                         5,111,849  13,630,081
                                                                        ----------- -----------
    Total Cash                                                          103,426,317 114,643,729
                                                                        ----------- -----------
  Net unrealized gain (loss) on open contracts (MS&Co.)                   5,598,748    (206,150)
  Net unrealized gain on open contracts (MSIP)                              468,290     445,943
                                                                        ----------- -----------
    Total net unrealized gain on open contracts                           6,067,038     239,793
                                                                        ----------- -----------
    Total Trading Equity                                                109,493,355 114,883,522
Interest receivable (MSSB)                                                    6,465      --
                                                                        ----------- -----------
    Total Assets                                                        109,499,820 114,883,522
                                                                        =========== ===========

                               LIABILITIES AND PARTNERS' CAPITAL

LIABILITIES

Redemptions payable                                                       1,744,087     965,075
Accrued brokerage fees (MS&Co.)                                             514,941     603,471
Accrued management fees                                                     171,647     201,157
Interest payable (MS&Co.)                                                   --               89
                                                                        ----------- -----------
    Total Liabilities                                                     2,430,675   1,769,792
                                                                        ----------- -----------

PARTNERS' CAPITAL

Limited Partners (5,113,735.708 and 5,981,069.975 Units, respectively)  105,911,284 111,976,636
General Partner (55,905.223 and 60,736.223 Units, respectively)           1,157,861   1,137,094
                                                                        ----------- -----------
    Total Partners' Capital                                             107,069,145 113,113,730
                                                                        ----------- -----------
    Total Liabilities and Partners' Capital                             109,499,820 114,883,522
                                                                        =========== ===========

NET ASSET VALUE PER UNIT                                                      20.71       18.72
                                                                        =========== ===========

  The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SMITH BARNEY CHARTER ASPECT L.P.

STATEMENTS OF OPERATIONS

                                            FOR THE YEARS ENDED DECEMBER 31,
                                      -------------------------------------------
                                            2010         2009           2008
                                      -------------  -------------  -------------
                                            $              $              $
INVESTMENT INCOME
  Interest income (MSSB and MS&Co.)         101,524        135,912      2,196,569
                                      -------------  -------------  -------------
EXPENSES
  Brokerage fees (MS&Co.)                 6,542,580      8,101,403      9,627,330
  Management fees                         2,180,861      2,700,468      3,209,111
  Incentive fees                            --             114,911      6,386,421
                                      -------------  -------------  -------------
   Total Expenses                         8,723,441     10,916,782     19,222,862
                                      -------------  -------------  -------------
NET INVESTMENT LOSS                      (8,621,917)   (10,780,870)   (17,026,293)
                                      -------------  -------------  -------------
TRADING RESULTS
Trading profit (loss):
  Realized                               13,688,766     (6,921,660)    50,386,195
  Net change in unrealized                5,827,245     (7,270,693)     2,446,380
  Proceeds From Litigation                   40,052        --             --
                                      -------------  -------------  -------------
   Total Trading Results                 19,556,063    (14,192,353)    52,832,575
                                      -------------  -------------  -------------
NET INCOME (LOSS)                        10,934,146    (24,973,223)    35,806,282
                                      =============  =============  =============
NET INCOME (LOSS) ALLOCATION
Limited Partners                         10,821,260    (24,719,262)    35,427,485
General Partner                             112,886       (253,961)       378,797
NET INCOME (LOSS) PER UNIT*
Limited Partners                               1.99          (3.76)          4.34
General Partner                                1.99          (3.76)          4.34

                                          UNITS          UNITS          UNITS
                                      -------------  -------------  -------------
WEIGHTED AVERAGE NUMBER OF UNITS
 OUTSTANDING                          5,695,372.532  6,614,438.867  8,141,229.423

*Based on change in Net Asset Value per Unit.

  The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SMITH BARNEY CHARTER WNT L.P.

STATEMENTS OF FINANCIAL CONDITION

                                                                            DECEMBER 31,
                                                                        ---------------------
                                                                           2010       2009
                                                                        ---------- ----------
                                                                            $          $
                                           ASSETS
Trading Equity:
  Unrestricted cash                                                     78,094,582 86,689,859
  Restricted cash                                                        2,865,033  6,125,936
                                                                        ---------- ----------
    Total Cash                                                          80,959,615 92,815,795
                                                                        ---------- ----------

  Net unrealized gain on open contracts (MS&Co.)                         2,156,329    180,236
  Net unrealized gain on open contracts (MSIP)                             288,889    290,005
                                                                        ---------- ----------
    Total net unrealized gain on open contracts                          2,445,218    470,241
                                                                        ---------- ----------
  Options purchased (premiums paid $4,000 and $4,263 respectively)           2,775      2,053
                                                                        ---------- ----------
    Total Trading Equity                                                83,407,608 93,288,089
Interest receivable (MSSB and MS&Co.)                                        6,527      1,324
                                                                        ---------- ----------
    Total Assets                                                        83,414,135 93,289,413
                                                                        ========== ==========

                             LIABILITIES AND PARTNERS' CAPITAL

LIABILITIES

Redemptions payable                                                      2,102,069    558,871
Accrued brokerage fees (MS&Co.)                                            399,170    479,005
Accrued management fees                                                    133,056    159,668
Options written (premiums received $7,425 and $9,400, respectively)          5,500      4,693
                                                                        ---------- ----------
    Total Liabilities                                                    2,639,795  1,202,237
                                                                        ---------- ----------

PARTNERS' CAPITAL

Limited Partners (6,431,165.896 and 7,969,131.800 Units, respectively)  79,881,815 91,155,811
General Partner (71,855.857 and 81,422.857 Units, respectively)            892,525    931,365
                                                                        ---------- ----------
    Total Partners' Capital                                             80,774,340 92,087,176
                                                                        ---------- ----------
    Total Liabilities and Partners' Capital                             83,414,135 93,289,413
                                                                        ========== ==========

NET ASSET VALUE PER UNIT                                                     12.42      11.44
                                                                        ========== ==========

  The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SMITH BARNEY CHARTER WNT L.P.

STATEMENTS OF OPERATIONS

                                            FOR THE YEARS ENDED DECEMBER 31,
                                      -------------------------------------------
                                            2010         2009           2008
                                      -------------  -------------  -------------
                                            $              $              $
INVESTMENT INCOME
  Interest income (MSSB and MS&Co.)          94,057        110,792      1,517,958
                                      -------------  -------------  -------------

EXPENSES
  Brokerage fees (MS&Co.)                 5,305,620      6,399,137      6,945,739
  Management fees                         1,768,540      2,133,046      2,315,246
  Incentive fees                            --             117,188      3,078,061
                                      -------------  -------------  -------------
   Total Expenses                         7,074,160      8,649,371     12,339,046
                                      -------------  -------------  -------------

NET INVESTMENT LOSS                      (6,980,103)    (8,538,579)   (10,821,088)
                                      -------------  -------------  -------------

TRADING RESULTS
Trading profit (loss):
  Realized                               12,177,274     (3,514,634)    25,147,601
  Net change in unrealized                1,973,180     (1,931,344)     1,306,242
  Proceeds From Litigation                   40,150        --             --
                                      -------------  -------------  -------------
   Total Trading Results                 14,190,604     (5,445,978)    26,453,843
                                      -------------  -------------  -------------

NET INCOME (LOSS)                         7,210,501    (13,984,557)    15,632,755
                                      =============  =============  =============

NET INCOME (LOSS) ALLOCATION
Limited Partners                          7,136,913    (13,844,272)    15,467,529
General Partner                              73,588       (140,285)       165,226

NET INCOME (LOSS) PER UNIT*
Limited Partners                               0.98          (1.58)          1.75
General Partner                                0.98          (1.58)          1.75

                                          UNITS          UNITS          UNITS
                                      -------------  -------------  -------------
WEIGHTED AVERAGE NUMBER OF UNITS
 OUTSTANDING                          7,530,886.296  8,808,175.647  9,583,683.847

*Based on change in Net Asset Value per Unit.

  The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SMITH BARNEY CHARTER CAMPBELL L.P.

STATEMENTS OF CHANGES IN PARTNERS' CAPITAL

FOR THE YEARS ENDED DECEMBER 31, 2010, 2009, AND 2008

                                         UNITS OF
                                        PARTNERSHIP      LIMITED       GENERAL
                                         INTEREST        PARTNERS      PARTNER       TOTAL
                                      ---------------  ------------  ----------  ------------
                                                            $             $            $
Partners' Capital, December 31, 2007   24,174,180.736   266,111,229   2,994,652   269,105,881
Net loss                                     --          (3,581,347)    (43,129)   (3,624,476)
Redemptions                           (10,708,006.542) (117,506,698) (1,476,243) (118,982,941)
                                      ---------------  ------------  ----------  ------------
Partners' Capital, December 31, 2008   13,466,174.194   145,023,184   1,475,280   146,498,464
Net loss                                     --         (12,365,225)   (127,302)  (12,492,527)
Redemptions                           (3,791,707.725)   (38,881,062)   (395,372)  (39,276,434)
                                      ---------------  ------------  ----------  ------------
Partners' Capital, December 31, 2009    9,674,466.469    93,776,897     952,606    94,729,503
Net income                                   --           5,668,654      59,458     5,728,112
Redemptions                            (1,958,082.547)  (18,637,105)   (134,469)  (18,771,574)
                                      ---------------  ------------  ----------  ------------
Partners' Capital, December 31, 2010    7,716,383.922    80,808,446     877,595    81,686,041
                                      ===============  ============  ==========  ============

MORGAN STANLEY SMITH BARNEY CHARTER ASPECT L.P.

STATEMENTS OF CHANGES IN PARTNERS' CAPITAL

FOR THE YEARS ENDED DECEMBER 31, 2010, 2009, AND 2008

                                         UNITS OF
                                        PARTNERSHIP     LIMITED     GENERAL
                                         INTEREST       PARTNERS    PARTNER      TOTAL
                                      --------------  -----------  ---------  -----------
                                                           $           $           $
Partners' Capital, December 31, 2007   7,481,800.500  134,313,027  1,419,034  135,732,061
Offering of Units                      2,655,463.507   51,901,053    370,000   52,271,053
Net income                                  --         35,427,485    378,797   35,806,282
Redemptions                           (2,477,689.845) (51,211,720)  (434,728) (51,646,448)
                                      --------------  -----------  ---------  -----------
Partners' Capital, December 31, 2008   7,659,574.162  170,429,845  1,733,103  172,162,948
Net loss                                    --        (24,719,262)  (253,961) (24,973,223)
Redemptions                           (1,617,767.964) (33,733,947)  (342,048) (34,075,995)
                                      --------------  -----------  ---------  -----------
Partners' Capital, December 31, 2009   6,041,806.198  111,976,636  1,137,094  113,113,730
Net income                                  --         10,821,260    112,886   10,934,146
Redemptions                             (872,165.267) (16,886,612)   (92,119) (16,978,731)
                                      --------------  -----------  ---------  -----------
Partners' Capital, December 31, 2010   5,169,640.931  105,911,284  1,157,861  107,069,145
                                      ==============  ===========  =========  ===========

  The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SMITH BARNEY CHARTER WNT L.P.

STATEMENTS OF CHANGES IN PARTNERS' CAPITAL

FOR THE YEARS ENDED DECEMBER 31, 2010, 2009, AND 2008

                                         UNITS OF
                                        PARTNERSHIP     LIMITED     GENERAL
                                         INTEREST       PARTNERS    PARTNER      TOTAL
                                      --------------  -----------  ---------  -----------
                                                           $           $           $
Partners' Capital, December 31, 2007   7,433,631.762   82,918,267    883,669   83,801,936
Offering of Units                      4,562,563.655   55,382,694    460,000   55,842,694
Net income                                  --         15,467,529    165,226   15,632,755
Redemptions                           (1,664,507.704) (20,626,657)  (156,546) (20,783,203)
                                      --------------  -----------  ---------  -----------
Partners' Capital, December 31, 2008  10,331,687.713  133,141,833  1,352,349  134,494,182
Net loss                                    --        (13,844,272)  (140,285) (13,984,557)
Redemptions                           (2,281,133.056) (28,141,750)  (280,699) (28,422,449)
                                      --------------  -----------  ---------  -----------
Partners' Capital, December 31, 2009   8,050,554.657   91,155,811    931,365   92,087,176
Net income                                  --          7,136,913     73,588    7,210,501
Redemptions                           (1,547,532.904) (18,410,909)  (112,428) (18,523,337)
                                      --------------  -----------  ---------  -----------
Partners' Capital, December 31, 2010   6,503,021.753   79,881,815    892,525   80,774,340
                                      ==============  ===========  =========  ===========

  The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SMITH BARNEY CHARTER CAMPBELL L.P.

CONDENSED SCHEDULES OF INVESTMENTS

DECEMBER 31, 2010 AND 2009

                                                    LONG UNREALIZED  PERCENTAGE   SHORT UNREALIZED  PERCENTAGE   NET UNREALIZED
FUTURES AND FORWARD CONTRACTS:                           GAIN       OF NET ASSETS   GAIN/(LOSS)    OF NET ASSETS  GAIN/(LOSS)
------------------------------                      --------------- ------------- ---------------- ------------- --------------
2010 PARTNERSHIP PARTNERS' CAPITAL: $81,686,041            $              %              $               %             $
 Commodity                                             1,279,093        1.57           (79,630)        (0.10)       1,199,463
 Equity                                                   17,386        0.02            10,264          0.01           27,650
 Foreign currency                                      1,831,284        2.24          (496,506)        (0.61)       1,334,778
 Interest rate                                           106,248        0.13          (159,688)        (0.19)         (53,440)
                                                       ---------        ----          --------         -----       ----------
   Grand Total:                                        3,234,011        3.96          (725,560)        (0.89)       2,508,451
                                                       =========        ====          ========         =====
  Unrealized Currency Loss                                                                             (2.90)      (2,368,555)
                                                                                                       =====       ----------
  Total Net Unrealized Gain on Open Contracts                                                                         139,896
                                                                                                                   ==========

          OPTION CONTRACTS                        FAIR VALUE % OF NAV
          ----------------                        ---------- --------
                                                      $         %
          Options purchased on Futures Contracts      --        --
          Options purchased on Forward Contracts    366,896    0.45
          Options written on Futures Contracts        --        --
          Options written on Forward Contracts     (166,225)  (0.20)

  The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SMITH BARNEY CHARTER CAMPBELL L.P.

CONDENSED SCHEDULES OF INVESTMENTS

DECEMBER 31, 2010 AND 2009 (continued)

                                                    LONG UNREALIZED  PERCENTAGE   SHORT UNREALIZED  PERCENTAGE   NET UNREALIZED
FUTURES AND FORWARD CONTRACTS:                        GAIN/(LOSS)   OF NET ASSETS   GAIN/(LOSS)    OF NET ASSETS  GAIN/(LOSS)
------------------------------                      --------------- ------------- ---------------- ------------- --------------
2009 PARTNERSHIP PARTNERS' CAPITAL: $94,729,503            $              %              $               %             $
 Commodity                                               142,612         0.15           3,200            --           145,812
 Equity                                                  708,608         0.75            --              --           708,608
 Foreign currency                                       (804,417)       (0.85)        (50,706)         (0.05)        (855,123)
 Interest rate                                        (1,195,602)       (1.26)         40,617           0.04       (1,154,985)
                                                      ----------        -----         -------          -----       ----------
   Grand Total:                                       (1,148,799)       (1.21)         (6,889)         (0.01)      (1,155,688)
                                                      ==========        =====         =======          =====
  Unrealized Currency Loss                                                                             (2.42)      (2,294,172)
                                                                                                       =====       ----------
  Total Net Unrealized Loss on Open Contracts                                                                      (3,449,860)
                                                                                                                   ==========

          OPTION CONTRACTS                        FAIR VALUE % OF NAV
          ----------------                        ---------- --------
                                                      $         %
          Options purchased on Futures Contracts      --        --
          Options purchased on Forward Contracts   224,032     0.24
          Options written on Futures Contracts        --        --
          Options written on Forward Contracts     (61,722)   (0.07)

  The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SMITH BARNEY CHARTER ASPECT L.P.

CONDENSED SCHEDULES OF INVESTMENTS

DECEMBER 31, 2010 AND 2009

                                                  LONG UNREALIZED  PERCENTAGE   SHORT UNREALIZED  PERCENTAGE   NET UNREALIZED
FUTURES AND FORWARD CONTRACTS:                         GAIN       OF NET ASSETS   GAIN/(LOSS)    OF NET ASSETS  GAIN/(LOSS)
------------------------------                    --------------- ------------- ---------------- ------------- --------------
2010 PARTNERSHIP PARTNERS' CAPITAL: $107,069,145         $              %              $               %             $
 Commodity                                           3,635,564         3.40         (161,540)        (0.15)       3,474,024
 Equity                                                248,465         0.23           21,990          0.02          270,455
 Foreign currency                                    1,456,730         1.36          239,546          0.22        1,696,276
 Interest rate                                          15,410         0.01          (98,728)        (0.09)         (83,318)
                                                    ----------        -----         --------         -----       ----------
   Grand Total:                                      5,356,169         5.00            1,268           --         5,357,437
                                                    ==========        =====         ========         =====
   Unrealized Currency Gain                                                                           0.66          709,601
                                                                                                     =====       ----------
  Total Net Unrealized Gain on Open Contracts                                                                     6,067,038
                                                                                                                 ==========

                                                  LONG UNREALIZED  PERCENTAGE   SHORT UNREALIZED  PERCENTAGE   NET UNREALIZED
FUTURES AND FORWARD CONTRACTS:                      GAIN/(LOSS)   OF NET ASSETS   GAIN/(LOSS)    OF NET ASSETS  GAIN/(LOSS)
------------------------------                    --------------- ------------- ---------------- ------------- --------------
2009 PARTNERSHIP PARTNERS' CAPITAL: $113,113,730         $              %              $               %             $
 Commodity                                             829,767         0.73           29,079          0.02          858,846
 Equity                                                871,369         0.77           (2,147)          --           869,222
 Foreign currency                                     (843,556)       (0.75)         459,318          0.41         (384,238)
 Interest rate                                      (1,780,583)       (1.57)          34,276          0.03       (1,746,307)
                                                    ----------        -----         --------         -----       ----------
   Grand Total:                                       (923,003)       (0.82)         520,526          0.46         (402,477)
                                                    ==========        =====         ========         =====
   Unrealized Currency Gain                                                                           0.57          642,270
                                                                                                     =====       ----------
  Total Net Unrealized Gain on Open Contracts                                                                       239,793
                                                                                                                 ==========

  The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SMITH BARNEY CHARTER WNT L.P.

CONDENSED SCHEDULES OF INVESTMENTS

DECEMBER 31, 2010 AND 2009

                                                 LONG UNREALIZED  PERCENTAGE   SHORT UNREALIZED  PERCENTAGE   NET UNREALIZED
FUTURES AND FORWARD CONTRACTS:                        GAIN       OF NET ASSETS   GAIN/(LOSS)    OF NET ASSETS  GAIN/(LOSS)
------------------------------                   --------------- ------------- ---------------- ------------- --------------
2010 PARTNERSHIP PARTNERS' CAPITAL: $80,774,340         $              %              $               %             $
Commodity                                           1,720,245        2.13           (53,370)        (0.07)      1,666,875
Equity                                                 76,029        0.09             4,335           --           80,364
Foreign currency                                      933,417        1.16           (99,086)        (0.12)        834,331
Interest rate                                          23,658        0.03          (147,254)        (0.18)       (123,596)
                                                    ---------        ----          --------         -----       ---------
  Grand Total:                                      2,753,349        3.41          (295,375)        (0.37)      2,457,974
                                                    =========        ====          ========         =====
  Unrealized Currency Loss                                                                          (0.01)        (12,756)
                                                                                                    =====       ---------
  Total Net Unrealized Gain on Open Contracts                                                                   2,445,218
                                                                                                                =========

          OPTIONS CONTRACTS                       FAIR VALUE % OF NAV
          -----------------                       ---------- --------

                                                      $         %
          Options purchased on Futures Contracts     2,775      --
          Options purchased on Forward Contracts      --        --
          Options written on Futures Contracts      (5,500)   (0.01)
          Options written on Forward Contracts        --        --

  The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SMITH BARNEY CHARTER WNT L.P.

CONDENSED SCHEDULES OF INVESTMENTS

DECEMBER 31, 2010 AND 2009 (continued)

                                                 LONG UNREALIZED  PERCENTAGE   SHORT UNREALIZED  PERCENTAGE   NET UNREALIZED
FUTURES AND FORWARD CONTRACTS:                     GAIN/(LOSS)   OF NET ASSETS   GAIN/(LOSS)    OF NET ASSETS  GAIN/(LOSS)
------------------------------                   --------------- ------------- ---------------- ------------- --------------
2009 PARTNERSHIP PARTNERS' CAPITAL: $92,087,176         $              %              $               %             $
Commodity                                            445,303          0.48         (110,774)        (0.12)        334,529
Equity                                               472,905          0.51           (6,447)        (0.01)        466,458
Foreign currency                                    (307,207)        (0.33)         (21,956)        (0.02)       (329,163)
Interest rate                                         12,612          0.02              318           --           12,930
                                                    --------         -----         --------         -----        --------
  Grand Total:                                       623,613          0.68         (138,859)        (0.15)        484,754
                                                    ========         =====         ========         =====
  Unrealized Currency Loss                                                                          (0.02)        (14,513)
                                                                                                    =====        --------
  Total Net Unrealized Gain on Open Contracts                                                                     470,241
                                                                                                                 ========

          OPTIONS CONTRACTS                       FAIR VALUE % OF NAV
          -----------------                       ---------- --------

                                                      $         %
          Options purchased on Futures Contracts     2,053      --
          Options purchased on Forward Contracts      --        --
          Options written on Futures Contracts      (4,693)   (0.01)
          Options written on Forward Contracts        --        --

  The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SMITH BARNEY CHARTER SERIES

NOTES TO FINANCIAL STATEMENTS


--------------------------------------------------------------------------------
1. ORGANIZATION

Morgan Stanley Smith Barney Charter Campbell L.P. ("Charter Campbell"), Morgan Stanley Smith Barney Charter Aspect L.P. ("Charter Aspect"), and Morgan Stanley Smith Barney Charter WNT L.P. ("Charter WNT") (individually, a "Partnership", or collectively, the "Partnerships") are limited partnerships organized to engage primarily in the speculative trading of futures contracts, options on futures and forward contracts, and forward contracts on physical commodities and other commodity interests, including, but not limited to, foreign currencies, financial instruments, metals, energy, and agricultural products (collectively, "Futures Interests") (refer to Note 5. Financial Instruments).
  In 2009, Morgan Stanley and Citigroup Inc. combined certain assets of the Global Wealth Management Group of Morgan Stanley & Co. Incorporated, including Demeter Management LLC ("Demeter") and the Smith Barney division of Citigroup Global Markets Inc., into a new joint venture, Morgan Stanley Smith Barney Holdings LLC ("MSSBH"). As part of that transaction, Ceres Managed Futures LLC ("Ceres") and Demeter were contributed to MSSBH, and each became a wholly-owned subsidiary of MSSBH.
  Effective December 1, 2010, MSSBH, together with the unanimous support of the Boards of Directors of Demeter and Ceres, combined the assets and operations of Demeter and Ceres into a single commodity pool operator, Ceres. Ceres will continue to be wholly-owned by MSSBH and replaced Demeter as the general partner for the Partnerships.
  The non-clearing commodity broker is Morgan Stanley Smith Barney LLC ("MSSB") as of May 1, 2010, the principal subsidiary of MSSBH. The clearing commodity brokers are Morgan Stanley & Co. Incorporated ("MS&Co.") and Morgan Stanley & Co. International plc ("MSIP"). MS&Co. also acts as the counterparty on all trading of foreign currency forward contracts. MSIP serves as the commodity broker for trades on the London Metal Exchange ("LME"). For Charter Campbell, Morgan Stanley Capital Group Inc. ("MSCG") acts as the counterparty on all trading of options on foreign currency forward contracts. MS&Co., MSIP, and MSCG are wholly-owned subsidiaries of Morgan Stanley.
  Effective September 29, 2009, Demeter changed the name of Morgan Stanley Charter Campbell L.P., Morgan Stanley Charter Aspect L.P., and Morgan Stanley Charter WCM L.P., respectively, to Morgan Stanley Smith Barney Charter Campbell L.P., Morgan Stanley Smith Barney Charter Aspect L.P., and Morgan Stanley Smith Barney Charter WNT L.P., respectively. The name change did not have any impact on the operation of each Partnership or its limited partners.
  Effective December 1, 2008, Charter Aspect and Charter WNT no longer offer units of limited partnership interest ("Unit(s)") for purchase or exchange.
  Ceres is required to maintain a 1% minimum interest in the equity of each Partnership and income (losses) are shared by Ceres and the limited partners based on their proportional ownership interests.

MORGAN STANLEY SMITH BARNEY CHARTER SERIES

NOTES TO FINANCIAL STATEMENTS
(continued)



--------------------------------------------------------------------------------
2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES. The financial statements are prepared in accordance with accounting principles generally accepted in the United States of America ("US GAAP"), which require management to make estimates and assumptions that affect the reported amounts in the financial statements and related disclosures. Management believes that the estimates utilized in the preparation of the financial statements are prudent and reasonable. Actual results could differ from those estimates.

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

MORGAN STANLEY SMITH BARNEY CHARTER SERIES

NOTES TO FINANCIAL STATEMENTS
(continued)



REVENUE RECOGNITION. Monthly, MSSB credits each Partnership with interest income received from MS&Co. and MSIP. Such amount is based on 100% of its average daily funds held at MS&Co. and MSIP to meet margin requirements at a rate approximately equivalent to what the commodity brokers pay or charge other similar customers on margin deposits. In addition, MSSB credits at each month end each Partnership with interest income on 100% of such Partnership's assets not deposited as margin at a rate equal to the monthly average of the 4-week U.S. Treasury bill discount rate during the month. MSSB retains any interest earned in excess of the interest paid by MSSB to the Partnerships. For purposes of such interest payments, net assets do not include monies owed to the Partnerships on forward contracts and other Futures Interests.

FAIR VALUE OF FINANCIAL INSTRUMENTS. The fair value of the Partnerships' assets and liabilities that qualify as financial instruments under the Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC" or the "Codification") approximates the carrying amount presented in the Statements of Financial Condition.

FOREIGN CURRENCY TRANSLATION.  The Partnerships' functional currency is the
U.S. dollar; however, the Partnerships may transact business in currencies other than the U.S. dollar. Assets and liabilities denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rate in effect at the date of the Statements of Financial Condition. Income and expense items denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rate in effect during the period. Gains and losses resulting from the translation to U.S. dollars are reported in income currently.

NET INCOME (LOSS) PER UNIT. Net income (loss) per Unit is computed in accordance with the specialized accounting for Investment Companies as illustrated in the Financial Highlights Footnote (See Note 8. Financial Highlights).

TRADING EQUITY. The Partnerships' asset "Trading Equity," reflected on the Statements of Financial Condition, consists of (A) cash on deposit with MSSB, MS&Co., and MSIP to be used as margin for trading and (B) net unrealized gains or losses on futures and forward contracts, which are valued at fair value and calculated as the difference between original contract value and fair value; and for Partnerships which trade in options; and, if any, (C) options purchased at fair value. Options written at fair value are recorded in "Liabilities".
  The Partnerships, in their normal course of business, enter into various contracts with MSSB, MS&Co., and MSIP acting as their commodity brokers. Pursuant to brokerage agreements with MSSB, MS&Co., and MSIP, to the extent that such trading results in unrealized gains or losses, these amounts are offset and reported on a net basis on the Partnerships' Statements of Financial Condition.

MORGAN STANLEY SMITH BARNEY CHARTER SERIES

NOTES TO FINANCIAL STATEMENTS
(continued)


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

BROKERAGE AND RELATED TRANSACTION FEES AND COSTS. Each Partnership currently pays MS&Co. a flat-rate monthly brokerage fee of 1/12 of 6% of the Partnership's net assets as of the first day of each month (a 6% annual rate). Such fees currently cover all brokerage fees, transaction fees and costs, and ordinary administrative and offering expenses.

OPERATING EXPENSES. The Partnerships incur monthly management fees and may incur an incentive fee. All common administrative and continuing offering expenses, including legal, auditing, accounting, filing fees, and other related expenses, are borne by MS&Co. through the brokerage fees paid by the Partnerships.

CONTINUING OFFERING. Units of each Partnership were offered at a price equal to 100% of the Net Asset Value per Unit as of the close of business on the last day of each month. No selling commissions or charges related to the continuing offering of Units were paid by the limited partners or the Partnerships. MS&Co. paid all such costs.
  Charter Campbell, Charter Aspect, and Charter WNT no longer offer Units for purchase or exchange.

REDEMPTIONS. Limited partners may redeem some or all of their Units at 100% of the Net Asset Value per Unit as of the end of the last day of any month that is at least six months after the closing at which a person first becomes a limited partner. The request for redemption must be delivered to a limited partner's local Morgan Stanley Smith Barney Branch Office in time for it to be forwarded and received by Ceres no later than 3:00 p.m., New York City time, on the last day of the month in which the redemption is to be effective. Redemptions must be made in whole Units, with a minimum of 100 Units required for each redemption, unless a limited partner is redeeming his entire interest in a particular Partnership.

MORGAN STANLEY SMITH BARNEY CHARTER SERIES

NOTES TO FINANCIAL STATEMENTS
(continued)


  Units redeemed on or prior to the last day of the twelfth month from the date of purchase will be subject to a redemption charge equal to 2% of the Net Asset Value of a Unit on the Redemption Date. Units redeemed after the last day of the twelfth month and on or prior to the last day of the twenty-fourth month from the date of purchase will be subject to a redemption charge equal to 1% of the Net Asset Value of a Unit on the Redemption Date. Units redeemed after the last day of the twenty-fourth month from the date of purchase will not be subject to a redemption charge. The foregoing redemption charges are paid to MS&Co.
  The aggregate amounts of redemption charges paid to MS&Co. for the years ended December 31, 2010, 2009, and 2008 were as follows:

                                      2010   2009    2008
                                     ------ ------- -------
                                       $      $       $
                    Charter Campbell     --      --  19,939
                    Charter Aspect   14,645 142,839 203,595
                    Charter WNT      19,270 149,519 104,294

EXCHANGES. On the last day of the first month which occurred more than six months after a person first became a limited partner in each Partnership except Charter Campbell, and at the end of each month thereafter, limited partners could exchange their Units among Charter Aspect, and Charter WNT (subject to certain restrictions outlined in the Limited Partnership Agreements) without paying additional charges.
  Charter Campbell, Charter Aspect, and Charter WNT no longer offer Units for purchase or exchange.

DISTRIBUTIONS. Distributions, other than redemptions of Units, are made on a pro-rata basis at the sole discretion of Ceres. No distributions have been made to date. Ceres does not intend to make any distributions of the Partnerships' profits.

INCOME TAXES. No provision for income taxes has been made in the accompanying financial statements, as partners are individually responsible for reporting income or loss based upon their respective share of each Partnership's revenues and expenses for income tax purposes. The Partnerships file U.S. federal and state tax returns.
  The guidance issued by the FASB on income taxes clarifies the accounting for uncertainty in income taxes recognized in each Partnership's financial statements, and prescribes a recognition threshold and measurement attribute for financial statement recognition and measurement of a tax position taken or expected to be taken. The Partnerships have concluded that there were no significant uncertain tax positions that would require recognition in the financial statements as of December 31, 2010 and 2009. If applicable, the Partnerships recognize interest accrued related to unrecognized tax benefits in interest expense and penalties in other expenses in the Statements of Operations. Generally, the 2007 through 2010 tax years remain subject to examination by U.S. federal and most state tax authorities. No income tax returns are currently under examination.

MORGAN STANLEY SMITH BARNEY CHARTER SERIES

NOTES TO FINANCIAL STATEMENTS
(continued)


DISSOLUTION OF THE PARTNERSHIPS. Charter Aspect will terminate on December 31, 2025 and Charter Campbell and Charter WNT will terminate on December 31, 2035, or at an earlier date if certain conditions occur as defined in each Partnership's Limited Partnership Agreement.

LITIGATION SETTLEMENT. On July 28, 2010, Charter Campbell, Charter Aspect and Charter WNT received a settlement award payment in the amounts of $6,177, $40,052 and $40,150, respectively, from the Natural Gas Litigation Settlement Administrator. This settlement represents each Partnership's portion of the 2006 Net Settlement Fund and the 2007 Net Settlement Fund. The proceeds from settlement were accounted for in the period they were received for the benefit of the partners in each Partnership.

STATEMENT OF CASH FLOWS. The Partnership is not required to provide a Statement of Cash Flows.

OTHER PRONOUNCEMENTS

Improving Disclosures about Fair Value Measurements

In January 2010, the FASB issued guidance, which, among other things, amends fair value measurements and disclosures to require entities to separately present purchases, sales, issuances, and settlements in their reconciliation of Level 3 fair value measurements (i.e., to present such items on a gross basis rather than on a net basis), and which clarifies existing disclosure requirements regarding the level of disaggregation and the inputs and valuation techniques used to measure fair value for measurements that fall within either Level 2 or Level 3 of the fair value hierarchy. This guidance is effective for interim and annual periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements which are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. The adoption of this guidance did not have a material impact on the Partnership's financial statements.

--------------------------------------------------------------------------------
3. RELATED PARTY TRANSACTIONS
Each Partnership's cash is on deposit with MSSB, MS&Co., and MSIP in futures interests trading accounts to meet margin requirements as needed. MSSB pays interest on these funds as described in Note 2. Each Partnership pays brokerage fees to MS&Co. as described in Note 2. For Charter Campbell, MSCG acts as the counterparty on all trading of options on foreign currency forward contracts.

MORGAN STANLEY SMITH BARNEY CHARTER SERIES

NOTES TO FINANCIAL STATEMENTS
(continued)



--------------------------------------------------------------------------------
4. TRADING ADVISORS
Ceres, on behalf of each Partnership, retains certain commodity trading advisors to make all trading decisions for the Partnerships. The trading advisors for each Partnership at December 31, 2010, were as follows:
Morgan Stanley Smith Barney Charter Campbell L.P.
  Campbell & Company, Inc.

Morgan Stanley Smith Barney Charter Aspect L.P.
  Aspect Capital Limited

Morgan Stanley Smith Barney Charter WNT L.P.
  Winton Capital Management Limited
  Compensation to the trading advisors by the Partnerships consists of a management fee and an incentive fee as follows:

MANAGEMENT FEE. Charter Aspect, and Charter WNT each pays its trading advisor a flat-rate monthly fee equal to 1/6 of 1% (a 2% annual rate) of the Partnership's net assets under management by each trading advisor as of the first day of each month.
  Charter Campbell pays its trading advisor a flat-rate monthly fee equal to 1/12 of 2.65% (a 2.65% annual rate) of the Partnership's net assets under management as of the first day of each month.
  Effective January 1, 2011, the monthly management fee rate will be reduced to 1/6 of 1% (a 2% annual rate).

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

--------------------------------------------------------------------------------
5. FINANCIAL INSTRUMENTS
The Partnerships trade Futures Interests. Futures and forwards represent contracts for delayed delivery of an instrument at a specified date and price. Risk arises from changes in the value of these contracts and the potential inability of counterparties to perform under the terms of the contracts. There are numerous factors which may significantly influence the fair value of these contracts, including interest rate volatility.

MORGAN STANLEY SMITH BARNEY CHARTER SERIES

NOTES TO FINANCIAL STATEMENTS
(continued)

  The fair value of exchange-traded contracts is based on the settlement price quoted by the exchange on the day with respect to which fair value is being determined. If an exchange-traded contract could not have been liquidated on such day due to the operation of daily limits or other rules of the exchange, the settlement price will be equal to the settlement price on the first subsequent day on which the contract could be liquidated. The fair value of off-exchange-traded contracts is based on the fair value quoted by the counterparty.
  The Partnerships' contracts are accounted for on a trade-date basis and marked to market on a daily basis. A derivative is defined as a financial instrument or other contract that has all three of the following characteristics:
(1)a) One or more "underlyings" and b) One or more "notional amounts" or payment provisions or both;
(2)Requires no initial net investment or smaller initial net investment than would be required for other types of contracts that would be expected to have a similar response relative to changes in market factors; and
(3)Terms that require or permit net settlement.
  Generally, derivatives include futures, forward, swap or options contracts, and other financial instruments with similar characteristics, such as caps, floors, and collars.
  The net unrealized gains (losses) on open contracts at December 31, 2010 reported as a component of "Trading Equity" on the Statements of Financial Condition, and their longest contract maturities were as follows:

CHARTER CAMPBELL

                 NET UNREALIZED GAINS/(LOSSES)
                       ON OPEN CONTRACTS          LONGEST MATURITIES
               ---------------------------------  -------------------
                             OFF-                             OFF-
                EXCHANGE-  EXCHANGE-              EXCHANGE- EXCHANGE-
          YEAR   TRADED     TRADED       TOTAL     TRADED    TRADED
          ---- ----------  ---------  ----------  --------- ---------
                    $          $           $
          2010 (1,194,883) 1,334,779     139,896  Mar. 2012 Mar. 2011
          2009 (2,594,770)  (855,090) (3,449,860) Mar. 2011 Mar. 2010

CHARTER ASPECT

                 NET UNREALIZED GAINS/(LOSSES)
                       ON OPEN CONTRACTS        LONGEST MATURITIES
                 ------------------------------ -------------------
                             OFF-                           OFF-
                 EXCHANGE- EXCHANGE-            EXCHANGE- EXCHANGE-
            YEAR  TRADED    TRADED      TOTAL    TRADED    TRADED
            ---- --------- ---------  --------- --------- ---------
                     $         $          $
            2010 4,374,754 1,692,284  6,067,038 Jun. 2013 Jan. 2011
            2009   601,960  (362,167)   239,793 Jun. 2012 Jan. 2010

MORGAN STANLEY SMITH BARNEY CHARTER SERIES

NOTES TO FINANCIAL STATEMENTS
(continued)


CHARTER WNT

                      NET UNREALIZED GAINS
                        ON OPEN CONTRACTS       LONGEST MATURITIES
                  ----------------------------- -------------------
                              OFF-                          OFF-
                  EXCHANGE- EXCHANGE-           EXCHANGE- EXCHANGE-
             YEAR  TRADED    TRADED     TOTAL    TRADED    TRADED
             ---- --------- --------- --------- --------- ---------
                      $         $         $
             2010 2,407,546  37,672   2,445,218 Mar. 2013 Mar. 2011
             2009   470,241      --     470,241 Dec. 2011        --

  The Partnerships have credit risk associated with counterparty nonperformance. As of the date of the financial statements, the credit risk associated with the instruments in which the Partnerships trade is limited to the unrealized gain amounts reflected in the Partnerships' Statements of Financial Condition.
  The Partnerships also have credit risk because MS&Co., MSIP, and/or MSCG act as the futures commission merchants or the counterparties, with respect to most of the Partnerships' assets. Exchange-traded futures, exchange-traded forward, and exchange-traded futures-styled options contracts are marked to market on a daily basis, with variations in value settled on a daily basis. MS&Co. and MSIP, each acting as a commodity broker for each Partnership's exchange-traded futures, exchange-traded forward, and exchange-traded futures-styled options contracts, are required, pursuant to regulations of the Commodity Futures Trading Commission, to segregate from their own assets, and for the sole benefit of their commodity customers, all funds held by them with respect to exchange-traded futures, exchange-traded forward, and exchange-traded futures-styled options contracts, including an amount equal to the net unrealized gains (losses) on all open exchange-traded futures, exchange-traded forward, and exchange-traded futures-styled options contracts, which funds, in the aggregate, totaled $82,911,300 and $100,223,698 for Charter Campbell, $107,801,071 and $115,245,689 for Charter Aspect, $83,367,161 and $93,286,036
for Charter WNT at December 31, 2010 and 2009, respectively. With respect to each Partnership's off-exchange-traded forward currency contracts and forward currency options contracts, there are no daily settlements of variation in value, nor is there any requirement that an amount equal to the net unrealized gains (losses) on such contracts be segregated. However, each Partnership is required to meet margin requirements equal to the net unrealized loss on open forward currency contracts in the Partnership accounts with the counterparty, which is accomplished by daily maintenance of the cash balance in a custody account held at MSSB for the benefit of MS&Co. With respect to those off-exchange-traded forward currency contracts, the Partnerships are at risk to the ability of MS&Co., the sole counterparty on all such contracts, to perform. Each Partnership has a netting agreement with the counterparties. These agreements, which seek to reduce both the Partnerships' and the counterparties' exposure on off-exchange-traded forward currency contracts, including options on such contracts, should materially decrease the Partnerships' credit risk in the event of MS&Co.'s or MSCG's bankruptcy or insolvency.

MORGAN STANLEY SMITH BARNEY CHARTER SERIES

NOTES TO FINANCIAL STATEMENTS
(continued)

  The futures, forwards and options traded by the Partnerships involve varying degrees of related market risk. Market risk is often dependent upon changes in the level or volatility of interest rates, exchange rates, and prices of financial instruments and commodities, factors that result in frequent changes in the fair value of the Partnerships' open positions, and consequently in its earnings, whether realized or unrealized, and cash flow. Gains and losses on open positions of exchange-traded futures, exchange-traded forward, and exchange-traded futures-styled options contracts are settled daily through variation margin. Gains and losses on off-exchange-traded forward currency contracts are settled upon termination of the contract. Gains and losses on off-exchange-traded forward currency options contracts are settled on an agreed-upon settlement date. However, the Partnerships are required to meet margin requirements equal to the net unrealized loss on open forward currency contracts in the Partnerships' accounts with the counterparty, which is accomplished by daily maintenance of the cash balance in a custody account held at MSSB for the benefit of MS&Co.

--------------------------------------------------------------------------------
6. DERIVATIVES AND HEDGING
The Partnerships' objective is to profit from speculative trading in Futures Interests. Therefore, the trading advisor for each Partnership will take speculative positions in Futures Interests where it feels the best profit opportunities exist for its trading strategy. As such, the average number of contracts outstanding in absolute quantity (the total of the open long and open short positions) has been presented as a part of the volume disclosure, as position direction is not an indicative factor in such volume disclosures. With regard to foreign currency forward trades, each notional quantity amount has been converted to an equivalent contract based upon an industry convention.
  The following tables summarize the valuation of each Partnership's investments as required by the disclosures about Derivatives and Hedging under the FASB ASC as of December 31, 2010 and 2009, respectively.

MORGAN STANLEY SMITH BARNEY CHARTER SERIES

NOTES TO FINANCIAL STATEMENTS
(continued)


CHARTER CAMPBELL

  The Effect of Trading Activities on the Statements of Financial Condition as of December 31, 2010 and 2009:

                                                                                        AVERAGE
DECEMBER 31, 2010                                                                      NUMBER OF
-----------------                                                                      CONTRACTS
                                                                             NET      OUTSTANDING
                                 LONG       LONG      SHORT      SHORT    UNREALIZED  FOR THE YEAR
FUTURES                       UNREALIZED UNREALIZED UNREALIZED UNREALIZED   GAIN/      (ABSOLUTE
AND FORWARD CONTRACTS            GAIN       LOSS       GAIN       LOSS      (LOSS)     QUANTITY)
---------------------         ---------- ---------- ---------- ---------- ----------  ------------
                                  $          $          $          $          $
Commodity                     1,337,918    (58,825)       --     (79,630)  1,199,463       562
Equity                          188,291   (170,905)   10,264          --      27,650       579
Foreign currency              2,099,244   (267,960)  148,803    (645,309)  1,334,778     6,666
Interest rate                   106,248         --    13,334    (173,022)    (53,440)    2,512
                              ---------   --------   -------    --------  ----------
  Total                       3,731,701   (497,690)  172,401    (897,961)  2,508,451
                              =========   ========   =======    ========
  Unrealized currency loss                                                (2,368,555)
                                                                          ----------
  Total net unrealized gain
   on open contracts                                                         139,896
                                                                          ==========

                                                     AVERAGE NUMBER
                                                      OF CONTRACTS
                                                       OUTSTANDING
                                                      FOR THE YEAR
         OPTION CONTRACTS AT FAIR VALUE            (ABSOLUTE QUANTITY)
         ------------------------------            -------------------
                                             $
               Options purchased          366,896           3
               Options written           (166,225)          3

                                                                                         *AVERAGE
DECEMBER 31, 2009                                                                       NUMBER OF
-----------------                                                                       CONTRACTS
                                                                              NET      OUTSTANDING
                                 LONG       LONG       SHORT      SHORT    UNREALIZED  FOR THE YEAR
FUTURES                       UNREALIZED UNREALIZED  UNREALIZED UNREALIZED   GAIN/      (ABSOLUTE
AND FORWARD CONTRACTS            GAIN       LOSS        GAIN       LOSS      (LOSS)     QUANTITY)
---------------------         ---------- ----------  ---------- ---------- ----------  ------------
                                  $          $           $          $          $
Commodity                       441,146    (298,534)    3,200       --        145,812       229
Equity                          708,608      --         --          --        708,608       656
Foreign currency                 94,380    (898,797)  392,651    (443,357)   (855,123)    2,843
Interest rate                    10,415  (1,206,017)   81,287     (40,670) (1,154,985)    1,941
                              ---------  ----------   -------    --------  ----------
  Total                       1,254,549  (2,403,348)  477,138    (484,027) (1,155,688)
                              =========  ==========   =======    ========
  Unrealized currency loss                                                 (2,294,172)
                                                                           ----------
  Total net unrealized loss
   on open contracts                                                       (3,449,860)
                                                                           ==========

MORGAN STANLEY SMITH BARNEY CHARTER SERIES

NOTES TO FINANCIAL STATEMENTS
(continued)



                                                     *AVERAGE NUMBER
                                                      OF CONTRACTS
                                                       OUTSTANDING
                                                      FOR THE YEAR
          OPTION CONTRACTS AT FAIR VALUE           (ABSOLUTE QUANTITY)
          ------------------------------           -------------------
                                             $
                Options purchased         224,032           2
                Options written           (61,722)          2

CHARTER ASPECT

  The Effect of Trading Activities on the Statements of Financial Condition as of December 31, 2010 and 2009:

                                                                                       AVERAGE
DECEMBER 31, 2010                                                                     NUMBER OF
-----------------                                                                     CONTRACTS
                                                                             NET     OUTSTANDING
                                 LONG       LONG      SHORT      SHORT    UNREALIZED FOR THE YEAR
FUTURES                       UNREALIZED UNREALIZED UNREALIZED UNREALIZED   GAIN/     (ABSOLUTE
AND FORWARD CONTRACTS            GAIN       LOSS       GAIN       LOSS      (LOSS)    QUANTITY)
---------------------         ---------- ---------- ---------- ---------- ---------- ------------
                                  $          $          $          $          $
Commodity                     3,675,090    (39,526)       --    (161,540) 3,474,024     1,210
Equity                          361,145   (112,680)   21,990          --    270,455       576
Foreign currency              1,456,730         --   344,797    (105,251) 1,696,276       986
Interest rate                   130,718   (115,308)       40     (98,768)   (83,318)    3,926
                              ---------   --------   -------    --------  ---------
  Total                       5,623,683   (267,514)  366,827    (365,559) 5,357,437
                              =========   ========   =======    ========
  Unrealized currency gain                                                  709,601
                                                                          ---------
  Total net unrealized gain
   on open contracts                                                      6,067,038
                                                                          =========


                                                                                         *AVERAGE
DECEMBER 31, 2009                                                                       NUMBER OF
-----------------                                                                       CONTRACTS
                                                                              NET      OUTSTANDING
                                 LONG       LONG       SHORT      SHORT    UNREALIZED  FOR THE YEAR
FUTURES                       UNREALIZED UNREALIZED  UNREALIZED UNREALIZED   GAIN/      (ABSOLUTE
AND FORWARD CONTRACTS            GAIN       LOSS        GAIN       LOSS      (LOSS)     QUANTITY)
---------------------         ---------- ----------  ---------- ---------- ----------  ------------
                                  $          $           $          $          $
Commodity                     2,048,490  (1,218,723)  128,586     (99,507)    858,846     1,683
Equity                          871,844        (475)    --         (2,147)    869,222       623
Foreign currency                128,587    (972,143)  504,260     (44,942)   (384,238)    1,178
Interest rate                   331,046  (2,111,629)   49,343     (15,067) (1,746,307)    4,795
                              ---------  ----------   -------    --------  ----------
  Total                       3,379,967  (4,302,970)  682,189    (161,663)   (402,477)
                              =========  ==========   =======    ========
  Unrealized currency gain                                                    642,270
                                                                           ----------
  Total net unrealized gain
   on open contracts                                                          239,793
                                                                           ==========

MORGAN STANLEY SMITH BARNEY CHARTER SERIES

NOTES TO FINANCIAL STATEMENTS
(continued)


CHARTER WNT

  The Effect of Trading Activities on the Statements of Financial Condition as of December 31, 2010 and 2009:

                                                                                       AVERAGE
DECEMBER 31, 2010                                                                     NUMBER OF
-----------------                                                                     CONTRACTS
                                                                             NET     OUTSTANDING
                                 LONG       LONG      SHORT      SHORT    UNREALIZED FOR THE YEAR
FUTURES                       UNREALIZED UNREALIZED UNREALIZED UNREALIZED   GAIN/     (ABSOLUTE
AND FORWARD CONTRACTS            GAIN       LOSS       GAIN       LOSS      (LOSS)    QUANTITY)
---------------------         ---------- ---------- ---------- ---------- ---------- ------------
                                  $          $          $          $          $
Commodity                     1,764,214    (43,969)       --     (53,370) 1,666,875       537
Equity                          160,028    (83,999)    6,260      (1,925)    80,364       381
Foreign currency                944,666    (11,249)   10,887    (109,973)   834,331       620
Interest rate                    31,487     (7,829)      369    (147,623)  (123,596)    1,604
                              ---------   --------    ------    --------  ---------
  Total                       2,900,395   (147,046)   17,516    (312,891) 2,457,974
                              =========   ========    ======    ========
  Unrealized currency loss                                                  (12,756)
                                                                          ---------
  Total net unrealized gain
   on open contracts                                                      2,445,218
                                                                          =========

                                                    AVERAGE NUMBER
                                                     OF CONTRACTS
                                                      OUTSTANDING
                                                     FOR THE YEAR
          OPTION CONTRACTS AT FAIR VALUE          (ABSOLUTE QUANTITY)
          ------------------------------          -------------------
                                             $
                Options purchased          2,775           8
                Options written           (5,500)          8

                                                                                       *AVERAGE
DECEMBER 31, 2009                                                                     NUMBER OF
-----------------                                                                     CONTRACTS
                                                                             NET     OUTSTANDING
                                 LONG       LONG      SHORT      SHORT    UNREALIZED FOR THE YEAR
FUTURES                       UNREALIZED UNREALIZED UNREALIZED UNREALIZED   GAIN/     (ABSOLUTE
AND FORWARD CONTRACTS            GAIN       LOSS       GAIN       LOSS      (LOSS)    QUANTITY)
---------------------         ---------- ---------- ---------- ---------- ---------- ------------
                                  $          $          $          $          $
Commodity                       574,468   (129,165)   44,484    (155,258)   334,529       436
Equity                          479,575     (6,670)     --        (6,447)   466,458       327
Foreign currency                 50,370   (357,577)    3,450     (25,406)  (329,163)      476
Interest rate                   303,800   (291,188)   13,114     (12,796)    12,930     1,613
                              ---------   --------    ------    --------   --------
  Total                       1,408,213   (784,600)   61,048    (199,907)   484,754
                              =========   ========    ======    ========
  Unrealized currency loss                                                  (14,513)
                                                                           --------
  Total net unrealized gain
   on open contracts                                                        470,241
                                                                           ========

MORGAN STANLEY SMITH BARNEY CHARTER SERIES

NOTES TO FINANCIAL STATEMENTS
(continued)



                                                    *AVERAGE NUMBER
                                                     OF CONTRACTS
                                                      OUTSTANDING
                                                     FOR THE YEAR
          OPTION CONTRACTS AT FAIR VALUE          (ABSOLUTE QUANTITY)
          ------------------------------          -------------------
                                             $
                Options purchased          2,053           5
                Options written           (4,693)          5

* These amounts have been reclassified from the December 31, 2009 prior year financial statements to conform to the current year presentation.

  The following tables summarize the net trading results of each Partnership for the years ended December 31, 2010 and 2009, respectively, as required by the disclosures about Derivatives and Hedging.

CHARTER CAMPBELL

  The Effect of Trading Activities on the Statements of Operations for the year ended December 31, 2010 included in Total Trading Results:

                     TYPE OF INSTRUMENT
                     ------------------
                                                    $
                     Commodity                  2,623,618
                     Equity                    (2,142,624)
                     Foreign currency           2,490,889
                     Interest rate              9,927,453
                     Unrealized currency loss     (74,383)
                     Proceeds from Litigation       6,177
                                               ----------
                       Total                   12,831,130
                                               ==========

  Line Items on the Statements of Operations for the year ended December 31, 2010:

                      TRADING RESULTS
                      ---------------
                                                    $
                      Realized                   9,247,401
                      Net change in unrealized   3,577,552
                      Proceeds from Litigation       6,177
                                                ----------
                        Total Trading Results   12,831,130
                                                ==========

MORGAN STANLEY SMITH BARNEY CHARTER SERIES

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
                                               ==========

CHARTER ASPECT

  The Effect of Trading Activities on the Statements of Operations for the year ended December 31, 2010 included in Total Trading Results:

                     TYPE OF INSTRUMENT
                     ------------------
                                                    $
                     Commodity                  1,170,080
                     Equity                    (2,549,288)
                     Foreign currency           4,924,389
                     Interest rate             15,903,498
                     Unrealized currency gain      67,332
                     Proceeds from Litigation      40,052
                                               ----------
                       Total                   19,556,063
                                               ==========

  Line Items on the Statements of Operations for the year ended December 31, 2010:

                      TRADING RESULTS
                      ---------------
                                                    $
                      Realized                  13,688,766
                      Net change in unrealized   5,827,245
                      Proceeds from Litigation      40,052
                                                ----------
                        Total Trading Results   19,556,063
                                                ==========

MORGAN STANLEY SMITH BARNEY CHARTER SERIES

NOTES TO FINANCIAL STATEMENTS
(continued)



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
                                               ===========

CHARTER WNT

  The Effect of Trading Activities on the Statements of Operations for the year ended December 31, 2010 included in Total Trading Results:

                     TYPE OF INSTRUMENT
                     ------------------
                                                    $
                     Commodity                  2,629,176
                     Equity                      (745,185)
                     Foreign currency           3,756,154
                     Interest rate              8,508,553
                     Unrealized currency gain       1,756
                     Proceeds from Litigation      40,150
                                               ----------
                       Total                   14,190,604
                                               ==========

  Line Items on the Statements of Operations for the year ended December 31, 2010:

                      TRADING RESULTS
                      ---------------
                                                    $
                      Realized                  12,177,274
                      Net change in unrealized   1,973,180
                      Proceeds from Litigation      40,150
                                                ----------
                        Total Trading Results   14,190,604
                                                ==========

MORGAN STANLEY SMITH BARNEY CHARTER SERIES

NOTES TO FINANCIAL STATEMENTS
(continued)



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
                                               ==========

--------------------------------------------------------------------------------
7. FAIR VALUE MEASUREMENTS AND DISCLOSURES
Financial instruments are carried at fair value, which is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. Assets and liabilities carried at fair value are classified and disclosed in the following three levels: Level 1--unadjusted quoted market prices in active markets for identical assets and liabilities; Level 2--inputs other than unadjusted quoted market prices that are observable for the asset or liability, either directly or indirectly (including unadjusted quoted market prices for similar investments, interest rates, credit risk); and Level 3--unobservable inputs for the asset or liability (including the Partnerships' own assumptions used in determining the fair value of investments).
  In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, an investment's level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. The Partnerships' assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the investment.
  The Partnerships' assets and liabilities measured at fair value on a recurring basis are summarized in the following tables by the type of inputs applicable to the fair value measurements.

MORGAN STANLEY SMITH BARNEY CHARTER SERIES

NOTES TO FINANCIAL STATEMENTS
(continued)



CHARTER CAMPBELL

                             UNADJUSTED
                               QUOTED
                             PRICES IN
                               ACTIVE
                              MARKETS   SIGNIFICANT
                                FOR        OTHER    SIGNIFICANT
                             IDENTICAL  OBSERVABLE  UNOBSERVABLE
                               ASSETS     INPUTS       INPUTS
                             (LEVEL 1)   (LEVEL 2)   (LEVEL 3)      TOTAL
                             ---------- ----------- ------------ ----------
   DECEMBER 31, 2010
   -----------------             $           $           $            $
   ASSETS
   Futures                   1,656,055       --         n/a       1,656,055
   Forwards                      --      2,248,048      n/a       2,248,048
   Options Purchased             --        366,896      n/a         366,896
                             ---------   ---------               ----------
   Total Assets              1,656,055   2,614,944      n/a       4,270,999
                             ---------   ---------               ----------

   LIABILITIES
   Futures                     482,383       --         n/a         482,383
   Forwards                      --        913,269      n/a         913,269
   Options Written               --        166,225      n/a         166,225
                             ---------   ---------               ----------
   Total Liabilities           482,383   1,079,494      n/a       1,561,877
                             ---------   ---------               ----------
   Unrealized currency loss                                      (2,368,555)
                                                                 ----------
   *Net fair value           1,173,672   1,535,450      n/a         340,567
                             =========   =========               ==========

   DECEMBER 31, 2009**
   -------------------
   ASSETS
   Futures                   1,244,657       --         n/a       1,244,657
   Forwards                      --        487,031      n/a         487,031
   Options Purchased             --        224,032      n/a         224,032
                             ---------   ---------               ----------
   Total Assets              1,244,657     711,063      n/a       1,955,720
                             ---------   ---------               ----------

   LIABILITIES
   Futures                   1,545,255       --         n/a       1,545,255
   Forwards                      --      1,342,121      n/a       1,342,121
   Options Written               --         61,722      n/a          61,722
                             ---------   ---------               ----------
   Total Liabilities         1,545,255   1,403,843      n/a       2,949,098
                             ---------   ---------               ----------
   Unrealized currency loss                                      (2,294,172)
                                                                 ----------
   *Net fair value            (300,598)   (692,780)     n/a      (3,287,550)
                             =========   =========               ==========

*This amount comprises of the net unrealized gain/(loss) on open contracts and options purchased and options written on the Statements of Financial Condition. **The amounts have been reclassified from the December 31, 2009 prior year financial statements to conform to the current year presentation based on new fair value guidance.

MORGAN STANLEY SMITH BARNEY CHARTER SERIES

NOTES TO FINANCIAL STATEMENTS
(continued)



CHARTER ASPECT

                               UNADJUSTED
                                 QUOTED
                               PRICES IN
                                 ACTIVE
                                MARKETS   SIGNIFICANT
                                  FOR        OTHER    SIGNIFICANT
                               IDENTICAL  OBSERVABLE  UNOBSERVABLE
                                 ASSETS     INPUTS       INPUTS
                               (LEVEL 1)   (LEVEL 2)   (LEVEL 3)     TOTAL
                               ---------- ----------- ------------ ---------
    DECEMBER 31, 2010
    -----------------              $           $           $           $
    ASSETS
    Futures                    4,192,975       --         n/a      4,192,975
    Forwards                       --      1,797,535      n/a      1,797,535
                               ---------   ---------               ---------
    Total Assets               4,192,975   1,797,535      n/a      5,990,510
                               ---------   ---------               ---------

    LIABILITIES
    Futures                      527,822       --         n/a        527,822
    Forwards                       --        105,251      n/a        105,251
                               ---------   ---------               ---------
    Total Liabilities            527,822     105,251      n/a        633,073
                               ---------   ---------               ---------
    Unrealized currency gain                                         709,601
                                                                   ---------
    *Net fair value            3,665,153   1,692,284      n/a      6,067,038
                               =========   =========               =========

    DECEMBER 31, 2009**
    -------------------
    ASSETS
    Futures                    3,429,308       --         n/a      3,429,308
    Forwards                       --        632,848      n/a        632,848
                               ---------   ---------               ---------
    Total Assets               3,429,308     632,848      n/a      4,062,156
                               ---------   ---------               ---------

    LIABILITIES
    Futures                    3,469,618       --         n/a      3,469,618
    Forwards                       --        995,015      n/a        995,015
                               ---------   ---------               ---------
    Total Liabilities          3,469,618     995,015      n/a      4,464,633
                               ---------   ---------               ---------
    Unrealized currency gain                                         642,270
                                                                   ---------
    *Net fair value              (40,310)   (362,167)     n/a        239,793
                               =========   =========               =========

*This amount comprises of the net unrealized gain/(loss) on open contracts on the Statements of Financial Condition.
**The amounts have been reclassified from the December 31, 2009 prior year financial statements to conform to the current year presentation based on new fair value guidance.

MORGAN STANLEY SMITH BARNEY CHARTER SERIES

NOTES TO FINANCIAL STATEMENTS
(continued)



CHARTER WNT

                               UNADJUSTED
                                 QUOTED
                               PRICES IN
                                 ACTIVE
                                MARKETS   SIGNIFICANT
                                  FOR        OTHER    SIGNIFICANT
                               IDENTICAL  OBSERVABLE  UNOBSERVABLE
                                 ASSETS     INPUTS       INPUTS
                               (LEVEL 1)   (LEVEL 2)   (LEVEL 3)     TOTAL
                               ---------- ----------- ------------ ---------
  DECEMBER 31, 2010
  -----------------                $           $           $           $
  ASSETS
  Futures                      2,868,141      --          n/a      2,868,141
  Forwards                        --        49,770        n/a         49,770
  Options Purchased                2,775      --          n/a          2,775
                               ---------    ------                 ---------
    Total Assets               2,870,916    49,770        n/a      2,920,686
                               ---------    ------                 ---------

  LIABILITIES
  Futures                        447,839      --          n/a        447,839
  Forwards                        --        12,098        n/a         12,098
  Options Written                  5,500      --          n/a          5,500
                               ---------    ------                 ---------
    Total Liabilities            453,339    12,098        n/a        465,437
                               ---------    ------                 ---------
    Unrealized currency loss                                         (12,756)
                                                                   ---------
    *Net fair value            2,417,577    37,672        n/a      2,442,493
                               =========    ======                 =========

  DECEMBER 31, 2009**
  -------------------
  ASSETS
  Futures                      1,469,261      --          n/a      1,469,261
  Forwards                        --          --          n/a          --
  Options Purchased                2,053      --          n/a          2,053
                               ---------    ------                 ---------
    Total Assets               1,471,314      --          n/a      1,471,314
                               ---------    ------                 ---------

  LIABILITIES
  Futures                        984,507      --          n/a        984,507
  Forwards                        --          --          n/a          --
  Options Written                  4,693      --          n/a          4,693
                               ---------    ------                 ---------
    Total Liabilities            989,200      --          n/a        989,200
                               ---------    ------                 ---------
    Unrealized currency loss                                         (14,513)
                                                                   ---------
    *Net fair value              482,114      --          n/a        467,601
                               =========    ======                 =========

*This amount comprises of the net unrealized gain/(loss) on open contracts and options purchased and options written on the Statements of Financial Condition. **The amounts have been reclassified from the December 31, 2009 prior year financial statements to conform to the current year presentation based on new fair value guidance.

MORGAN STANLEY SMITH BARNEY CHARTER SERIES

NOTES TO FINANCIAL STATEMENTS
(continued)



--------------------------------------------------------------------------------
8. FINANCIAL HIGHLIGHTS

CHARTER CAMPBELL

                                               2010     2009      2008
                                             -------  --------  -------
        PER UNIT OPERATING PERFORMANCE:
        NET ASSET VALUE, JANUARY 1:          $  9.79  $  10.88  $ 11.13
                                             -------  --------  -------
        NET OPERATING RESULTS:
           Interest Income                      0.01      0.01     0.18
           Expenses                            (0.83)    (0.90)   (0.99)
           Realized Profit (Loss)/(1)/          1.21     (0.03)    0.39
           Unrealized Profit (Loss)             0.41     (0.17)    0.17
                                             -------  --------  -------
           Net Income (Loss)                    0.80     (1.09)   (0.25)
                                             -------  --------  -------
        NET ASSET VALUE, DECEMBER 31:        $ 10.59  $   9.79  $ 10.88
                                             =======  ========  =======
        FOR THE CALENDAR YEAR:
        RATIOS TO AVERAGE NET ASSETS:
           Net Investment Loss                (8.7)%    (8.9)%   (7.4)%
           Expenses before Incentive Fees      8.8 %     9.0 %    9.1 %
           Expenses after Incentive Fees       8.8 %     9.0 %    9.1 %
           Net Income (Loss)                   7.0 %   (11.2)%   (1.8)%
        TOTAL RETURN BEFORE INCENTIVE FEES     8.2 %   (10.0)%   (2.2)%
        TOTAL RETURN AFTER INCENTIVE FEES      8.2 %   (10.0)%   (2.2)%

        INCEPTION-TO-DATE RETURN               5.9 %
        COMPOUND ANNUALIZED RETURN             0.7 %

CHARTER ASPECT

                                              2010      2009      2008
                                            --------  --------  --------
       PER UNIT OPERATING PERFORMANCE:
       NET ASSET VALUE, JANUARY 1:          $  18.72  $  22.48  $  18.14
                                            --------  --------  --------
       NET OPERATING RESULTS:
          Interest Income                       0.02      0.02      0.27
          Expenses                             (1.54)    (1.66)    (2.36)
          Realized Profit (Loss)/(1)/           2.48     (1.01)     6.13
          Unrealized Profit (Loss)              1.03     (1.11)     0.30
                                            --------  --------  --------
          Net Income (Loss)                     1.99     (3.76)     4.34
                                            --------  --------  --------
       NET ASSET VALUE, DECEMBER 31:        $  20.71  $  18.72  $  22.48
                                            ========  ========  ========
       FOR THE CALENDAR YEAR:
       RATIOS TO AVERAGE NET ASSETS:
          Net Investment Loss                 (7.9)%    (8.3)%   (10.4)%
          Expenses before Incentive Fees       8.0 %     8.3 %     7.9 %
          Expenses after Incentive Fees        8.0 %     8.4 %    11.8 %
          Net Income (Loss)                   10.1 %   (19.2)%    21.9 %
       TOTAL RETURN BEFORE INCENTIVE FEES     10.6 %   (16.6)%    28.2 %
       TOTAL RETURN AFTER INCENTIVE FEES      10.6 %   (16.7)%    23.9 %

       INCEPTION-TO-DATE RETURN              107.1 %
       COMPOUND ANNUALIZED RETURN              4.4 %

MORGAN STANLEY SMITH BARNEY CHARTER SERIES

NOTES TO FINANCIAL STATEMENTS
(concluded)



CHARTER WNT

                                               2010     2009      2008
                                             -------  --------  -------
        PER UNIT OPERATING PERFORMANCE:
        NET ASSET VALUE, JANUARY 1:          $ 11.44  $  13.02  $ 11.27
                                             -------  --------  -------
        NET OPERATING RESULTS:
           Interest Income                      0.01      0.01     0.16
           Expenses                            (0.95)    (0.99)   (1.29)
           Realized Profit (Loss)/(1)/          1.66     (0.38)    2.74
           Unrealized Profit (Loss)             0.26     (0.22)    0.14
                                             -------  --------  -------
           Net Income (Loss)                    0.98     (1.58)    1.75
                                             -------  --------  -------
        NET ASSET VALUE, DECEMBER 31:....... $ 12.42  $  11.44  $ 13.02
                                             =======  ========  =======
        FOR THE CALENDAR YEAR:
        RATIOS TO AVERAGE NET ASSETS:
           Net Investment Loss                (8.0)%    (8.3)%   (9.0)%
           Expenses before Incentive Fees      8.1 %     8.3 %    7.7 %
           Expenses after Incentive Fees       8.1 %     8.4 %   10.3 %
           Net Income (Loss)                   8.2 %   (13.6)%   13.0 %
        TOTAL RETURN BEFORE INCENTIVE FEES     8.6 %   (12.0)%   18.4 %
        TOTAL RETURN AFTER INCENTIVE FEES      8.6 %   (12.1)%   15.5 %

        INCEPTION-TO-DATE RETURN              24.2 %
        COMPOUND ANNUALIZED RETURN             1.8 %

(1)Realized Profit (Loss) is a balancing amount necessary to reconcile the change in Net Asset Value per Unit with the other per Unit information.

--------------------------------------------------------------------------------
9. SUBSEQUENT EVENT
Management of Ceres performed its evaluation of subsequent events and has determined that there were no subsequent events requiring adjustment or disclosure in the financial statements other than those disclosed below.
  Effective January 1, 2011, the monthly management fee payable by Charter Campbell to Campbell & Company, Inc. was reduced from 1/12 of 2.65% (a 2.65% annual rate) to 1/6 of 1% (a 2% annual rate).
  Effective April 1, 2011, the monthly management fee payable by Charter WNT to Winton Capital Management Limited will be reduced from 1/6 of 1% (a 2% annual rate) to 1/12 of 1.5% (a 1.5% annual rate).

                    Ceres Managed Futures LLC
                    PO Box 340
                    New York, NY 10008-0340
[LOGO]

ADDRESS SERVICE REQUESTED


[GRAPHIC] printed on recycled paper


                                  PRE-SORTED
                               FIRST CLASS MAIL
                               U.S. POSTAGE PAID
                               NEW BRUNSWICK, NJ
                                   PERMIT #1