Form 10-K, Exhibit 13
period 2016-12-31
MORGAN STANLEY SMITH BARNEY CHARTER ASPECT L.P.
filed 2017-03-28
CIK 914747

Exhibit 13.01

To the Limited Partners of

Morgan Stanley Smith Barney Charter Aspect L.P.

Morgan Stanley Smith Barney Charter Campbell L.P.

Morgan Stanley Smith Barney Charter WNT L.P.

To the best of the knowledge and belief of the undersigned, the information contained herein is accurate and complete.

By:	Patrick T. Egan
President and Director
Ceres Managed Futures LLC General Partner,
Morgan Stanley Smith Barney Charter Aspect L.P.
Morgan Stanley Smith Barney Charter Campbell L.P.
Morgan Stanley Smith Barney Charter WNT L.P.

Ceres Managed Futures LLC
522 Fifth Avenue New York, NY 10036 (855) 672-4468

Management’s Report on Internal Control Over

Financial Reporting

Ceres Managed Futures LLC (“Ceres”), the general partner of Morgan Stanley Smith Barney Charter Aspect L.P. (“Charter Aspect”), is responsible for the management of Charter Aspect. Ceres was also the general partner of Morgan Stanley Smith Barney Charter Campbell L.P. (Partnership in Liquidation) (“Charter Campbell”) and Morgan Stanley Smith Barney Charter WNT L.P. (Partnership in Liquidation) (“Charter WNT” and collectively with Charter Aspect and Charter Campbell, the “Partnerships”) prior to December 31, 2016 (termination of operations for Charter Campbell and Charter WNT), and was responsible for the management of Charter Campbell and Charter WNT.

Management of Charter Aspect, Ceres, is responsible for establishing and maintaining adequate internal control over financial reporting as defined in Rules 13a–15(f) and 15d–15(f) under the Securities Exchange Act of 1934, as amended, and for the assessment of internal control over financial reporting. Prior to December 31, 2016 (termination of operations for Charter Campbell and Charter WNT), the management of the Charter Campbell and Charter WNT, Ceres (in its capacity as management of the Partnerships, “Management”), was responsible for establishing and maintaining adequate internal control over financial reporting as defined in Rules 13a–15(f) and 15d–15(f) under the Securities Exchange Act of 1934, as amended, and for the assessment of internal control over financial reporting. Internal control over financial reporting for Charter Aspect is, and internal control over financial reporting for Charter Campbell and Charter WNT was, a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with accounting principles generally accepted in the United States of America. Charter Aspect’s internal control over financial reporting includes, and Charter Campbell’s and Charter WNT’s internal control over financial reporting included, those policies and procedures that:

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

Management has assessed the effectiveness of the Partnerships’ internal control over financial reporting as of December 31, 2016. In making this assessment, Management used the criteria set forth in the Internal Control-Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission. Based on its assessment, Management concluded that the Partnerships maintained effective internal control over financial reporting as of December 31, 2016, based on the criteria referred to above.

Patrick T. Egan	Steven Ross
President and Director	Chief Financial Officer and Director
Ceres Managed Futures LLC	Ceres Managed Futures LLC
General Partner,	General Partner,

Morgan Stanley Smith Barney Charter	Morgan Stanley Smith Barney Charter
Aspect L.P.	Aspect L.P.

Morgan Stanley Smith Barney Charter	Morgan Stanley Smith Barney Charter
Campbell L.P. (Partnership in Liquidation)	Campbell L.P. (Partnership in Liquidation)

Morgan Stanley Smith Barney Charter	Morgan Stanley Smith Barney Charter
WNT L.P. (Partnership in Liquidation)	WNT L.P. (Partnership in Liquidation)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners of Morgan Stanley Smith Barney Charter Aspect L.P., Morgan Stanley Smith Barney Charter Campbell L.P. (Partnership in Liquidation) and Morgan Stanley Smith Barney Charter WNT L.P. (Partnership in Liquidation):

We have audited the accompanying statements of financial condition of Morgan Stanley Smith Barney Charter Aspect L.P., including the condensed schedules of investments, as of December 31, 2016 and 2015, and the related statements of income and expenses and changes in partners’ capital for each of the three years in the period ended December 31, 2016. We have also audited the accompanying statements of financial condition (liquidation basis) of Morgan Stanley Smith Barney Charter Campbell L.P. and Morgan Stanley Smith Barney Charter WNT L.P. (Partnerships in Liquidation) (collectively, the “Partnerships” and together with Morgan Stanley Smith Barney Charter Aspect L.P., the “Funds”), including the condensed schedules of investments (liquidation basis), as of December 31, 2016 (termination of operations), and the related statements of income and expenses (liquidation basis) and changes in partners’ capital (liquidation basis) for the year ended December 31, 2016 (termination of operations). In addition, we have audited the accompanying statements of financial condition of the Partnerships, including the condensed schedules of investments, as of December 31, 2015, and the related statements of income and expenses and changes in partners’ capital for the years ended December 31, 2015 and 2014. These financial statements are the responsibility of the Funds’ management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Funds are not required to have, nor were we engaged to perform, an audit of their internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Funds’ internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 1 to the financial statements, Morgan Stanley Smith Barney Charter Campbell L.P. and Morgan Stanley Smith Barney Charter WNT L.P. terminated operations on December 31, 2016. As a result, the Partnerships changed their basis of accounting from the going concern basis to the liquidation basis.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Morgan Stanley Smith Barney Aspect L.P. as of December 31, 2016 and 2015, and the results of its operations and changes in its partners’ capital for each of the three years in the period ended December 31, 2016, in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, such financial statements present fairly, in all material respects, (1) the financial position (liquidation basis) of Morgan Stanley Smith Barney Charter Campbell L.P. and Morgan Stanley Smith Barney WNT L.P. (Partnerships in Liquidation) as of December 31, 2016 (termination of operations), (2) the results of their operations (liquidation basis) and changes in their partners’ capital (liquidation basis) for the year ended December 31, 2016 (termination of operations), (3) their financial position as of December 31, 2015, and (4) the results of their operations and changes in their partners’ capital for the years ended December 31, 2015 and 2014, in conformity with accounting principles generally accepted in the United States of America applied on the bases described in the preceding paragraph.

/s/ Deloitte & Touche LLP

New York, New York

March 24, 2017

Morgan Stanley Smith Barney Charter Aspect L.P.

Statements of Financial Condition

December 31, 2016 and 2015

	December 31, 2016	December 31, 2015
Assets:
Equity in trading account:
Investment in U.S. Treasury bills, at fair value (amortized cost $0 and $24,998,531 at December 31, 2016 and 2015, respectively)	$-	$24,995,953
Unrestricted cash (Note 2f)	22,501,448	7,838,310
Restricted cash (Note 2f)	4,805,814	3,909,258
Net unrealized appreciation on open futures contracts	368,646	-
Net unrealized appreciation on open forward contracts	-	27,678

Total equity in trading account	27,675,908	36,771,199

Cash at bank (Note 1)	218	-
Interest receivable (Note 2i)	5,880	1,038

Total assets	$27,682,006	$36,772,237

Liabilities and Partners’ Capital:
Liabilities:
Net unrealized depreciation on open futures contracts	$-	$241,682
Net unrealized depreciation on open forward contracts	102,347	-
Accrued expenses:
Ongoing placement agent fees (Note 2j)	46,032	61,908
General Partner fees (Note 2j)	46,032	61,908
Management fees (Note 3)	34,523	46,432
Incentive fees (Note 3)	-	5,391
Redemptions payable to Limited Partners (Note 2m)	675,687	279,640

Total liabilities	904,621	696,961

Partners’ Capital:
General Partner, 16,037.758 and 18,582.876 Units outstanding at December 31, 2016 and 2015, respectively	318,009	417,919
Limited Partners, 1,334,363.816 and 1,585,517.426 Units outstanding at December 31, 2016 and 2015, respectively	26,459,376	35,657,357

Total partners’ capital (net asset value)	26,777,385	36,075,276

Total liabilities and partners’ capital	$27,682,006	$36,772,237

Net asset value per Unit	$19.83	$22.49

See accompanying notes to financial statements.

Morgan Stanley Smith Barney Charter Aspect L.P.

Condensed Schedule of Investments

December 31, 2016

	Notional ($)/ Number of Contracts	Fair Value	% of Partners’ Capital
Futures Contracts Purchased
Commodity	185	$(53,038)	(0.19	) %
Equity	268	159,077	0.59
Currencies	1	(2,355)	(0.01)
Interest Rates	128	75,036	0.28

Total futures contracts purchased		178,720	0.67

Futures Contracts Sold
Commodity	212	142,684	0.53
Equity	108	2,882	0.01
Currencies	7	2,538	0.01
Interest Rates	854	41,822	0.16

Total futures contracts sold		189,926	0.71

Net unrealized appreciation on open futures contracts		$368,646	1.38%

Unrealized Appreciation on Open Forward Contracts
Commodity	22	$82,024	0.31%
Currencies	$38,038,272	548,488	2.04

Total unrealized appreciation on open forward contracts		630,512	2.35

Unrealized Depreciation on Open Forward Contracts
Commodity	52	(291,675)	(1.09)
Currencies	$28,905,550	(441,184)	(1.65)

Total unrealized depreciation on open forward contracts		(732,859)	(2.74)

Net unrealized depreciation on open forward contracts		$(102,347)	(0.39	) %

See accompanying notes to financial statements.

Morgan Stanley Smith Barney Charter Aspect L.P.

Condensed Schedule of Investments

December 31, 2015

	Notional ($)/ Number of Contracts	Fair Value	% of Partners’ Capital
Futures Contracts Purchased
Commodity	123	$(39,964)	(0.11	) %
Equity	101	(8,153)	(0.02)
Interest Rates	562	(307,914)	(0.85)

Total futures contracts purchased		(356,031)	(0.98)

Futures Contracts Sold
Commodity	613	122,660	0.34
Equity	82	(20,347)	(0.06)
Currencies	11	6,561	0.02
Interest Rates	280	5,475	0.02

Total futures contracts sold		114,349	0.32

Net unrealized depreciation on open futures contracts		$(241,682)	(0.66	) %

Unrealized Appreciation on Open Forward Contracts
Commodity	65	$91,854	0.25%
Currencies	$46,988,801	601,114	1.67

Total unrealized appreciation on open forward contracts		692,968	1.92

Unrealized Depreciation on Open Forward Contracts
Commodity	155	(306,677)	(0.85)
Currencies	$28,785,938	(358,613)	(0.99)

Total unrealized depreciation on open forward contracts		(665,290)	(1.84)

Net unrealized appreciation on open forward contracts		$27,678	0.08%

U.S. Government Securities

Face Amount	Maturity Date	Description	Fair Value	% of Partners’ Capital
$ 25,000,000	3/3/2016	U.S. Treasury bills, 0.015%* (Amortized cost of $24,998,531)	$24,995,953	69.29%

*	Liquid non-cash held as collateral.

See accompanying notes to financial statements.

Morgan Stanley Smith Barney Charter Aspect L.P.

Statements of Income and Expenses

For the Years Ended December 31, 2016, 2015 and 2014

	2016	2015	2014
Investment Income:
Interest income	$57,904	$714	$5,809

Expenses:
General Partner fees (Note 2j)	654,571	741,571	168,227
Ongoing placement agent fees (Note 2j)	654,571	741,571	168,227
Management fees (Note 3)	490,930	556,177	542,326
Incentive fees (Note 3)	270,903	165,249	-
Brokerage fees (Note 2j)	-	-	1,323,653

Total expenses	2,070,975	2,204,568	2,202,433

Net investment loss	(2,013,071)	(2,203,854)	(2,196,624)

Trading Results:
Net gains (losses) on trading of commodity interests:
Net realized gains (losses) on closed contracts	(2,398,851)	8,429,385	9,880,237
Net change in unrealized gains (losses) on open contracts	481,829	(3,865,232)	824,560

Total trading results	(1,917,022)	4,564,153	10,704,797

Net income (loss)	$(3,930,093)	$2,360,299	$8,508,173

Net income (loss) per Unit (Note 7)*	$(2.66)	$1.40	$4.82

Weighted average number of Units outstanding	1,508,262.805	1,716,767.547	2,234,117.260

*	Represents the change in net asset value per Unit during the year.

See accompanying notes to financial statements.

Morgan Stanley Smith Barney Charter Aspect L.P.

Statements of Changes in Partners’ Capital

For the Years Ended December 31, 2016, 2015 and 2014

	Units of Partnership Interest	Limited Partners	General Partner	Total
Partners’ Capital, December 31, 2013	2,809,365.621	$45,112,052	$584,910	$45,696,962
Net income (loss)	-	8,402,318	105,855	8,508,173
Redemptions	(1,006,442.474)	(15,905,958)	(275,000)	(16,180,958)

Partners’ Capital, December 31, 2014	1,802,923.147	37,608,412	415,765	38,024,177
Net income (loss)	-	2,333,145	27,154	2,360,299
Redemptions	(198,822.845)	(4,284,200)	(25,000)	(4,309,200)

Partners’ Capital, December 31, 2015	1,604,100.302	35,657,357	417,919	36,075,276
Net income (loss)	-	(3,885,412)	(44,681)	(3,930,093)
Redemptions	(253,698.728)	(5,312,569)	(55,229)	(5,367,798)

Partners’ Capital, December 31, 2016	1,350,401.574	$26,459,376	$318,009	$26,777,385

See accompanying notes to financial statements.

Morgan Stanley Smith Barney Charter Campbell L.P.

Statements of Financial Condition

December 31, 2016 (termination of operations) (liquidation basis) and 2015

	December 31, 2016*	December 31, 2015
Assets:
Equity in trading account:
Investment in U.S. Treasury bills, at fair value (amortized cost $0 and $15,499,510 at December 31, 2016 and 2015, respectively)	$-	$15,498,983
Unrestricted cash (Note 2f)	15,981,938	4,372,856
Restricted cash (Note 2f)	-	2,434,648
Net unrealized appreciation on open forward contracts	59,731	-

Total equity in trading account	16,041,669	22,306,487

Interest receivable (Note 2i)	3,869	605

Total assets	$16,045,538	$22,307,092

Liabilities and Partners’ Capital:
Liabilities:
Net unrealized depreciation on open futures contracts	$-	$190,939
Net unrealized depreciation on open forward contracts	-	57,817
Accrued expenses:
Ongoing placement agent fees (Note 2j)	26,412	38,090
General Partner fees (Note 2j)	26,412	38,090
Management fees (Note 3)	22,809	28,569
Redemptions payable to Limited Partners (Note 2m)	-	278,476
Liquidation redemptions payable to General Partner (Notes 1 and 2m)	181,719	-
Liquidation redemptions payable to Limited Partners (Notes 1 and 2m)	15,788,186	-

Total liabilities	16,045,538	631,981

Partners’ Capital:
General Partner, 0.000 and 20,184.324 Units outstanding at December 31, 2016 and 2015, respectively	-	243,785
Limited Partners, 0.000 and 1,774,475.344 Units outstanding at December 31, 2016 and 2015, respectively	-	21,431,326

Total partners’ capital (net asset value)	-	21,675,111

Total liabilities and partners’ capital	$16,045,538	$22,307,092

Net asset value per Unit	$-	$12.08

*	Presented on a liquidation basis of accounting.

See accompanying notes to financial statements.

Morgan Stanley Smith Barney Charter Campbell L.P.

Condensed Schedule of Investments (liquidation basis)

December 31, 2016 (termination of operations)

	Notional ($)/ Number of Contracts	Fair Value	% of Partners’ Capital*
Unrealized Appreciation on Open Forward Contracts
Commodity	22	$28,095	0.18%
Currencies	$32,649,530	399,178	2.50

Total unrealized appreciation on open forward contracts		427,273	2.68

Unrealized Depreciation on Open Forward Contracts
Commodity	56	(152,671)	(0.95)
Currencies	$16,297,615	(214,871)	(1.35)

Total unrealized depreciation on open forward contracts		(367,542)	(2.30)

Net unrealized appreciation on open forward contracts		$59,731	0.38%

*	Calculated based on pre-liquidation partners’ capital.

See accompanying notes to financial statements.

Morgan Stanley Smith Barney Charter Campbell L.P.

Condensed Schedule of Investments

December 31, 2015

	Notional ($)/ Number of Contracts	Fair Value	% of Partners’ Capital
Futures Contracts Purchased
Commodity	43	$3,021	0.01%
Equity	66	(13,248)	(0.06)
Interest Rates	256	(4,446)	(0.02)

Total futures contracts purchased		(14,673)	(0.07)

Futures Contracts Sold
Commodity	448	(178,528)	(0.82)
Equity	79	(217)	(0.00	) **
Interest Rates	252	2,479	0.01

Total futures contracts sold		(176,266)	(0.81)

Net unrealized depreciation on open futures contracts		$(190,939)	(0.88	) %

Unrealized Appreciation on Open Forward Contracts
Commodity	32	$26,107	0.12%
Currencies	$76,943,413	1,238,301	5.71

Total unrealized appreciation on open forward contracts		1,264,408	5.83

Unrealized Depreciation on Open Forward Contracts
Commodity	126	(135,773)	(0.63)
Currencies	$70,802,583	(1,186,452)	(5.47)

Total unrealized depreciation on open forward contracts		(1,322,225)	(6.10)

Net unrealized depreciation on open forward contracts		$(57,817)	(0.27	) %

U.S. Government Securities

Face Amount	Maturity Date	Description	Fair Value	% of Partners’ Capital
$ 15,500,000	1/21/2016	U.S. Treasury bills, 0.0125%* (Amortizedcostof$15,499,510)	$15,498,983	71.51%

*	Liquid non-cash held as collateral.

**	Due to rounding.

See accompanying notes to financial statements.

Morgan Stanley Smith Barney Charter Campbell L.P.

Statements of Income and Expenses

For the Years Ended December 31, 2016 (termination of operations) (liquidation basis),

2015 and 2014

	2016*	2015	2014
Investment Income:
Interest income	$35,086	$1,688	$4,293

Expenses:
General Partner fees (Note 2j)	383,974	493,060	121,926
Ongoing placement agent fees (Note 2j)	383,974	493,060	121,926
Management fees (Note 3)	287,982	369,796	465,518
Brokerage fees (Note 2j)	-	-	993,118

Total expenses	1,055,930	1,355,916	1,702,488

Net investment loss	(1,020,844)	(1,354,228)	(1,698,195)

Trading Results:
Net gains (losses) on trading of commodity interests:
Net realized gains (losses) on closed contracts	(1,714,778)	(706,577)	5,245,875
Net change in unrealized gains (losses) on open contracts	308,022	859,306	118,025

Total trading results	(1,406,756)	152,729	5,363,900

Net income (loss)	$(2,427,600)	$(1,201,499)	$3,665,705

Net income (loss) per Unit (Note 7)**	$(1.48)	$(0.64)	$2.18

Weighted average number of Units outstanding	1,654,705.827	1,936,883.560	2,626,817.960

*	Presented on a liquidation basis of accounting.

**	Represents the change in net asset value per Unit during the year (2016: pre-liquidation).

See accompanying notes to financial statements.

Morgan Stanley Smith Barney Charter Campbell L.P.

Statements of Changes in Partners’ Capital

For the Years Ended December 31, 2016 (termination of operations) (liquidation basis),

2015 and 2014

	Units of Partnership Interest	Limited Partners	General Partner	Total
Partners’ Capital, December 31, 2013	3,380,844.137	$35,145,985	$487,734	$35,633,719
Net income (loss)	-	3,619,985	45,720	3,665,705
Redemptions	(1,336,038.050)	(13,034,129)	(250,505)	(13,284,634)

Partners’ Capital, December 31, 2014	2,044,806.087	25,731,841	282,949	26,014,790
Net income (loss)	-	(1,187,335)	(14,164)	(1,201,499)
Redemptions	(250,146.419)	(3,113,180)	(25,000)	(3,138,180)

Partners’ Capital, December 31, 2015	1,794,659.668	21,431,326	243,785	21,675,111
Net income (loss)	-	(2,400,717)	(26,883)	(2,427,600)
Redemptions	(1,794,659.668)	(19,030,609)	(216,902)	(19,247,511)

Partners’ Capital, December 31, 2016*	-	$-	$-	$-

*	Presented on a liquidation basis of accounting.

See accompanying notes to financial statements.

Morgan Stanley Smith Barney Charter WNT L.P.

Statements of Financial Condition

December 31, 2016 (termination of operations) (liquidation basis) and 2015

	December 31, 2016*	December 31, 2015
Assets:
Equity in trading account:
Investment in U.S. Treasury bills, at fair value (amortized cost $0 and $16,996,479 at December 31, 2016 and 2015, respectively)	$-	$16,998,561
Unrestricted cash (Note 2f)	23,937,593	7,076,316
Restricted cash (Note 2f)	-	3,396,902
Net unrealized appreciation on open futures contracts	-	237,427
Net unrealized appreciation on open forward contracts	-	2,832

Total equity in trading account	23,937,593	27,712,038

Interest receivable (Note 2i)	7,293	2,030

Total assets	$23,944,886	$27,714,068

Liabilities and Partners’ Capital:
Liabilities:
Net unrealized depreciation on open forward contracts	$63,247	$-
Accrued expenses:
Ongoing placement agent fees (Note 2j)	38,289	47,197
General Partner fees (Note 2j)	38,289	47,197
Management fees (Note 3)	29,018	35,397
Redemptions payable to Limited Partners (Note 2m)	-	196,980
Liquidation redemptions payable to General Partner (Notes 1 and 2m)	275,296	-
Liquidation redemptions payable to Limited Partners (Notes 1 and 2m)	23,500,747	-

Total liabilities	23,944,886	326,771

Partners’ Capital:
General Partner, 0.000 and 21,455.532 Units outstanding at December 31, 2016 and 2015, respectively	-	304,663
Limited Partners, 0.000 and 1,907,271.893 Units outstanding at December 31, 2016 and 2015, respectively	-	27,082,634

Total partners’ capital (net asset value)	-	27,387,297

Total liabilities and partners’ capital	$23,944,886	$27,714,068

Net asset value per Unit	$-	$14.20

*	Presented on a liquidation basis of accounting.

See accompanying notes to financial statements.

Morgan Stanley Smith Barney Charter WNT L.P.

Condensed Schedule of Investments (liquidation basis)

December 31, 2016 (termination of operations)

	Notional ($)/ Number of Contracts	Fair Value	% of Partners’ Capital*
Unrealized Appreciation on Open Forward Contracts
Commodity	40	$89,654	0.37%
Currencies	$14,366,065	189,691	0.80

Total unrealized appreciation on open forward contracts		279,345	1.17

Unrealized Depreciation on Open Forward Contracts
Commodity	26	(166,960)	(0.70)
Currencies	$11,789,316	(175,632)	(0.74)

Total unrealized depreciation on open forward contracts		(342,592)	(1.44)

Net unrealized depreciation on open forward contracts		$(63,247)	(0.27	) %

*	Calculated based on pre-liquidation partners’ capital.

See accompanying notes to financial statements.

Morgan Stanley Smith Barney Charter WNT L.P.

Condensed Schedule of Investments

December 31, 2015

	Notional ($)/ Number of Contracts	Fair Value	% of Partners’ Capital
Futures Contracts Purchased
Commodity	18	$3,086	0.01%
Equity	119	49,659	0.18
Currencies	23	1,792	0.01
Interest Rates	921	(183,103)	(0.67)

Total futures contracts purchased		(128,566)	(0.47)

Futures Contracts Sold
Commodity	331	202,818	0.74
Equity	78	(21,958)	(0.08)
Currencies	208	186,574	0.68
Interest Rates	32	(1,441)	(0.01)

Total futures contracts sold		365,993	1.33

Net unrealized appreciation on open futures contracts		$237,427	0.86%

Unrealized Appreciation on Open Forward Contracts
Commodity	25	$87,839	0.32%
Currencies	$12,683,463	152,044	0.55

Total unrealized appreciation on open forward contracts		239,883	0.87

Unrealized Depreciation on Open Forward Contracts
Commodity	16	(32,341)	(0.12)
Currencies	$11,495,624	(204,710)	(0.74)

Total unrealized depreciation on open forward contracts		(237,051)	(0.86)

Net unrealized appreciation on open forward contracts		$2,832	0.01%

U.S. Government Securities

Face Amount	Maturity Date	Description	Fair Value	% of Partners’ Capital
$ 11,000,000	1/21/2016	U.S. Treasury bills, 0.19%* (Amortized cost of $10,998,375)	$10,999,278	40.16%
$ 6,000,000	2/11/2016	U.S. Treasury bills, 0.125%* (Amortized cost of $5,998,104)	5,999,283	21.91

Total U.S. Government Securities			$16,998,561	62.07%

*	Liquid non-cash held as collateral.

See accompanying notes to financial statements.

Morgan Stanley Smith Barney Charter WNT L.P.

Statements of Income and Expenses

For the Years Ended December 31, 2016 (termination of operations) (liquidation basis),

2015 and 2014

	2016*	2015	2014
Investment Income:
Interest income	$61,544	$6,832	$6,237

Expenses:
General Partner fees (Note 2j)	530,236	593,842	148,721
Ongoing placement agent fees (Note 2j)	530,236	593,842	148,721
Management fees (Note 3)	397,676	445,382	467,208
Incentive fees (Note 3)	-	486,201	782,951
Brokerage fees (Note 2j)	-	-	1,125,659

Total expenses	1,458,148	2,119,267	2,673,260

Net investment loss	(1,396,604)	(2,112,435)	(2,667,023)

Trading Results:
Net gains (losses) on trading of commodity interests:
Net realized gains (losses) on closed contracts	1,248,260	2,280,468	8,548,536
Net change in unrealized gains (losses) on open contracts	(297,582)	(834,747)	(722,641)

Total trading results	950,678	1,445,721	7,825,895

Net income (loss)	$(445,926)	$(666,714)	$5,158,872

Net income (loss) per Unit (Note 7)**	(0.27)	(0.34)	2.32

Weighted average number of Units outstanding	1,838,861.654	2,044,032.244	2,473,873.456

*	Presented on a liquidation basis of accounting.
**	Represents the change in net asset value per Unit during the year (2016: pre-liquidation).

See accompanying notes to financial statements.

Morgan Stanley Smith Barney Charter WNT L.P.

Statements of Changes in Partners’ Capital

For the Years Ended December 31, 2016 (termination of operations) (liquidation basis),

2015 and 2014

	Units of Partnership Interest	Limited Partners	General Partner	Total
Partners’ Capital, December 31, 2013	3,061,377.758	$36,905,030	$490,780	$37,395,810
Net income (loss)	-	5,089,498	69,374	5,158,872
Redemptions	(907,519.038)	(11,036,493)	(200,000)	(11,236,493)

Partners’ Capital, December 31, 2014	2,153,858.720	30,958,035	360,154	31,318,189
Net income (loss)	-	(661,836)	(4,878)	(666,714)
Redemptions	(225,131.295)	(3,213,565)	(50,613)	(3,264,178)

Partners’ Capital, December 31, 2015	1,928,727.425	27,082,634	304,663	27,387,297
Net income (loss)	-	(441,661)	(4,265)	(445,926)
Redemptions	(1,928,727.425)	(26,640,973)	(300,398)	(26,941,371)

Partners’ Capital, December 31, 2016*	-	$-	$-	$-

*	Presented on a liquidation basis of accounting.

See accompanying notes to financial statements.

Morgan Stanley Smith Barney Charter Series

Notes to Financial Statements (liquidation basis for

Morgan Stanley Smith Barney Charter Campbell L.P. and

Morgan Stanley Smith Barney Charter WNT L.P.)

1.	Organization:

Morgan Stanley Smith Barney Charter Aspect L.P. (“Charter Aspect”) is, and Morgan Stanley Smith Barney Charter Campbell L.P. (“Charter Campbell”) (Partnership in Liquidation) and Morgan Stanley Smith Barney Charter WNT L.P. (“Charter WNT”) (Partnership in Liquidation) were, limited partnerships organized to engage primarily in the speculative trading of futures contracts, options on futures and forward contracts, and forward contracts on physical commodities and other commodity interests, including, but not limited to, foreign currencies, financial instruments, metals, energy, and agricultural products (collectively, “Futures Interests”) (refer to Note 4, “Financial Instruments”). Charter Aspect, Charter Campbell and Charter WNT are each referred to individually as a “Partnership”, or collectively as the “Partnerships”. The General Partner (as defined below) may determine to invest up to all of Charter Aspect’s assets in United States (“U.S.”) Treasury bills and/or money market mutual funds, including money market mutual funds managed by Morgan Stanley or its affiliates. Prior to December 31, 2016, the General Partner may have also determined to invest up to all of Charter Campbell’s and Charter WNT’s assets in U.S. Treasury bills and/or money market mutual funds, including money market mutual funds managed by Morgan Stanley or its affiliates. On December 13, 2016, the General Partner determined to terminate the management agreement by and among Campbell & Company Inc. (“Campbell”), Charter Campbell and the General Partner effective the close of business on December 31, 2016. Additionally, on December 13, 2016, the General Partner determined to terminate the management agreement by and among Winton Capital Management Limited (“Winton”), Charter WNT and the General Partner effective the close of business on December 31, 2016. Charter Campbell and Charter WNT terminated operations on December 31, 2016. As a result, Charter Campbell and Charter WNT changed their respective basis of accounting from the going concern basis to liquidation basis. Liquidation basis accounting requires Charter Campbell and Charter WNT to record assets and liabilities at values to be received or paid in liquidation.

Ceres Managed Futures LLC (“Ceres”), a Delaware limited liability company, acts as the general partner and commodity pool operator of Charter Aspect. Prior to December 31, 2016 (termination of operations for Charter Campbell and Charter WNT), Ceres also acted as the general partner and commodity pool operator of Charter Campbell and Charter WNT. Ceres, in its capacity as general partner of the Partnerships, is referred to as the “General Partner”. At December 31, 2016, Ceres was a wholly-owned subsidiary of Morgan Stanley Smith Barney Holdings LLC (“MSSBH”). MSSBH was ultimately owned by Morgan Stanley. Morgan Stanley Smith Barney LLC is doing business as Morgan Stanley Wealth Management (“Morgan Stanley Wealth Management”). At December 31, 2016, Morgan Stanley Wealth Management was a principal subsidiary of MSSBH.

The clearing commodity broker for Charter Aspect is Morgan Stanley & Co. LLC (“MS&Co.”). Prior to December 31, 2016 (termination of operations for Charter Campbell and Charter WNT), MS&Co. also acted as the clearing commodity broker for Charter Campbell and Charter WNT. Charter Aspect deposits a portion of its cash in a non-trading account at JPMorgan Chase Bank, N.A. (“JPMorgan Chase”). Prior to December 31, 2016 (termination of operations for Charter Campbell and Charter WNT), Charter Campbell and Charter WNT also deposited a portion of their cash in non-trading accounts at JPMorgan Chase. MS&Co. also acts as the counterparty on all trading of foreign currency forward contracts for Charter Aspect. Prior to December 31, 2016 (termination of operations for Charter Campbell and Charter WNT), MS&Co. was also acting as a counterparty on all trading of foreign currency forward contracts for Charter Campbell and Charter WNT. MS&Co. is a wholly-owned subsidiary of Morgan Stanley.

On December 31, 2016, the General Partner liquidated Charter Campbell’s Futures Interests and contributed the cash proceeds of such liquidation along with Charter Campbell’s remaining cash (other than the portion needed for Charter Campbell’s final expenses) to Potomac Futures Fund L.P. (“Potomac”) in exchange for units of limited partnership of Potomac (“Potomac Units”). As of the close of business on December 31, 2016, the General Partner effected a pro-rata in-kind distribution of the Potomac Units to all of Charter Campbell’s partners as of that date. Following the distribution, each partner in Charter Campbell owns Potomac Units equal in value to such partner’s interest in Charter Campbell as of the close of business on December 31, 2016. Following such distribution, all units of limited partnership in Charter Campbell had a net asset value of zero. Charter Campbell has been dissolved and terminated in accordance with the terms of its limited partnership agreement. Charter Campbell’s loss carryforward was transferred to Potomac as of the close of business on December 31, 2016.

On December 31, 2016, the General Partner liquidated Charter WNT’s Futures Interests and contributed the cash proceeds of such liquidation along with Charter WNT’s remaining cash (other than the portion needed for Charter WNT’s final expenses) to Managed Futures Premier Abingdon L.P. (“Abingdon”) in exchange for units of limited partnership of Abingdon (“Abingdon Units”). As of the close of business on December 31, 2016, the

Morgan Stanley Smith Barney Charter Series

Notes to Financial Statements (liquidation basis for

Morgan Stanley Smith Barney Charter Campbell L.P. and

Morgan Stanley Smith Barney Charter WNT L.P.)

General Partner effected a pro-rata in-kind distribution of the Abingdon Units to all of Charter WNT’s partners as of that date. Following the distribution, each partner in Charter WNT owns Abingdon Units equal in value to such partner’s interest in Charter WNT as of the close of business on December 31, 2016. Following such distribution, all units of limited partnership in Charter WNT had a net asset value of zero. Charter WNT has been dissolved and terminated in accordance with the terms of its limited partnership agreement. Charter WNT’s loss carryforward was transferred to Abingdon as of the close of business on December 31, 2016.

Ceres is required to maintain in Charter Aspect, and prior to December 31, 2016, was required to maintain in each of Charter Campbell and Charter WNT, a 1% minimum interest in the equity of each Partnership.

In July 2015, the General Partner delegated certain administrative functions to SS&C Technologies, Inc., a Delaware corporation, currently doing business as SS&C GlobeOp (the “Administrator”). Pursuant to a master services agreement, the Administrator furnishes certain administrative, accounting, regulatory reporting, tax and other services as agreed from time to time. In addition, the Administrator maintains certain books and records of Charter Aspect. Prior to December 31, 2016 (termination of operations for Charter Campbell and Charter WNT), the Administrator also maintained certain books and records of Charter Campbell and Charter WNT. The General Partner pays or reimburses Charter Aspect, and paid or reimbursed Charter Campbell and Charter WNT, from the General Partner fee it receives or received, the ordinary administrative expenses of the Partnerships. This includes or included the expenses related to the engagement of the Administrator. Therefore, the engagement of the Administrator did not impact the Partnerships’ respective break-even points.

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

The liquidation basis of accounting requires Charter Campbell and Charter WNT to record their respective assets and liabilities at values expected to be received or paid in liquidation. The change in basis of accounting from the going concern basis to the liquidation basis did not have a material effect on Charter Campbell’s or Charter WNT’s carrying value of assets and liabilities or their results of operations. All carrying values, including net unrealized appreciation or depreciation on open contracts which are carried at fair value, are expected to be realized by the General Partner during liquidation. Also, the liquidation basis of accounting requires the financial statements to include a statement of net assets or a statement of changes in net assets available to partners. The respective Statements of Changes in Partners’ Capital for Charter Campbell and Charter WNT (included herein) present the same information and thus the respective financial statements include a statement of net assets available to partners of Charter Campbell and Charter WNT for the year ended December 31, 2016.

b.

Profit Allocation. The General Partner and each limited partner of Charter Aspect share in the profits and losses of Charter Aspect in proportion to the amount of partnership interest owned by each, except that no limited partner is liable for the obligations of Charter Aspect in excess of its capital contributions and profits, if any, net of distributions or redemptions and losses, if any.

The General Partner and each limited partner of Charter Campbell and Charter WNT shared in the profits and losses of Charter Campbell and Charter WNT, respectively, in proportion to the amount of partnership interest owned by each, except that no limited partner was liable for the obligations of Charter Campbell or Charter WNT in excess of its capital contributions and profits, if any, net of distributions or redemptions and losses, if any.

c.	Statement of Cash Flows. The Partnerships are not required to provide a Statement of Cash Flows.

d.

Partnerships’ Investments. All Futures Interests of Charter Aspect are, and all Futures Interests of Charter Campbell and Charter WNT were, held for trading purposes. Such Futures Interests include or included derivative financial instruments and derivative commodity instruments. Charter Aspect’s

Morgan Stanley Smith Barney Charter Series

Notes to Financial Statements (liquidation basis for

Morgan Stanley Smith Barney Charter Campbell L.P. and

Morgan Stanley Smith Barney Charter WNT L.P.)

Futures Interests are, and Charter Campbell’s and Charter WNT’s Futures Interests were, recorded on trade date. Charter Aspect’s open contracts are, and Charter Campbell’s and Charter WNT’s open contracts were, recorded at fair value (as described in Note 6, “Fair Value Measurements”) at the measurement date. Charter Aspect’s investments in Futures Interests denominated in foreign currencies are, and Charter Campbell’s and Charter WNT’s investments in Futures Interests denominated in foreign currencies were, translated into U.S. dollars at the exchange rates prevailing at the measurement date. Charter Aspect’s gains or losses are, and Charter Campbell’s and Charter WNT’s gains and losses were, realized at the time of contract liquidation using the first-in, first-out method. Unrealized gains or losses on open contracts are included as a component of equity in trading account in the respective Partnership’s Statements of Financial Condition. Net realized gains or losses and net change in unrealized gains or losses are included in the respective Partnership’s Statements of Income and Expenses.

e.

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

f.

Restricted and Unrestricted Cash. The cash held by Charter Aspect that is available for Futures Interests trading is on deposit in a commodity brokerage account with MS&Co. Prior to December 31, 2016 (termination of operations for Charter Campbell and Charter WNT), the cash held by Charter Campbell and Charter WNT that was available for Futures Interests trading was on deposit in respective commodity brokerage accounts with MS&Co. As reflected in the respective Partnership’s Statements of Financial Condition, through December 31, 2015, restricted cash equaled the cash portion of assets on deposit to meet margin requirements plus the cash required to offset unrealized losses on foreign currency forward and option contracts and offset unrealized losses only on the offsetting London Metal Exchange positions. Starting January 1, 2016, each Partnership’s restricted cash is equal to the cash portion of assets on deposit to meet margin requirements, as determined by the exchange or counterparty, and required by MS&Co. All of these amounts are or were maintained separately. At December 31, 2016 and 2015, the amount of cash held for margin requirements was $4,805,814 and $3,909,258 for Charter Aspect, $0 and $2,434,648 for Charter Campbell and $0 and $3,396,902 for Charter WNT, respectively. Cash that is not classified as restricted cash is therefore classified as unrestricted cash. Restricted and unrestricted cash includes cash denominated in foreign currencies of $(331,114) (proceeds of $329,863) and $240,854 (cost of $243,631) for Charter Aspect, $(33,779) (proceeds of $33,820) and $(230,412) (proceeds of $230,918) for Charter Campbell and $(425) (proceeds of $422) and $801,194 (cost of $807,121) for Charter WNT as of December 31, 2016 and 2015, respectively.

g.

Foreign Currency Transactions and Translations. Charter Aspect’s functional currency is, and Charter Campbell’s and Charter WNT’s functional currency was, the U.S. dollar; however, Charter Aspect may transact, and Charter Campbell and Charter WNT may have transacted, business in currencies other than the U.S. dollar. Charter Aspect’s assets and liabilities denominated in currencies other than the U.S. dollar are, and Charter Campbell’s and Charter WNT’s assets and liabilities denominated in currencies other than the U.S. dollar were, translated into U.S. dollars at the rate in effect at the date of the respective Statements of Financial Condition. Charter Aspect’s income and expense items denominated in currencies other than the U.S. dollar are, and Charter Campbell’s and Charter WNT’s income and expense items denominated in currencies other than the U.S. dollar were, translated into U.S. dollars at the rate in effect during the period.

h.

Income Taxes. Income taxes have not been listed as each partner is individually liable for the taxes, if any, on its share of the respective Partnership’s income and expenses. The General Partner has concluded that no provision for income tax is required in each Partnership’s financial statements. Charter Aspect files, and Charter Campbell and Charter WNT filed, U.S. federal and various state and local tax returns. No income tax returns are currently under examination. The 2013 through 2016 tax years remain subject to examination by U.S. federal and most state tax authorities. The General Partner does not believe that there are any uncertain tax positions that require recognition of a tax liability.

i.

Revenue Recognition. For excess cash which is not invested by the General Partner in U.S. Treasury bills and/or other permitted investments, monthly, MS&Co. pays Charter Aspect interest income on 100% of its average daily equity maintained in cash in Charter Aspect’s account during each month at a rate equal

Morgan Stanley Smith Barney Charter Series

Notes to Financial Statements (liquidation basis for

Morgan Stanley Smith Barney Charter Campbell L.P. and

Morgan Stanley Smith Barney Charter WNT L.P.)

to 80% of the monthly average of the 4-week U.S. Treasury bill discount rate. Prior to December 31, 2016 (termination of operations for Charter Campbell), MS&Co. paid Charter Campbell interest income on 100% of its average daily equity maintained in cash in Charter Campbell’s account during each month at a rate equal to 80% of the monthly average of the 4-week U.S. Treasury bill discount rate. Prior to December 31, 2016 (termination of operations for Charter WNT), MS&Co. paid Charter WNT interest income on 100% of its average daily equity maintained in cash in Charter WNT’s account during each month at a rate equal to 100% of the monthly average of the 4-week U.S. Treasury bill discount rate. MS&Co. and Ceres retain or retained any interest earned on such uninvested cash in excess of the interest paid to the Partnerships. For purposes of such interest payments, net assets do not or did not include monies due to the Partnerships on Futures Interests that have not been received.

j.

Brokerage and Related Transaction Fees and Costs. Prior to April 1, 2014, each Partnership accrued a flat rate brokerage fee that covered all brokerage fees, transaction fees and costs, and ordinary administrative expenses. The brokerage fees for the Partnerships were accrued at a flat monthly rate of 1/12 of 6.0% (a 6.0% annual rate) of the respective Partnership’s net assets as of the first day of each month.

Effective April 1, 2014, the flat rate brokerage fee for the Partnerships was reduced from a flat monthly rate of 1/12 of 6.0% (a 6.0% annual rate) to 1/12 of 4.0% (a 4.0% annual rate) of the respective Partnership’s net assets as of the first day of each month.

Effective October 1, 2014, the flat rate brokerage fee accrued by the Partnerships, equal to 1/12 of 4.0% (a 4.0% annual rate) of each Partnership’s net assets, was separated into (i) a general partner administrative fee (the “General Partner fee”) payable to the General Partner equal to an annual rate of 2.0% of the relevant Partnership’s net assets and (ii) an ongoing placement agent fee payable to Morgan Stanley Wealth Management equal to an annual rate of 2.0% of the relevant Partnership’s net assets.

Charter Campbell and Charter WNT no longer accrue General Partner fees or ongoing placement agent fees as a result of their respective terminations of operations effective December 31, 2016. The General Partner pays or reimburses Charter Aspect, and paid or reimbursed Charter Campbell and Charter WNT, for all fees and costs charged or incurred by MS&Co., the General Partner and/or their affiliates or any other entity acting as a commodity broker for the respective Partnership.

k.

Equity in Trading Account. The Partnerships’ asset “Equity in trading account” reflected in each Partnership’s Statements of Financial Condition, consists of (a) cash on deposit with MS&Co., a portion of which is to be used as margin for trading, (b) net unrealized gains on open futures contracts and net unrealized gains on open forward contracts, which are calculated as the difference between the original contract value and fair value and (c) U.S. Treasury bills, at fair value, as applicable.

Charter Aspect, in its normal course of business, enters into various contracts with MS&Co. acting as its commodity broker. Prior to their respective terminations of operations effective December 31, 2016, Charter Campbell and Charter WNT also entered into various contracts with MS&Co. acting as their commodity broker. Pursuant to brokerage agreements with MS&Co., to the extent that such trading results in unrealized gains or losses, these amounts are offset for Charter Aspect and are reported on a net basis in Charter Aspect’s Statements of Financial Condition. Prior to their respective terminations of operations effective December 31, 2016, Charter Campbell and Charter WNT were also subject to the offsetting of unrealized gains or losses and net basis reporting.

The Partnerships have offset their unrealized gains or losses on forward contracts executed with the same counterparty in their respective Statements of Financial Condition as allowable under the terms of their master netting agreements with MS&Co., the counterparty on such contracts. Charter Aspect has, and Charter Campbell and Charter WNT had, consistently applied their right to offset.

l.

Investment Company Status. Effective January 1, 2014, the Partnerships adopted Accounting Standards Update (“ASU”) 2013-08, “Financial Services—Investment Companies (Topic 946): Amendments to the Scope, Measurement and Disclosure Requirements” and based on the General Partner’s assessment, the Partnerships have been deemed to be investment companies since inception. Accordingly, Charter Aspect follows, and Charter Campbell and Charter WNT followed, the

Morgan Stanley Smith Barney Charter Series

Notes to Financial Statements (liquidation basis for

Morgan Stanley Smith Barney Charter Campbell L.P. and

Morgan Stanley Smith Barney Charter WNT L.P.)

investment company accounting and reporting guidance of Topic 946. Additionally, Charter Aspect reflects, and Charter Campbell and Charter WNT reflected, their investments at fair value with unrealized gains and losses resulting from changes in fair value reflected in each Partnership’s respective Statements of Income and Expenses.

m.

Redemptions. Limited partners may redeem some or all of their Units in Charter Aspect at 100% of the net asset value per Unit. The request for redemptions must be delivered to a limited partner’s local Morgan Stanley Branch Office in time for it to be forwarded and received by Ceres no later than 3:00 P.M., New York City time, on the last day of the month in which the redemption is to be effective. Prior to December 31, 2016 (termination of operations for Charter Campbell and Charter WNT), limited partners of Charter Campbell and Charter WNT also had the right to redeem some or all of their Units in Charter Campbell and Charter WNT, respectively, at 100% of the net asset value per Unit.

n.

Distributions. Distributions out of Charter Aspect, other than redemptions of Units, are made on a pro-rata basis at the sole discretion of Ceres. Prior to their respective terminations of operations effective December 31, 2016, distributions out of Charter Campbell and Charter WNT, respectively, would have also been made on a pro-rata basis at the sole discretion of Ceres. No distributions have been made to date for any of the Partnerships. Ceres does not or did not intend to make any distributions of the Partnerships’ profits.

o.

Dissolution of the Partnerships. Charter Aspect will terminate on December 31, 2025, or at an earlier date if certain conditions occur as defined in Charter Aspect’s Limited Partnership Agreement. Charter Campbell and Charter WNT terminated operations on December 31, 2016.

p.

Net Income (Loss) Per Unit. Net income (loss) per unit of limited partnership interest (“Unit(s)”) for Charter Aspect is calculated in accordance with ASC 946, “Financial Services-Investment Companies.” Net income (loss) per Unit for Charter Campbell and Charter WNT were also calculated in accordance with the aforementioned guidance. See Note 7, “Financial Highlights.”

q.

Recent Accounting Pronouncement. In January 2016, the FASB issued ASU 2016-01, “Recognition and Measurement of Financial Assets and Financial Liabilities.” The amendments in this update address certain aspects of recognition, measurement, presentation, and disclosure of financial instruments for all entities that hold financial assets or owe financial liabilities. One of the amendments in this update eliminates the requirement for public business entities to disclose the methods and significant assumptions used to estimate the fair value that is required to be disclosed for financial instruments measured at amortized cost on the balance sheet or a description of changes in the methods and significant assumptions. Additionally, the update eliminates the requirement to disclose the fair value of financial instruments measured at amortized cost for entities that are not public business entities. Investment companies are specifically exempted from ASU 2016-01’s equity investment accounting provisions and will continue to follow the industry specific guidance for investment accounting under Topic 946. For public business entities, this update is effective for fiscal years beginning after December 15, 2017, and interim periods therein. For other entities, it is effective for fiscal years beginning after December 15, 2018, and interim periods within fiscal years beginning after December 15, 2019. The General Partner is currently evaluating the impact this guidance will have on Charter Aspect’s financial statements and related disclosures.

r.

Reclassification. Certain prior period amounts have been reclassified to conform to current period presentation. Amounts previously presented as net unrealized gain (loss) on open contracts in each Partnership’s Statements of Financial Condition are now reported as net unrealized appreciation on open futures contracts, net unrealized depreciation on open futures contracts, net unrealized appreciation on open forward contracts and net unrealized depreciation on open forward contracts, as applicable. In addition, amounts previously presented as futures and forward contracts purchased and futures and forward contracts sold in each Partnership’s Condensed Schedules of Investments are now reported as futures contracts purchased, futures contracts sold, unrealized appreciation on open forward contracts and unrealized depreciation on open forward contracts, as applicable.

Morgan Stanley Smith Barney Charter Series

Notes to Financial Statements (liquidation basis for

Morgan Stanley Smith Barney Charter Campbell L.P. and

Morgan Stanley Smith Barney Charter WNT L.P.)

3.	Trading Advisors:

Ceres retains on behalf of Charter Aspect, and retained on behalf of Charter Campbell and Charter WNT, certain unaffiliated commodity trading advisors, which are registered with the Commodity Futures Trading Commission, to make all trading decisions for the Partnerships. The trading advisor for Charter Aspect and the respective trading advisors for Charter Campbell and Charter WNT prior to December 31, 2016 (termination of operations for Charter Campbell and Charter WNT), were as follows:

Charter Aspect

Aspect Capital Limited (“Aspect”)

Charter Campbell (Partnership in Liquidation)

Campbell

Charter WNT (Partnership in Liquidation)

Winton

Compensation to Aspect by Charter Aspect consists, and compensation to Campbell and Winton, respectively, by Charter Campbell and Charter WNT consisted, of a management fee and an incentive fee as follows:

Management Fee — Charter Aspect pays Aspect a flat-rate monthly fee equal to 1/12th of 1.5% (a 1.5% annual rate) of Charter Aspect’s net assets under management by Aspect as of the first day of each month.

Prior to December 31, 2016 (termination of operations), Charter Campbell paid Campbell a flat-rate monthly fee equal to 1/12th of 1.5% (a 1.5% annual rate) of Charter Campbell’s net assets under management by Campbell as of the first day of each month.

Effective June 1, 2014, the management fee payable by Charter Campbell to Campbell was reduced from a monthly management fee rate equal to 1/12th of 2% (a 2% annual rate) per month of Charter Campbell’s net assets allocated to Campbell on the first day of each month to a monthly management fee rate equal to 1/12th of 1.5% (a 1.5% annual rate) per month of Charter Campbell’s net assets allocated to Campbell on the first day of each month.

Prior to December 31, 2016 (termination of operations), Charter WNT paid Winton a flat-rate monthly fee equal to 1/12th of 1.5% (a 1.5% annual rate) of Charter WNT’s net assets under management by Winton as of the first day of each month.

Incentive Fee — Charter Aspect’s incentive fee is equal to 20% of trading profits paid on a monthly basis. Prior to December 31, 2016 (termination of operations for Charter Campbell and Charter WNT), Charter Campbell’s and Charter WNT’s respective incentive fees were also equal to 20% of trading profits paid on a monthly basis.

Trading profits represent the amount by which profits from trading in Futures Interests exceed losses after brokerage, ongoing placement agent, management and General Partner fees, as applicable, are deducted. When Aspect experiences losses with respect to net assets as of the end of a calendar month, Aspect must recover such losses before Aspect is eligible for an incentive fee in the future. Prior to their respective terminations as trading advisors for Charter Campbell and Charter WNT effective December 31, 2016, Campbell and Winton also had to recover any possible losses experienced to have been eligible for an incentive fee. Aspect’s cumulative trading losses are adjusted on a pro-rated basis for the amount of each month’s redemptions. Prior to their respective terminations, Campbell and Winton were also subject to this adjustment.

Morgan Stanley Smith Barney Charter Series

Notes to Financial Statements (liquidation basis for

Morgan Stanley Smith Barney Charter Campbell L.P. and

Morgan Stanley Smith Barney Charter WNT L.P.)

4.	Financial Instruments:

Charter Aspect trades, and Charter Campbell and Charter WNT traded, Futures Interests. Futures and forwards represent contracts for delayed delivery of an instrument at a specified date and price.

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

In general, the risks associated with off-exchange-traded contracts are greater than those associated with exchange-traded contracts because of the greater risk of default by the counterparty to an off-exchange-traded contract. Charter Aspect has, and Charter Campbell and Charter WNT had, credit risk associated with counterparty nonperformance. As of the date of the respective financial statements, the credit risk associated with the instruments in which each Partnership trades is limited to the unrealized gains (losses) amounts reflected in the respective Partnership’s Statements of Financial Condition.

Charter Aspect has, and Charter Campbell and Charter WNT had, credit risk because MS&Co. acts or acted as the commodity futures broker or the counterparty, with respect to most of the respective Partnership’s assets. Exchange-traded futures and exchange-traded forward contracts are or were fair valued on a daily basis, with variations in value settled on a daily basis. With respect to each Partnership’s off-exchange-traded forward currency contracts, there are or were no daily settlements of variation in value, nor is or were there any requirement that an amount equal to the net unrealized gains (losses) on such contracts be segregated. However, Charter Aspect is, and Charter Campbell and Charter WNT were, required to meet margin requirements with the counterparty, which is or was accomplished by daily maintenance of the cash balance in custody accounts and U.S. Treasury bills held at MS&Co., for the benefit of MS&Co. With respect to those off-exchange-traded forward currency contracts, Charter Aspect is, and Charter Campbell and Charter WNT were, at risk to the ability of MS&Co., the sole counterparty on all such contracts, to perform. Charter Aspect has a netting agreement with MS&Co. The primary terms are based on industry standard master netting agreements. These agreements, which seek to reduce both Charter Aspect’s and MS&Co.’s exposure on off-exchange-traded forward currency contracts, including options on such contracts, should materially decrease Charter Aspect’s credit risk in the event of MS&Co.’s bankruptcy or insolvency. Prior to their respective terminations effective December 31, 2016, Charter Campbell and Charter WNT were also subject to such netting agreements.

Charter Aspect does not, and Charter Campbell and Charter WNT did not, isolate the portion of the results of operations arising from the effect of changes in foreign exchange rates on investments from fluctuations form changes in market prices of investments held. Such fluctuations are included in total trading results in the respective Partnership’s Statements of Income and Expenses.

The General Partner monitors and attempts to control Charter Aspect’s risk exposure on a daily basis through financial, credit and risk management monitoring systems, and accordingly, believes that it has effective procedures for evaluating and limiting the credit and market risks to which Charter Aspect may be subject. These monitoring systems generally allow the General Partner to statistically analyze Charter Aspect’s actual trading results with risk adjusted performance indicators and correlation statistics. In addition, online monitoring systems provide account analysis of Charter Aspect’s futures, forward and option positions by sector, margin requirements, gain and loss transactions and collateral positions. Prior to their respective terminations of operations effective December 31, 2016, Charter Campbell and Charter WNT were also subject to such monitoring by the General Partner.

Morgan Stanley Smith Barney Charter Series

Notes to Financial Statements (liquidation basis for

Morgan Stanley Smith Barney Charter Campbell L.P. and

Morgan Stanley Smith Barney Charter WNT L.P.)

The Futures Interests traded, and the U.S. Treasury bills held by the Partnerships involve varying degrees of related market risk. Market risk is often dependent upon changes in the level or volatility of interest rates, exchange rates, and prices of financial instruments and commodities, factors that result in frequent changes in the fair value of the Partnerships’ open positions, and consequently, in their earnings, whether realized or unrealized, and cash flow. Gains and losses on open positions of exchange-traded futures and exchange-traded forward contracts are settled daily through variation margin. Gains and losses on off-exchange-traded forward currency contracts are settled upon termination of the contract.

5.	Trading Activities:

Charter Aspect’s objective is to profit from speculative trading in Futures Interests. Prior to their terminations of operations effective December 31, 2016, Charter Campbell and Charter WNT also had the same objective. Therefore, Aspect will take, and Campbell and Winton took, speculative positions in Futures Interests where the respective trading advisor feels or felt that the best profit opportunities exist for their respective trading strategies. As such, the average number of contracts outstanding in absolute quantities (the total of the open long and open short positions) has been presented as a part of the volume disclosure, as position direction is not an indicative factor in such volume disclosures.

Charter Aspect

All of the Futures Interests owned by Charter Aspect are held for trading purposes. The monthly average number of futures contracts traded by Charter Aspect during the years ended December 31, 2016 and 2015 were 1,607 and 1,959, respectively. The monthly average number of metals forward contracts traded by Charter Aspect during the years ended December 31, 2016 and 2015 were 207 and 322, respectively. The monthly average notional values of currency forward contracts traded by Charter Aspect during the years ended December 31, 2016 and 2015 were $103,224,681 and $103,856,432, respectively.

The General Partner estimates that at any given time approximately 27.5% to 57.4% of Charter Aspect’s contracts are traded over-the-counter.

Charter Campbell (Partnership in Liquidation)

All of the Futures Interests owned by Charter Campbell were held for trading purposes. The monthly average number of futures contracts traded by Charter Campbell during the years ended December 31, 2016 and 2015 were 850 and 1,049, respectively. The monthly average number of metals forward contracts traded by Charter Campbell during the years ended December 31, 2016 and 2015 were 216 and 386, respectively. The monthly average notional values of currency forward contracts traded by Charter Campbell during the years ended December 31, 2016 and 2015 were $201,496,176 and $276,959,176, respectively.

Prior to its termination of operations effective December 31, 2016, the General Partner estimates that at any given time approximately 0.0% to 43.2% of Charter Campbell’s contracts were traded over-the-counter.

Charter WNT (Partnership in Liquidation)

All of the Futures Interests owned by Charter WNT were held for trading purposes. The monthly average number of futures contracts traded by Charter WNT during the years ended December 31, 2016 and 2015 were 1,470 and 2,184, respectively. The monthly average number of metals forward contracts traded by Charter WNT during the years ended December 31, 2016 and 2015 were 42 and 44, respectively. The monthly average notional values of currency forward contracts traded by Charter WNT during the years ended December 31, 2016 and 2015 were $28,780,971 and $28,850,726, respectively.

Prior to its termination of operations effective December 31, 2016, the General Partner estimates that at any given time approximately 0.0% to 100% of Charter WNT’s contracts were traded over-the-counter.

Morgan Stanley Smith Barney Charter Series

Notes to Financial Statements (liquidation basis for

Morgan Stanley Smith Barney Charter Campbell L.P. and

Morgan Stanley Smith Barney Charter WNT L.P.)

The following tables summarize the gross and net amounts recognized relating to assets and liabilities of each Partnership’s derivatives and their offsetting subject to master netting agreements or similar arrangements as of December 31, 2016 (termination of operations for Charter Campbell and Charter WNT) and 2015, respectively.

Charter Aspect

		Gross Amounts	Amounts
		Offset in the	Presented in the	Gross Amounts Not Offset in the
	Gross	Statements of	Statements of	Statements of Financial Condition
	Amounts	Financial	Financial	Financial	Cash Collateral
December 31, 2016	Recognized	Condition	Condition	Instruments	Received/Pledged*	Net Amount
Assets
Futures	$753,644	$(384,998)	$368,646	$-	$-	$368,646
Forwards	630,512	(630,512)	-	-	-	-

Total assets	$1,384,156	$(1,015,510)	$368,646	$-	$-	$368,646

Liabilities
Futures	$(384,998)	$384,998	$-	$-	$-	$-
Forwards	(732,859)	630,512	(102,347)	-	-	(102,347)

Total liabilities	$(1,117,857)	$1,015,510	$(102,347)	$-	$-	$(102,347)

Net fair value						$266,299	*

		Gross Amounts	Amounts
		Offset in the	Presented in the	Gross Amounts Not Offset in the
	Gross	Statements of	Statements of	Statements of Financial Condition
	Amounts	Financial	Financial	Financial	Cash Collateral
December 31, 2015	Recognized	Condition	Condition	Instruments	Received/Pledged*	Net Amount
Assets
Futures	$724,794	$(724,794)	$-	$-	$-	$-
Forwards	692,968	(665,290)	27,678	-	-	27,678

Total assets	$1,417,762	$(1,390,084)	$27,678	$-	$-	$27,678

Liabilities
Futures	$(966,476)	$724,794	$(241,682)	$-	$-	$(241,682)
Forwards	(665,290)	665,290	-	-	-	-

Total liabilities	$(1,631,766)	$1,390,084	$(241,682)	$-	$-	$(241,682)

Net fair value						$(214,004)	*

* In the event of default by Charter Aspect, MS&Co., Charter Aspect’s commodity futures broker and/or the sole counterparty to Charter Aspect’s off-exchange-traded contracts, as applicable, has the right to offset Charter Aspect’s obligation with Charter Aspect’s cash and/or U.S. Treasury bills held by MS&Co., thereby minimizing MS&Co.’s risk of loss. There is no collateral posted by MS&Co., and as such, in the event of default by MS&Co., Charter Aspect is exposed to the amount shown in the Statements of Financial Condition. In the case of exchange-traded contracts, Charter Aspect’s exposure to counterparty risk may be reduced since the exchange’s clearinghouse interposes its credit between buyer and seller and the clearinghouse’s guarantee fund may be available in the event of a default.

Morgan Stanley Smith Barney Charter Series

Notes to Financial Statements (liquidation basis for

Morgan Stanley Smith Barney Charter Campbell L.P. and

Morgan Stanley Smith Barney Charter WNT L.P.)

Charter Campbell (Partnership in Liquidation)

		Gross Amounts	Amounts
		Offset in the	Presented in the	Gross Amounts Not Offset in the
	Gross	Statements of	Statements of	Statements of Financial Condition
	Amounts	Financial	Financial	Financial	Cash Collateral
December 31, 2016	Recognized	Condition	Condition	Instruments	Received/Pledged*	Net Amount
Assets
Forwards	$427,273	$(367,542)	$59,731	$-	$-	$59,731

Total assets	$427,273	$(367,542)	$59,731	$-	$-	$59,731

Liabilities
Forwards	$(367,542)	$367,542	$-	$-	$-	$-

Total liabilities	$(367,542)	$367,542	$-	$-	$-	$-

Net fair value						$59,731	*

		Gross Amounts	Amounts
		Offset in the	Presented in the	Gross Amounts Not Offset in the
	Gross	Statements of	Statements of	Statements of Financial Condition
	Amounts	Financial	Financial	Financial	Cash Collateral
December 31, 2015	Recognized	Condition	Condition	Instruments	Received/Pledged*	Net Amount
Assets
Futures	$269,891	$(269,891)	$-	$-	$-	$-
Forwards	1,264,408	(1,264,408)	-	-	-	-

Total assets	$1,534,299	$(1,534,299)	$-	$-	$-	$-

Liabilities
Futures	$(460,830)	$269,891	$(190,939)	$-	$-	$(190,939)
Forwards	(1,322,225)	1,264,408	(57,817)	-	-	(57,817)

Total liabilities	$(1,783,055)	$1,534,299	$(248,756)	$-	$-	$(248,756)

Net fair value						$(248,756)	*

* In the event of default by Charter Campbell, MS&Co., Charter Campbell’s commodity futures broker and/or the sole counterparty to Charter Campbell’s off-exchange-traded contracts, as applicable, had the right to offset Charter Campbell’s obligation with Charter Campbell’s cash and/or U.S. Treasury bills held by MS&Co., thereby minimizing MS&Co.’s risk of loss. There was no collateral posted by MS&Co., and as such, in the event of default by MS&Co., Charter Campbell was exposed to the amount shown in the Statements of Financial Condition. In the case of exchange-traded contracts, Charter Campbell’s exposure to counterparty risk may have been reduced since the exchange’s clearinghouse interposes its credit between buyer and seller and the clearinghouse’s guarantee fund may have been available in the event of a default.

Morgan Stanley Smith Barney Charter Series

Notes to Financial Statements (liquidation basis for

Morgan Stanley Smith Barney Charter Campbell L.P. and

Morgan Stanley Smith Barney Charter WNT L.P.)

Charter WNT (Partnership in Liquidation)

		Gross Amounts	Amounts
		Offset in the	Presented in the	Gross Amounts Not Offset in the
	Gross	Statements of	Statements of	Statements of Financial Condition
	Amounts	Financial	Financial	Financial	Cash Collateral
December 31, 2016	Recognized	Condition	Condition	Instruments	Received/Pledged*	Net Amount
Assets
Forwards	$279,345	$(279,345)	$-	$-	$-	$-

Total assets	$279,345	$(279,345)	$-	$-	$-	$-

Liabilities
Forwards	$(342,592)	$279,345	$(63,247)	$-	$-	$(63,247)

Total liabilities	$(342,592)	$279,345	$(63,247)	$-	$-	$(63,247)

Net fair value						$(63,247)	*

		Gross Amounts	Amounts
		Offset in the	Presented in the	Gross Amounts Not Offset in the
	Gross	Statements of	Statements of	Statements of Financial Condition
	Amounts	Financial	Financial	Financial	Cash Collateral
December 31, 2015	Recognized	Condition	Condition	Instruments	Received/Pledged*	Net Amount
Assets
Futures	$817,717	$(580,290)	$237,427	$-	$-	$237,427
Forwards	239,883	(237,051)	2,832	-	-	2,832

Total assets	$1,057,600	$(817,341)	$240,259	$-	$-	$240,259

Liabilities
Futures	$(580,290)	$580,290	$-	$-	$-	$-
Forwards	(237,051)	237,051	-	-	-	-

Total liabilities	$(817,341)	$817,341	$-	$-	$-	$-

Net fair value						$240,259	*

* In the event of default by Charter WNT, MS&Co., Charter WNT’s commodity futures broker and/or the sole counterparty to Charter WNT’s off-exchange-traded contracts, as applicable, had the right to offset Charter WNT’s obligation with Charter WNT’s cash and/or U.S. Treasury bills held by MS&Co., thereby minimizing MS&Co.’s risk of loss. There was no collateral posted by MS&Co., and as such, in the event of default by MS&Co., Charter WNT was exposed to the amount shown in the Statements of Financial Condition. In the case of exchange-traded contracts, Charter WNT’s exposure to counterparty risk may have been reduced since the exchange’s clearinghouse interposes its credit between buyer and seller and the clearinghouse’s guarantee fund may have been available in the event of a default.

Morgan Stanley Smith Barney Charter Series

Notes to Financial Statements (liquidation basis for

Morgan Stanley Smith Barney Charter Campbell L.P. and

Morgan Stanley Smith Barney Charter WNT L.P.)

The following tables indicate the Partnerships’ respective gross fair values of derivative instruments of futures and forward contracts as separate assets and liabilities as of December 31, 2016 (termination of operations for Charter Campbell and Charter WNT) and 2015, respectively:

Charter Aspect

	December 31, 2016
Assets
Futures Contracts
Commodity	$307,440
Equity	235,457
Currencies	3,131
Interest Rates	207,616

Total unrealized appreciation on open futures contracts	753,644

Liabilities
Futures Contracts
Commodity	(217,794)
Equity	(73,498)
Currencies	(2,948)
Interest Rates	(90,758)

Total unrealized depreciation on open futures contracts	(384,998)

Net unrealized appreciation on open futures contracts	$368,646	*

Assets
Forward Contracts
Commodity	$82,024
Currencies	548,488

Total unrealized appreciation on open forward contracts	630,512

Liabilities
Forward Contracts
Commodity	(291,675)
Currencies	(441,184)

Total unrealized depreciation on open forward contracts	(732,859)

Net unrealized depreciation on open forward contracts	$(102,347)	**

*	This amount is in “Net unrealized appreciation on open futures contracts” in the Statements of Financial Condition.

**	This amount is in “Net unrealized depreciation on open forward contracts” in the Statements of Financial Condition.

Morgan Stanley Smith Barney Charter Series

Notes to Financial Statements (liquidation basis for

Morgan Stanley Smith Barney Charter Campbell L.P. and

Morgan Stanley Smith Barney Charter WNT L.P.)

	December 31, 2015
Assets
Futures Contracts
Commodity	$521,638
Equity	68,401
Currencies	9,389
Interest Rates	125,366

Total unrealized appreciation on open futures contracts	724,794

Liabilities
Futures Contracts
Commodity	(438,942)
Equity	(96,901)
Currencies	(2,828)
Interest Rates	(427,805)

Total unrealized depreciation on open futures contracts	(966,476)

Net unrealized depreciation on open futures contracts	$(241,682)	*

Assets
Forward Contracts
Commodity	$91,854
Currencies	601,114

Total unrealized appreciation on open forward contracts	692,968

Liabilities
Forward Contracts
Commodity	(306,677)
Currencies	(358,613)

Total unrealized depreciation on open forward contracts	(665,290)

Net unrealized appreciation on open forward contracts	$27,678	**

*	This amount is in “Net unrealized depreciation on open futures contracts” in the Statements of Financial Condition.

**	This amount is in “Net unrealized appreciation on open forward contracts” in the Statements of Financial Condition.

Morgan Stanley Smith Barney Charter Series

Notes to Financial Statements (liquidation basis for

Morgan Stanley Smith Barney Charter Campbell L.P. and

Morgan Stanley Smith Barney Charter WNT L.P.)

Charter Campbell (Partnership in Liquidation)

	December 31, 2016
Assets
Forward Contracts
Commodity	$28,095
Currencies	399,178

Total unrealized appreciation on open forward contracts	427,273

Liabilities
Forward Contracts
Commodity	(152,671)
Currencies	(214,871)

Total unrealized depreciation on open forward contracts	(367,542)

Net unrealized appreciation on open forward contracts	$59,731	*

*	This amount is in “Net unrealized appreciation on open forward contracts” in the Statements of Financial Condition.

Morgan Stanley Smith Barney Charter Series

Notes to Financial Statements (liquidation basis for

Morgan Stanley Smith Barney Charter Campbell L.P. and

Morgan Stanley Smith Barney Charter WNT L.P.)

	December 31, 2015
Assets
Futures Contracts
Commodity	$175,711
Equity	26,772
Interest Rates	67,408

Total unrealized appreciation on open futures contracts	269,891

Liabilities
Futures Contracts
Commodity	(351,218)
Equity	(40,237)
Interest Rates	(69,375)

Total unrealized depreciation on open futures contracts	(460,830)

Net unrealized depreciation on open futures contracts	$(190,939	) *

Assets
Forward Contracts
Commodity	$26,107
Currencies	1,238,301

Total unrealized appreciation on open forward contracts	1,264,408

Liabilities
Forward Contracts
Commodity	(135,773)
Currencies	(1,186,452)

Total unrealized depreciation on open forward contracts	(1,322,225)

Net unrealized depreciation on open forward contracts	$(57,817	) **

*	This amount is in “Net unrealized depreciation on open futures contracts” in the Statements of Financial Condition.

**	This amount is in “Net unrealized depreciation on open forward contracts” in the Statements of Financial Condition.

Morgan Stanley Smith Barney Charter Series

Notes to Financial Statements (liquidation basis for

Morgan Stanley Smith Barney Charter Campbell L.P. and

Morgan Stanley Smith Barney Charter WNT L.P.)

Charter WNT (Partnership in Liquidation)

	December 31, 2016
Assets
Forward Contracts
Commodity	$89,654
Currencies	189,691

Total unrealized appreciation on open forward contracts	279,345

Liabilities
Forward Contracts
Commodity	(166,960)
Currencies	(175,632)

Total unrealized depreciation on open forward contracts	(342,592)

Net unrealized depreciation on open forward contracts	$(63,247	) *

*	This amount is in “Net unrealized depreciation on open forward contracts” in the Statements of Financial Condition.

Morgan Stanley Smith Barney Charter Series

Notes to Financial Statements (liquidation basis for

Morgan Stanley Smith Barney Charter Campbell L.P. and

Morgan Stanley Smith Barney Charter WNT L.P.)

December 31, 2015
Assets
Futures Contracts
Commodity	$352,267
Equity	121,112
Currencies	205,956
Interest Rates	138,382

Total unrealized appreciation on open futures contracts	817,717

Liabilities
Futures Contracts
Commodity	(146,363)
Equity	(93,411)
Currencies	(17,590)
Interest Rates	(322,926)

Total unrealized depreciation on open futures contracts	(580,290)

Net unrealized appreciation on open futures contracts	$237,427 *

Assets
Forward Contracts
Commodity	$87,839
Currencies	152,044

Total unrealized appreciation on open forward contracts	239,883

Liabilities
Forward Contracts
Commodity	(32,341)
Currencies	(204,710)

Total unrealized depreciation on open forward contracts	(237,051)

Net unrealized appreciation on open forward contracts	$2,832 **

*	This amount is in “Net unrealized appreciation on open futures contracts” in the Statements of Financial Condition.

**	This amount is in “Net unrealized appreciation on open forward contracts” in the Statements of Financial Condition.

Morgan Stanley Smith Barney Charter Series

Notes to Financial Statements (liquidation basis for

Morgan Stanley Smith Barney Charter Campbell L.P. and

Morgan Stanley Smith Barney Charter WNT L.P.)

The following tables indicate the trading gains and losses, by market sector, on each Partnership’s derivative instruments for the years ended December 31, 2016 (termination of operations for Charter Campbell and Charter WNT), 2015 and 2014, respectively.

  Charter Aspect

	2016		2015	2014
Sector
Commodity	$(1,989,218)		$5,506,589	$5,324,415
Equity	(90,552)		(261,308)	(649,691)
Currencies	(830,022)		(387,477)	1,220,792
Interest Rates	992,770		(293,651)	4,809,281

Total	$(1,917,022	) *	$4,564,153 *	$10,704,797	*

Charter Campbell (Partnership in Liquidation)

	2016		2015	2014
Sector
Commodity	$(2,196,967)		$235,537	$599,779
Equity	158,915		9,093	(1,237,700)
Currencies	(97,018)		761,515	2,147,219
Interest Rates	728,314		(853,416)	3,854,602

Total	$(1,406,756	) *	$152,729 *	$5,363,900	*

Charter WNT (Partnership in Liquidation)

	2016		2015	2014
Sector
Commodity	$(2,185,665)		$1,917,144	$1,595,504
Equity	101,197		(984,208)	(267,178)
Currencies	949,122		(324,778)	1,030,965
Interest Rates	2,086,024		837,563	5,466,604

Total	$950,678	*	$1,445,721 *	$7,825,895	*

*	This amount is in “Total trading results” in the respective Partnership’s Statements of Income and Expenses.

Morgan Stanley Smith Barney Charter Series

Notes to Financial Statements (liquidation basis for

Morgan Stanley Smith Barney Charter Campbell L.P. and

Morgan Stanley Smith Barney Charter WNT L.P.)

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

The fair value of exchange-traded futures, forward and option contracts is determined by the various exchanges, and reflects the settlement price for each contract as of the close of business on the last business day of the reporting period. The fair value of foreign currency forward contracts is extrapolated on a forward basis from the spot prices quoted as of approximately 3:00 P.M. (E.T.) on the last business day of the reporting period from various exchanges. The fair value of non-exchange-traded foreign currency option contracts is calculated by applying an industry standard model application for options valuation of foreign currency options, using as input the spot prices, interest rates and option implied volatilities quoted as of approximately 3:00 P.M. (E.T.) on the last business day of the reporting period. U.S. Treasury bills are valued at the last available bid price received from independent pricing services as of the close of the last business day of the reporting period.

Charter Aspect considers, and Charter Campbell and Charter WNT considered, prices for exchange-traded commodity futures, forward, swap and option contracts to be based on unadjusted quoted prices in active markets for identical assets and liabilities (Level 1). The values of U.S. Treasury bills, non-exchange-traded forward, swap and certain option contracts for which market quotations are not readily available are priced by broker quotes or pricing services that derive fair values for those assets and liabilities from observable inputs (Level 2). As of and for the years ended December 31, 2016 (termination of operations for Charter Campbell and Charter WNT) and 2015, the Partnerships did not hold any derivative instruments that were priced at fair value using unobservable inputs through the application of the General Partner’s assumptions and internal valuation pricing models (Level 3). Transfers between levels are recognized at the end of the reporting period. During the years ended December 31, 2016 (termination of operations for Charter Campbell and Charter WNT) and 2015, there were no transfers of assets or liabilities between Level 1 and Level 2.

Morgan Stanley Smith Barney Charter Series

Notes to Financial Statements (liquidation basis for

Morgan Stanley Smith Barney Charter Campbell L.P. and

Morgan Stanley Smith Barney Charter WNT L.P.)

  Charter Aspect

December 31, 2016	Total	Level 1	Level 2	Level 3
Assets
Futures	$753,644	$753,644	$-	$-
Forwards	630,512	82,024	548,488	-

Total assets	$1,384,156	$835,668	$548,488	$-

Liabilities
Futures	$384,998	$384,998	$-	$-
Forwards	732,859	291,675	441,184	-

Total liabilities	$1,117,857	$676,673	$441,184	$-

December 31, 2015	Total	Level 1	Level 2	Level 3
Assets
U.S. Treasury bills	$24,995,953	$-	$24,995,953	$-
Futures	724,794	724,794	-	-
Forwards	692,968	91,854	601,114	-

Total assets	$26,413,715	$816,648	$25,597,067	$-

Liabilities
Futures	$966,476	$966,476	$-	$-
Forwards	665,290	306,677	358,613	-

Total liabilities	$1,631,766	$1,273,153	$358,613	$-

  Charter Campbell (Partnership in Liquidation)

December 31, 2016	Total	Level 1	Level 2	Level 3
Assets
Forwards	$427,273	$28,095	$399,178	$-

Total assets	$427,273	$28,095	$399,178	$-

Liabilities
Forwards	$367,542	$152,671	$214,871	$-

Total liabilities	$367,542	$152,671	$214,871	$-

December 31, 2015	Total	Level 1	Level 2	Level 3
Assets
U.S. Treasury bills	$15,498,983	$-	$15,498,983	$-
Futures	269,891	269,891	-	-
Forwards	1,264,408	26,107	1,238,301	-

Total assets	$17,033,282	$295,998	$16,737,284	$-

Liabilities
Futures	$460,830	$460,830	$-	$-
Forwards	1,322,225	135,773	1,186,452	-

Total liabilities	$1,783,055	$596,603	$1,186,452	$-

Morgan Stanley Smith Barney Charter Series

Notes to Financial Statements (liquidation basis for

Morgan Stanley Smith Barney Charter Campbell L.P. and

Morgan Stanley Smith Barney Charter WNT L.P.)

  Charter WNT (Partnership in Liquidation)

December 31, 2016	Total	Level 1	Level 2	Level 3
Assets
Forwards	$279,345	$89,654	$189,691	$-

Total assets	$279,345	$89,654	$189,691	$-

Liabilities
Forwards	$342,592	$166,960	$175,632	$-

Total liabilities	$342,592	$166,960	$175,632	$-

December 31, 2015	Total	Level 1	Level 2	Level 3
Assets
U.S. Treasury bills	$16,998,561	$-	$16,998,561	$-
Futures	817,717	817,717	-	-
Forwards	239,883	87,839	152,044	-

Total assets	$18,056,161	$905,556	$17,150,605	$-

Liabilities
Futures	$580,290	$580,290	$-	$-
Forwards	237,051	32,341	204,710	-

Total liabilities	$817,341	$612,631	$204,710	$-

Morgan Stanley Smith Barney Charter Series

Notes to Financial Statements (liquidation basis for

Morgan Stanley Smith Barney Charter Campbell L.P. and

Morgan Stanley Smith Barney Charter WNT L.P.)

7.	Financial Highlights:

Financial highlights for the limited partner class as a whole for the years ended December 31, 2016 (termination of operations for Charter Campbell and Charter WNT), 2015 and 2014 were as follows:

  Charter Aspect

	2016	2015	2014
Per Unit Performance (for a unit outstanding throughout the year):*
Net realized and unrealized gains (losses)	$(1.33)	$2.69	$5.83
Net investment loss	(1.33)	(1.29)	(1.01)

Increase (decrease) for the year	(2.66)	1.40	4.82
Net asset value per Unit, beginning of year	22.49	21.09	16.27

Net asset value per Unit, end of year	$19.83	$22.49	$21.09

Ratios to Average Limited Partners’ Capital:
Net investment loss**	(6.2)%	(6.0)%	(6.2)%

Operating expenses before incentive fees	5.6%	5.5%	6.2%
Incentive fees	0.8%	0.5%	-%

Operating expenses after incentive fees	6.4%	6.0%	6.2%

Total return:
Total return before incentive fees	(11.0)%	7.1%	29.6%
Incentive fees	(0.8)%	(0.5)%	-%

Total return after incentive fees	(11.8)%	6.6%	29.6%

*

Net investment loss per Unit is calculated by dividing the expenses net of interest income by the average number of Units outstanding during the year. The net realized and unrealized gains (losses) per Unit is a balancing amount necessary to reconcile the change in net asset value per Unit with the other per unit information.

**	Interest income less total expenses.

The above ratios and total return may vary for individual investors based on the timing of capital transactions during the year. Additionally, these ratios are calculated for the limited partner class using the limited partners’ share of income, expenses and average partners’ capital.

Morgan Stanley Smith Barney Charter Series

Notes to Financial Statements (liquidation basis for

Morgan Stanley Smith Barney Charter Campbell L.P. and

Morgan Stanley Smith Barney Charter WNT L.P.)

Charter Campbell (Partnership in Liquidation)

	2016	2015	2014
Per Unit Performance (for a unit outstanding throughout the year):*
Net realized and unrealized gains (losses)	$(0.86)	$0.07	$2.85
Net investment loss	(0.62)	(0.71)	(0.67)

Increase (decrease) for the year	(1.48)	(0.64)	2.18
Net asset value per Unit, beginning of year	12.08	12.72	10.54

Net asset value per Unit, end of year	10.60 ***	12.08	12.72
Liquidation redemption per Unit at December 31, 2016	(10.60)	-	-

Ending net asset value per Unit	$-	$12.08	$12.72

Ratios to Average Limited Partners’ Capital:
Net investment loss**	(5.4)%	(5.6)%	(6.5)%

Operating expenses before incentive fees	5.6%	5.6%	6.6%
Incentive fees	-%	-%	-%

Operating expenses after incentive fees	5.6%	5.6%	6.6%

Total return:
Total return before incentive fees	(12.3)%	(5.0)%	20.7%
Incentive fees	-%	-%	-%

Total return after incentive fees	(12.3)%	(5.0)%	20.7%

*

Net investment loss per Unit is calculated by dividing the expenses net of interest income by the average number of Units outstanding during the year. The net realized and unrealized gains (losses) per Unit is a balancing amount necessary to reconcile the change in net asset value per Unit with the other per unit information.

**	Interest income less total expenses.
***	Calculated based on pre-liquidation net asset value per Unit.

The above ratios and total return may vary for individual investors based on the timing of capital transactions during the year. Additionally, these ratios are calculated for the limited partner class using the limited partners’ share of income, expenses and average partners’ capital.

Morgan Stanley Smith Barney Charter Series

Notes to Financial Statements (liquidation basis for

Morgan Stanley Smith Barney Charter Campbell L.P. and

Morgan Stanley Smith Barney Charter WNT L.P.)

Charter WNT (Partnership in Liquidation)

	2016	2015	2014
Per Unit Performance (for a unit outstanding throughout the year):*
Net realized and unrealized gains (losses)	$0.49	$0.71	$3.42
Net investment loss	(0.76)	(1.05)	(1.10)

Increase (decrease) for the year	(0.27)	(0.34)	2.32
Net asset value per Unit, beginning of year	14.20	14.54	12.22

Net asset value per Unit, end of year	13.93 ***	14.20	14.54
Liquidation redemption per Unit at December 31, 2016	(13.93)	-	-

Ending net asset value per Unit	$-	$14.20	$14.54

Ratios to Average Limited Partners’ Capital:
Net investment loss**	(5.3)%	(7.2)%	(8.7)%

Operating expenses before incentive fees	5.5%	5.5%	6.2%
Incentive fees	-%	1.7%	2.5%

Operating expenses after incentive fees	5.5%	7.2%	8.7%

Total return:
Total return before incentive fees	(1.9)%	(0.6)%	21.6%
Incentive fees	-%	(1.7)%	(2.6)%

Total return after incentive fees	(1.9)%	(2.3)%	19.0%

*

Net investment loss per Unit is calculated by dividing the expenses net of interest income by the average number of Units outstanding during the year. The net realized and unrealized gains (losses) per Unit is a balancing amount necessary to reconcile the change in net asset value per Unit with the other per unit information.

**	Interest income less total expenses.
***	Calculated based on pre-liquidation net asset value per Unit.

The above ratios and total return may vary for individual investors based on the timing of capital transactions during the year. Additionally, these ratios are calculated for the limited partner class using the limited partners’ share of income, expenses and average partners’ capital.

8.	Subsequent Events:

As of January 1, 2017, Ceres and Morgan Stanley Wealth Management became wholly-owned subsidiaries of Morgan Stanley Domestic Holdings, Inc. (“MSD Holdings”). Prior to January 1, 2017, Ceres and Morgan Stanley Wealth Management were wholly-owned subsidiaries of MSSBH. MSD Holdings is ultimately owned by Morgan Stanley.

Ceres has evaluated the subsequent events through the date the financial statements are issued and has determined that there were no additional subsequent events requiring adjustment to or disclosure in each respective Partnership’s financial statements.