Form 10-K, Exhibit 13
period 2017-12-31
MORGAN STANLEY SMITH BARNEY CHARTER ASPECT L.P.
filed 2018-03-28
CIK 914747

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

Financial Reporting

Ceres Managed Futures LLC (“Ceres”) is the general partner of Morgan Stanley Smith Barney Charter Aspect L.P. (the “Partnership”) and is responsible for the management of the Partnership.

Management of the Partnership, Ceres (“Management”), is responsible for establishing and maintaining adequate internal control over financial reporting as defined in Rules 13a–15(f) and 15d–15(f) under the Securities Exchange Act of 1934, as amended, and for the assessment of internal control over financial reporting. The Partnership’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with accounting principles generally accepted in the United States of America. The Partnership’s internal control over financial reporting includes those policies and procedures that:

(i)	pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Partnership;

(ii)

provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with accounting principles generally accepted in the United States of America, and that receipts and expenditures of the Partnership are being made only in accordance with authorizations of Management and the directors of Ceres; and

(iii)

provide reasonable assurance regarding prevention or timely detection and correction of unauthorized acquisition, use or disposition of the Partnership’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Management has assessed the effectiveness of the Partnership’s internal control over financial reporting as of December 31, 2017. In making this assessment, Management used the criteria set forth in the Internal Control-Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission. Based on its assessment, Management concluded that the Partnership maintained effective internal control over financial reporting as of December 31, 2017, based on the criteria referred to above.

Patrick T. Egan	Steven Ross
President and Director Ceres Managed Futures LLC General Partner, Morgan Stanley Smith Barney Charter Aspect L.P.	Chief Financial Officer and Director Ceres Managed Futures LLC General Partner, Morgan Stanley Smith Barney Charter Aspect L.P.

Report of Independent Registered Public Accounting Firm

To the Partners of Morgan Stanley Smith Barney Charter Aspect L.P.,

Opinion on the Financial Statements

We have audited the accompanying statement of financial condition of Morgan Stanley Smith Barney Charter Aspect L.P. (the “Partnership”), including the condensed schedule of investments, as of December 31, 2017, and the related statements of income and expenses and changes in partners’ capital for the year ended December 31, 2017, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Partnership at December 31, 2017, and the results of its operations and changes in its partners’ capital for the year ended December 31, 2017, in conformity with U.S. generally accepted accounting principles.

The statement of financial condition, including the condensed schedule of investments, as of December 31, 2016, and the related statements of income and expenses and changes in partners’ capital for the years ended December 31, 2016 and 2015 were audited by another independent registered public accounting firm whose report, dated March 24, 2017, expressed an unqualified opinion on those statements.

Basis for Opinion

These financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on the Partnership’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Partnership in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Partnership is not required to have, nor were we engaged to perform, an audit of the Partnership’s internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Partnership’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 2017, by correspondence with the custodian and brokers or by other appropriate auditing procedures where replies from brokers and others were not received. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Ernst & Young LLP

We have served as the auditor of the Partnership since 2017.

Boston, MA

March 22, 2018

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners of Morgan Stanley Smith Barney Charter Aspect L.P.:

We have audited the accompanying statements of financial condition of Morgan Stanley Smith Barney Charter Aspect L.P. (the “Fund”), including the condensed schedules of investments, as of December 31, 2016 and 2015, and the related statements of income and expenses and changes in partners’ capital for the years then ended. These financial statements are the responsibility of the Fund’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Fund is not required to have, nor were we engaged to perform, an audit of their internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Morgan Stanley Smith Barney Aspect L.P. as of December 31, 2016 and 2015, and the results of its operations and changes in its partners’ capital for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

New York, New York

March 24, 2017

Morgan Stanley Smith Barney Charter Aspect L.P.

Statements of Financial Condition

December 31, 2017 and 2016

	December 31, 2017	December 31, 2016
Assets:
Equity in trading account:
Unrestricted cash (Note 2e)	$14,092,238	$22,501,448
Restricted cash (Note 2e)	7,352,467	4,805,814
Net unrealized appreciation on open futures contracts	241,902	368,646
Net unrealized appreciation on open forward contracts	32,559	-

Total equity in trading account	21,719,166	27,675,908

Cash at bank (Note 1)	437	218
Interest receivable (Note 2h)	16,727	5,880

Total assets	$21,736,330	$27,682,006

Liabilities and Partners’ Capital:
Liabilities:
Net unrealized depreciation on open forward contracts	$-	$102,347
Accrued expenses:
General Partner fees (Note 2i)	36,098	46,032
Ongoing placement agent fees (Note 2j)	36,098	46,032
Management fees (Note 3)	27,072	34,523
Redemptions payable to General Partner (Note 2m)	50,000	-
Redemptions payable to Limited Partners (Note 2m)	223,837	675,687

Total liabilities	373,105	904,621

Partners’ Capital:
General Partner, 12,400.588 and 16,037.758 Units outstanding at December 31, 2017 and 2016, respectively	240,918	318,009
Limited Partners, 1,087,185.446 and 1,334,363.816 Units outstanding at December 31, 2017 and 2016, respectively	21,122,307	26,459,376

Total partners’ capital (net asset value)	21,363,225	26,777,385

Total liabilities and partners’ capital	$21,736,330	$27,682,006

Net asset value per Unit	$19.43	$19.83

See accompanying notes to financial statements.

Morgan Stanley Smith Barney Charter Aspect L.P.

Condensed Schedule of Investments

December 31, 2017

	Notional ($)/ Number of Contracts	Fair Value	% of Partners’ Capital
Futures Contracts Purchased
Commodity	201	$534,359	2.50%
Equity	316	145,298	0.68
Currencies	1	1,556	0.01
Interest Rates	665	(477,937)	(2.24)

Total futures contracts purchased		203,276	0.95

Futures Contracts Sold
Commodity	435	(63,611)	(0.30)
Equity	44	(335)	(0.00) *
Currencies	4	(5,709)	(0.03)
Interest Rates	686	108,281	0.51

Total futures contracts sold		38,626	0.18

Net unrealized appreciation on open futures contracts		$241,902	1.13%

Unrealized Appreciation on Open Forward Contracts
Commodity	45	$272,253	1.27%
Currencies	$50,984,490	621,423	2.91

Total unrealized appreciation on open forward contracts		893,676	4.18

Unrealized Depreciation on Open Forward Contracts
Commodity	25	(126,051)	(0.59)
Currencies	$54,842,189	(735,066)	(3.44)

Total unrealized depreciation on open forward contracts		(861,117)	(4.03)

Net unrealized appreciation on open forward contracts		$32,559	0.15%

* Due to rounding.

See accompanying notes to financial statements.

Morgan Stanley Smith Barney Charter Aspect L.P.

Condensed Schedule of Investments

December 31, 2016

	Notional ($)/ Number of Contracts	Fair Value	% of Partners’ Capital
Futures Contracts Purchased
Commodity	185	$(53,038)	(0.19)%
Equity	268	159,077	0.59
Currencies	1	(2,355)	(0.01)
Interest Rates	128	75,036	0.28

Total futures contracts purchased		178,720	0.67

Futures Contracts Sold
Commodity	212	142,684	0.53
Equity	108	2,882	0.01
Currencies	7	2,538	0.01
Interest Rates	854	41,822	0.16

Total futures contracts sold		189,926	0.71

Net unrealized appreciation on open futures contracts		$368,646	1.38%

Unrealized Appreciation on Open Forward Contracts
Commodity	22	$82,024	0.31%
Currencies	$38,038,272	548,488	2.04

Total unrealized appreciation on open forward contracts		630,512	2.35

Unrealized Depreciation on Open Forward Contracts
Commodity	52	(291,675)	(1.09)
Currencies	$28,905,550	(441,184)	(1.65)

Total unrealized depreciation on open forward contracts		(732,859)	(2.74)

Net unrealized depreciation on open forward contracts		$(102,347)	(0.39)%

See accompanying notes to financial statements.

Morgan Stanley Smith Barney Charter Aspect L.P.

Statements of Income and Expenses

For the Years Ended December 31, 2017, 2016 and 2015

	2017	2016	2015
Investment Income:
Interest income	$151,828	$57,904	$714

Expenses:
General Partner fees (Note 2i)	468,255	654,571	741,571
Ongoing placement agent fees (Note 2j)	468,255	654,571	741,571
Management fees (Note 3)	351,192	490,930	556,177
Incentive fees (Note 3)	-	270,903	165,249

Total expenses	1,287,702	2,070,975	2,204,568

Net investment loss	(1,135,874)	(2,013,071)	(2,203,854)

Trading Results:
Net gains (losses) on trading of commodity interests:
Net realized gains (losses) on closed contracts	461,669	(2,398,851)	8,429,385
Net change in unrealized gains (losses) on open contracts	12,414	481,829	(3,865,232)

Total trading results	474,083	(1,917,022)	4,564,153

Net income (loss)	$(661,791)	$(3,930,093)	$2,360,299

Net income (loss) per Unit (Note 7)*	$(0.40)	$(2.66)	$1.40

Weighted average number of Units outstanding	1,229,709.102	1,508,262.805	1,716,767.547

*     Represents the change in net asset value per Unit during the year.

See accompanying notes to financial statements.

Morgan Stanley Smith Barney Charter Aspect L.P.

Statements of Changes in Partners’ Capital

For the Years Ended December 31, 2017, 2016 and 2015

	Units of Partnership Interest	Limited Partners	General Partner	Total

Partners’ Capital, December 31, 2014	1,802,923.147	$37,608,412	$415,765	$38,024,177
Redemptions - General Partner	(1,130.710)	-	(25,000)	(25,000)
Redemptions - Limited Partners	(197,692.135)	(4,284,200)	-	(4,284,200)
Net income (loss)	-	2,333,145	27,154	2,360,299

Partners’ Capital, December 31, 2015	1,604,100.302	35,657,357	417,919	36,075,276
Redemptions - General Partner	(2,545.118)	-	(55,229)	(55,229)
Redemptions - Limited Partners	(251,153.610)	(5,312,569)	-	(5,312,569)
Net income (loss)	-	(3,885,412)	(44,681)	(3,930,093)

Partners’ Capital, December 31, 2016	1,350,401.574	26,459,376	318,009	26,777,385
Redemptions - General Partner	(3,637.170)	-	(70,000)	(70,000)
Redemptions - Limited Partners	(247,178.370)	(4,682,369)	-	(4,682,369)
Net income (loss)	-	(654,700)	(7,091)	(661,791)

Partners’ Capital, December 31, 2017	1,099,586.034	$21,122,307	$240,918	$21,363,225

See accompanying notes to financial statements.

Morgan Stanley Smith Barney Charter Aspect L.P.

Notes to Financial Statements

1.	Organization:

Morgan Stanley Smith Barney Charter Aspect L.P. (the “Partnership”) is a Delaware limited partnership organized in 1993 to engage primarily in the speculative trading of futures contracts, options on futures and forward contracts, forward contracts on physical commodities and other commodity interests, including, but not limited to, foreign currencies, financial instruments, metals, energy, and agricultural products (collectively, “Futures Interests”) (refer to Note 4, “Financial Instruments”). The General Partner (as defined below) may also determine to invest up to all of the Partnership’s assets in United States (“U.S.”) Treasury bills and/or money market mutual funds, including money market mutual funds managed by Morgan Stanley or its affiliates. The Partnership was one of the Morgan Stanley Charter series of funds, comprised of the Partnership and prior to their terminations on December 31, 2016, Morgan Stanley Smith Barney Charter WNT L.P. and Morgan Stanley Smith Barney Charter Campbell L.P.

Ceres Managed Futures LLC, a Delaware limited liability company, acts as the general partner (“Ceres” or the “General Partner”) and commodity pool operator of the Partnership. As of January 1, 2017, Ceres became a wholly-owned subsidiary of Morgan Stanley Domestic Holdings, Inc. (“MSD Holdings”). MSD Holdings is ultimately owned by Morgan Stanley. Morgan Stanley is a publicly held company whose shares are listed on the New York Stock Exchange. Morgan Stanley is engaged in various financial services and other businesses. Prior to January 1, 2017, Ceres was a wholly-owned subsidiary of Morgan Stanley Smith Barney Holdings LLC. Morgan Stanley Smith Barney LLC is doing business as Morgan Stanley Wealth Management (“Morgan Stanley Wealth Management”). Morgan Stanley Wealth Management is a principal subsidiary of MSD Holdings.

During the periods covered by this report, the Partnership’s commodity broker was Morgan Stanley & Co. LLC (“MS&Co.”), a registered futures commission merchant. MS&Co. also acted as the counterparty on all trading of foreign currency forward contracts. MS&Co. is a wholly-owned subsidiary of Morgan Stanley. The Partnership also deposits a portion of its cash in a non-trading bank account at JPMorgan Chase Bank, N.A.

Ceres is required to maintain a 1% minimum interest in the equity of the Partnership.

In July 2015, the General Partner delegated certain administrative functions to SS&C Technologies, Inc., a Delaware corporation, currently doing business as SS&C GlobeOp (the “Administrator”). Pursuant to a master services agreement, the Administrator furnishes certain administrative, accounting, regulatory reporting, tax and other services as agreed from time to time. In addition, the Administrator maintains certain books and records of the Partnership. The General Partner pays or reimburses the Partnership, from the General Partner fee it receives, the ordinary administrative expenses of the Partnership. This includes the expenses related to the engagement of the Administrator.

2.	Basis of Presentation and Summary of Significant Accounting Policies:

a.

Use of Estimates. The preparation of financial statements and accompanying notes in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires the General Partner to make estimates and assumptions that affect the reported amounts of assets and liabilities, income and expenses, and related disclosures of contingent assets and liabilities in the financial statements and accompanying notes. As a result, actual results could differ from these estimates, and those differences could be material.

b.

Profit Allocation. The General Partner and each limited partner of the Partnership share in the profits and losses of the Partnership in proportion to the amount of Partnership interest owned by each except that no limited partner is liable for obligations of the Partnership in excess of its capital contributions and profits, if any, net of distributions, redemptions and losses, if any.

Morgan Stanley Smith Barney Charter Aspect L.P.

Notes to Financial Statements

c.

Statement of Cash Flows. The Partnership has not provided a Statement of Cash Flows, as permitted by Accounting Standards Codification (“ASC”) 230, “Statement of Cash Flows.” The Statements of Changes in Partners’ Capital is included herein, and as of and for the years ended December 31, 2017, 2016 and 2015, the Partnership carried no debt and all the Partnership’s investments were carried at fair value and classified as Level 1 or Level 2 measurements.

d.

Partnership’s Investments. All Futures Interests of the Partnership, including derivative financial instruments and derivative commodity instruments, are held for trading purposes. The Futures Interests are recorded on trade date and open contracts are recorded at fair value (as described in Note 6, “Fair Value Measurements”) at the measurement date. Investments in Futures Interests denominated in foreign currencies are translated into U.S. dollars at the exchange rates prevailing at the measurement date. Gains or losses are realized when contracts are liquidated and are determined using the first-in, first-out method. Unrealized gains or losses on open contracts are included as a component of equity in trading account in the Statements of Financial Condition. Net realized gains or losses and net change in unrealized gains or losses are included in the Statements of Income and Expenses. The Partnership does not isolate the portion of the results of operations arising from the effect of changes in foreign exchange rates on investments due to fluctuations from changes in market prices of investments held. Such fluctuations are included in total trading results in the Statements of Income and Expenses.

e.

Restricted and Unrestricted Cash. The cash held by the Partnership that is available for Futures Interests trading is on deposit in a commodity brokerage account with MS&Co. As reflected in the Statements of Financial Condition, through December 31, 2015, restricted cash equaled the cash portion of assets on deposit to meet margin requirements plus the cash required to offset unrealized losses on foreign currency forward and option contracts and offset unrealized losses only on the offsetting London Metal Exchange positions. Starting January 1, 2016, restricted cash is equal to the cash portion of assets on deposit to meet margin requirements, as determined by the exchange or counterparty, and required by MS&Co. All of these amounts are maintained separately. At December 31, 2017 and 2016, the amount of cash held for margin requirements was $7,352,467 and $4,805,814, respectively. Cash that is not classified as restricted cash is therefore classified as unrestricted cash. Restricted and unrestricted cash includes cash denominated in foreign currencies of $363,412 (cost of $360,411) and $(331,114) (proceeds of $329,863) as of December 31, 2017 and 2016, respectively.

f.

Foreign Currency Transactions and Translations. The Partnership’s functional currency is the U.S. dollar; however, the Partnership may transact business in currencies other than the U.S. dollar. Assets and liabilities denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rate in effect at the date of the Statements of Financial Condition. Income and expense items denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rate in effect during the period.

g.

Income Taxes. Income taxes have not been recorded as each partner is individually liable for the taxes, if any, on its share of the Partnership’s income and expenses. The Partnership follows the guidance of ASC 740, “Income Taxes,” which prescribes a recognition threshold and measurement attribute for financial statement recognition and measurement of tax positions taken or expected to be taken in the course of preparing the Partnership’s tax returns to determine whether the tax positions are “more-likely-than-not” of being sustained “when challenged” or “when examined” by the applicable tax authority. Tax positions determined not to meet the more-likely-than-not threshold would be recorded as a tax benefit or liability in the Statements of Financial Condition for the current year. If a tax position does not meet the minimum statutory threshold to avoid the incurring of penalties, an expense for the amount of the statutory penalty and interest, if applicable, shall be recognized in the Statements of Income and Expenses in the years in which the position is claimed or expected to be claimed. The General Partner has concluded that there are no significant uncertain tax positions that would require recognition in the financial statements. The Partnership files U.S. federal and various state and local tax returns. No income tax returns are currently under examination. The 2014 through 2017 tax years remain subject to examination by U.S. federal and most state tax authorities.

Morgan Stanley Smith Barney Charter Aspect L.P.

Notes to Financial Statements

h.

Revenue Recognition. For excess cash which is not invested by the General Partner in U.S. Treasury bills and/or other permitted investments, monthly, MS&Co. pays the Partnership interest income on 100% of its average daily equity maintained in cash in the Partnership’s account during each month at a rate equal to 80% of the monthly average of the 4-week U.S. Treasury bill discount rate. MS&Co. and Ceres retain any interest earned on such uninvested cash in excess of the interest paid to the Partnership. For purposes of such interest payments, net assets do not include monies due to the Partnership on Futures Interests that have not been received.

i.

General Partner Fees. The Partnership accrues a General Partner administrative fee (the “General Partner fee”) payable to the General Partner equal to an annual rate of 1/12th of 2% (2% annual rate) of the Partnership’s net assets as of the first day of each month.

The General Partner pays or reimburses the Partnership for all fees and costs charged or incurred by MS&Co., the General Partner and/or their affiliates or any other entity acting as a commodity broker for the Partnership.

j.

Ongoing Placement Agent Fees. The Partnership accrues an ongoing placement agent fee payable to Morgan Stanley Wealth Management equal to 1/12th of 2% (2% annual rate) of the Partnership’s net assets as of the first day of each month.

k.

Equity in Trading Account. The Partnership’s asset “Equity in trading account” reflected in the Statements of Financial Condition consists of cash on deposit with MS&Co., a portion of which is to be used as margin for trading, and net unrealized appreciation on open futures contracts and open forward contracts, which are calculated as the difference between the original contract value and fair value.

The Partnership, in its normal course of business, enters into various contracts with MS&Co. acting as its commodity broker. Pursuant to brokerage agreement with MS&Co., to the extent that such trading results in unrealized gains or losses, these amounts are offset for the Partnership and are reported on a net basis in the Statements of Financial Condition.

The Partnership has offset its unrealized gains or losses executed with the same counterparty as allowable under the terms of its master netting agreement with MS&Co., the counterparty on such contracts. The Partnership has consistently applied its right to offset.

l.

Investment Company Status. Effective January 1, 2014, the Partnership adopted Accounting Standards Update 2013-08, “Financial Services—Investment Companies (Topic 946): Amendments to the Scope, Measurement and Disclosure Requirements” and based on the General Partner’s assessment, the Partnership has been deemed to be an investment company since inception. Accordingly, the Partnership follows the investment company accounting and reporting guidance of Topic 946 and reflects its investments at fair value with unrealized gains and losses resulting from changes in fair value reflected in the Statements of Income and Expenses.

m.

Redemptions. Limited partners may redeem some or all of their Units at 100% of the net asset value per Unit. The request for redemptions must be delivered to a limited partner’s local Morgan Stanley Branch Office in time for it to be forwarded and received by Ceres no later than 3:00 P.M., New York City time, on the last day of the month in which the redemption is to be effective.

Morgan Stanley Smith Barney Charter Aspect L.P.

Notes to Financial Statements

n.

Distributions. Distributions, other than redemptions of Units, are made on a pro-rata basis at the sole discretion of Ceres. No distributions have been made to date. Ceres does not intend to make any distributions of the Partnership’s profits.

o.	Dissolution of the Partnership. The Partnership will terminate on December 31, 2025, or at an earlier date if certain conditions occur as defined in the Partnership’s Limited Partnership Agreement.

p.

Net Income (Loss) Per Unit. Net income (loss) per unit of limited partnership interest (“Unit(s)”) is calculated in accordance with ASC 946, “Financial Services-Investment Companies.” See Note 7, “Financial Highlights.”

3.	Trading Advisor:

Ceres, on behalf of the Partnership, has retained Aspect Capital Limited (“Aspect” or the “Trading Advisor”), which is registered with the Commodity Futures Trading Commission, to make all trading decisions for the Partnership.

Compensation to the Trading Advisor by the Partnership consists of a management fee and an incentive fee as follows:

Management Fee. The Partnership pays the Trading Advisor a flat-rate monthly fee equal to 1/12th of 1.5% (1.5% annual rate) of the Partnership’s net assets under management by the Trading Advisor as of the first day of each month.

Incentive Fee. The Partnership pays the Trading Advisor an incentive fee equal to 20% of trading profits paid on a monthly basis.

Trading profits represent the amount by which profits from trading in Futures Interests exceed losses after ongoing placement agent fees, management fees and General Partner fees, as applicable, are deducted. When the Trading Advisor experiences losses with respect to net assets as of the end of a calendar month, the Trading Advisor must recover such losses before the Trading Advisor is eligible for an incentive fee in the future. Cumulative trading losses are adjusted on a pro-rated basis for the amount of each month’s redemptions.

Morgan Stanley Smith Barney Charter Aspect L.P.

Notes to Financial Statements

4.	Financial Instruments:

The Partnership trades Futures Interests. Futures and forwards represent contracts for delayed delivery of an instrument at a specified date and price.

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

The General Partner estimates that at any given time approximately 36.9% to 60.5% of the Partnership’s contracts are traded over-the-counter.

In general, the risks associated with non-exchange-traded contracts are greater than those associated with exchange-traded contracts because of the greater risk of default by the counterparty to a non-exchange-traded contract. The Partnership has credit risk associated with counterparty nonperformance. As of the date of the financial statements, the credit risk associated with the instruments in which the Partnership trades is limited to the unrealized gain amounts reflected in the Statements of Financial Condition.

The Partnership also has credit risk because MS&Co. acts as the commodity futures broker, or the counterparty, with respect to most of the Partnership’s assets. Exchange-traded futures and exchange-traded forward contracts are fair valued on a daily basis, with variations in value settled on a daily basis. With respect to the Partnership’s non-exchange-traded forward currency contracts, there are no daily settlements of variation in value, nor is there any requirement that an amount equal to the net unrealized gains (losses) on such contracts be segregated. However, the Partnership is required to meet margin requirements with the counterparty, which is accomplished by daily maintenance of the cash balance in custody accounts and U.S. Treasury bills held at MS&Co., for the benefit of MS&Co. With respect to those non-exchange-traded forward currency contracts, the Partnership is at risk to the ability of MS&Co., the sole counterparty on all such contracts, to perform. The Partnership has a netting agreement with MS&Co. The primary terms are based on industry standard master netting agreements. These agreements, which seek to reduce both the Partnership’s and MS&Co.’s exposure on non-exchange-traded forward currency contracts, including options on such contracts, should materially decrease the Partnership’s credit risk in the event of MS&Co.’s bankruptcy or insolvency.

The General Partner monitors and attempts to mitigate the Partnership’s risk exposure on a daily basis through financial, credit and risk management monitoring systems, and accordingly, believes that it has effective procedures for evaluating and limiting the credit and market risks to which the Partnership may be subject. These monitoring systems generally allow the General Partner to statistically analyze actual trading results with risk adjusted performance indicators and correlation statistics. In addition, online monitoring systems provide account analysis of futures, forward and option positions by sector, margin requirements, gain and loss transactions and collateral positions.

The Futures Interests traded, and the U.S. Treasury bills held by the Partnership involve varying degrees of related market risk. Market risk is often dependent upon changes in the level or volatility of interest rates, exchange rates, and prices of financial instruments and commodities, factors that result in frequent changes in the fair value of the Partnership’s open positions, and consequently, in its earnings, whether realized or unrealized, and cash flow. Gains and losses on open positions of exchange-traded futures and exchange-traded forward contracts are settled daily through variation margin. Gains and losses on non-exchange-traded forward currency contracts are settled upon termination of the contract.

In the ordinary course of business, the Partnership enters into contracts and agreements that contain various representations and warranties and which provide general indemnifications. The Partnership’s maximum exposure under these arrangements cannot be determined, as this could include future claims that have not yet been made against the Partnership. The Partnership considers the risk of any future obligation relating to these indemnifications to be remote.

Morgan Stanley Smith Barney Charter Aspect L.P.

Notes to Financial Statements

5.	Trading Activities:

The Partnership’s objective is to profit from speculative trading in Futures Interests. Therefore, the Trading Advisor will take speculative positions in Futures Interests where it feels the best profit opportunities exist for its trading strategy. As such, the average number of contracts outstanding in absolute quantities (the total of the open long and open short positions) has been presented as a part of the volume disclosure, as position direction is not an indicative factor in such volume disclosures.

All of the Futures Interests owned by the Partnership are held for trading purposes. The monthly average number of futures contracts traded during the years ended December 31, 2017 and 2016 were 1,617 and 1,607, respectively. The monthly average number of metals forward contracts traded during the years ended December 31, 2017 and 2016 were 121 and 207, respectively. The monthly average notional values of currency forward contracts traded during the years ended December 31, 2017 and 2016 were $116,969,535 and $103,224,681, respectively.

The following tables summarize the gross and net amounts recognized relating to assets and liabilities of the Partnership’s derivative instruments and transactions eligible for offset subject to master netting agreements or similar arrangements as of December 31, 2017 and 2016, respectively.

	Gross Amounts Recognized	Gross Amounts Offset in the Statements of Financial Condition	Amounts Presented in the Statements of Financial Condition
				Gross Amounts Not Offset in the
				Statements of Financial Condition
				Financial	Cash Collateral
December 31, 2017				Instruments	Received/Pledged*	Net Amount
Assets
Futures	$1,079,969	$(838,067)	$241,902	$-	$-	$241,902
Forwards	893,676	(861,117)	32,559	-	-	32,559

Total assets	$1,973,645	$(1,699,184)	$274,461	$-	$-	$274,461

Liabilities
Futures	$(838,067)	$838,067	$-	$-	$-	$-
Forwards	(861,117)	861,117	-	-	-	-

Total liabilities	$(1,699,184)	$1,699,184	$-	$-	$-	$-

Net fair value						$274,461	*

	Gross Amounts Recognized	Gross Amounts Offset in the Statements of Financial Condition	Amounts Presented in the Statements of Financial Condition
				Gross Amounts Not Offset in the
				Statements of Financial Condition
				Financial Instruments	Cash Collateral
December 31, 2016					Received/Pledged*	Net Amount
Assets
Futures	$753,644	$(384,998)	$368,646	$-	$-	$368,646
Forwards	630,512	(630,512)	-	-	-	-

Total assets	$1,384,156	$(1,015,510)	$368,646	$-	$-	$368,646

Liabilities
Futures	$(384,998)	$384,998	$-	$-	$-	$-
Forwards	(732,859)	630,512	(102,347)	-	-	(102,347)

Total liabilities	$(1,117,857)	$1,015,510	$(102,347)	$-	$-	$(102,347)

Net fair value						$266,299	*

*    In the event of default by the Partnership, MS&Co., the Partnership’s commodity futures broker and the sole counterparty to the Partnership’s non-exchange-traded contracts, as applicable, has the right to offset the Partnership’s obligation with the Partnership’s cash and/or U.S. Treasury bills held by MS&Co., thereby minimizing MS&Co.’s risk of loss. In certain instances, MS&Co. may not post collateral and as such, in the event of default by MS&Co., the Partnership is exposed to the amount shown in the Statements of Financial Condition. In the case of exchange-traded contracts, the Partnership’s exposure to counterparty risk may be reduced since the exchange’s clearinghouse interposes its credit between buyer and seller and the clearinghouse’s guarantee funds may be available in the event of a default.

Morgan Stanley Smith Barney Charter Aspect L.P.

Notes to Financial Statements

The following tables indicate the gross fair values of derivative instruments of futures and forward contracts as separate assets and liabilities as of December 31, 2017 and 2016, respectively.

	December 31, 2017
Assets
Futures Contracts
Commodity	$681,541
Equity	210,560
Currencies	1,556
Interest Rates	186,312

Total unrealized appreciation on open futures contracts	1,079,969

Liabilities
Futures Contracts
Commodity	(210,793)
Equity	(65,597)
Currencies	(5,709)
Interest Rates	(555,968)

Total unrealized depreciation on open futures contracts	(838,067)

Net unrealized appreciation on open futures contracts	$241,902	*

Assets
Forward Contracts
Commodity	$272,253
Currencies	621,423

Total unrealized appreciation on open forward contracts	893,676

Liabilities
Forward Contracts
Commodity	(126,051)
Currencies	(735,066)

Total unrealized depreciation on open forward contracts	(861,117)

Net unrealized appreciation on open forward contracts	$32,559	**

*	This amount is in “Net unrealized appreciation on open futures contracts” in the Statements of Financial Condition.

**	This amount is in “Net unrealized appreciation on open forward contracts” in the Statements of Financial Condition.

Morgan Stanley Smith Barney Charter Aspect L.P.

Notes to Financial Statements

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

The following table indicates the trading gains and losses, by market sector, on derivative instruments for the years ended December 31, 2017, 2016 and 2015, respectively.

Sector	2017		2016		2015
Commodity	$37,687		$(1,989,218)		$5,506,589
Equity	3,242,168		(90,552)		(261,308)
Currencies	(1,407,887)		(830,022)		(387,477)
Interest Rates	(1,397,885)		992,770		(293,651)

Total	$474,083	***	$(1,917,022)	***	$4,564,153	***

*** This amount is in “Total trading results” in the Statements of Income and Expenses.

Morgan Stanley Smith Barney Charter Aspect L.P.

Notes to Financial Statements

6.	Fair Value Measurements:

Fair value is defined as the value that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date under current market conditions. The fair value hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to fair values derived from unobservable inputs (Level 3). The level in the fair value hierarchy within which the fair value measurement in its entirety falls shall be determined based on the lowest level input that is significant to the fair value measurement in its entirety.

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

The Partnership considers prices for commodity futures, swap and option contracts to be based on unadjusted quoted prices in active markets for identical assets and liabilities (Level 1). The values of U.S. Treasury bills, non-exchange-traded forward, swap and certain option contracts for which market quotations are not readily available are priced by pricing services that derive fair values for those assets and liabilities from observable inputs (Level 2). As of and for the years ended December 31, 2017 and 2016, the Partnership did not hold any derivative instruments that were priced at fair value using unobservable inputs through the application of the General Partner’s assumptions and internal valuation pricing models (Level 3). Transfers between levels are recognized at the beginning of the reporting period.

December 31, 2017*	Total	Level 1	Level 2	Level 3
Assets
Futures	$1,079,969	$1,079,969	$-	$-
Forwards	893,676	-	893,676	-

Total assets	$1,973,645	$1,079,969	$893,676	$-

Liabilities
Futures	$838,067	$838,067	$-	$-
Forwards	861,117	-	861,117	-

Total liabilities	$1,699,184	$838,067	$861,117	$-

December 31, 2016	Total	Level 1	Level 2	Level 3
Assets
Futures	$753,644	$753,644	$-	$-
Forwards	630,512	82,024	548,488	-

Total assets	$1,384,156	$835,668	$548,488	$-

Liabilities
Futures	$384,998	$384,998	$-	$-
Forwards	732,859	291,675	441,184	-

Total liabilities	$1,117,857	$676,673	$441,184	$-

*

$82,024 of assets and $291,675 of liabilities were transferred from Level 1 to Level 2 during the year ended December 31, 2017. The General Partner believes that for London Metals Exchange contracts, the inputs are derived from an exchange and not actively quoted prices, which is more representative of a Level 2 security.

Morgan Stanley Smith Barney Charter Aspect L.P.

Notes to Financial Statements

7.	Financial Highlights:

Financial highlights for the limited partner class as a whole for the years ended December 31, 2017, 2016 and 2015 were as follows:

	2017	2016	2015

Per Unit Performance (for a unit outstanding throughout the year):*
Net realized and unrealized gains (losses)	$0.53	$(1.33)	$2.69
Net investment loss	(0.93)	(1.33)	(1.29)

Increase (decrease) for the year	(0.40)	(2.66)	1.40
Net asset value per Unit, beginning of year	19.83	22.49	21.09

Net asset value per Unit, end of year	$19.43	$19.83	$22.49

Ratios to Average Limited Partners’ Capital:
Net investment loss**	(4.9)%	(6.2)%	(6.0)%

Operating expenses	5.5%	5.6%	5.5%
Incentive fees	-%	0.8%	0.5%

Total expenses	5.5%	6.4%	6.0%

Total return:
Total return before incentive fees	(2.0)%	(11.0)%	7.1%
Incentive fees	-%	(0.8)%	(0.5)%

Total return after incentive fees	(2.0)%	(11.8)%	6.6%

*

Net investment loss per Unit is calculated by dividing the interest income less total expenses by the average number of Units outstanding during the year. The net realized and unrealized gains (losses) per Unit is a balancing amount necessary to reconcile the change in net asset value per Unit with the other per unit information.

**	Interest income less total expenses.

The above ratios and total return may vary for individual investors based on the timing of capital transactions during the year. Additionally, these ratios are calculated for the limited partner class using the limited partners’ share of income, expenses and average partners’ capital of the Partnership.

8.	Subsequent Events:

The General Partner evaluates events that occur after the balance sheet date but before and up until financial statements are available to be issued. The General Partner has assessed the subsequent events through the date the financial statements were issued and has determined that there were no subsequent events requiring adjustment to or disclosure in the financial statements.